Filed Pursuant to Rule 424(b)(4)

Registration No. 333-256691

PROSPECTUS

6,250,000 Shares

Common Stock

EzFill Holdings, Inc.

This is a firm commitment initial public offering of our common stock. No public market currently exists for our common stock. We are offering all of the shares of common stock offered by this prospectus.

Our common stock has been approved for listing on The Nasdaq Capital Market under the symbol “EZFL” and will begin trading on September 15, 2021.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012, and, as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus, and under similar headings in any amendments or supplements to this prospectus. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price	$4.00	$25,000,000
Underwriting discounts and commissions(1)	$0.30	$1,875,000
Proceeds to us, before expenses	$3.70	$23,125,000

(1)	Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to ThinkEquity LLC, the representative of the underwriters (the “Representative”). See “Underwriting” for a description of compensation payable to the underwriters.

We have granted a 45 day option to the Representative to purchase a maximum of 937,500 additional shares of common stock at the initial public offering price less underwriting discounts and commissions.

The underwriters expect to deliver the securities to purchasers in the offering on or about September 17, 2021.

ThinkEquity

The date of this prospectus is September 14, 2021

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We use our registered trademark, EzFill, in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

You should rely only on the information contained in this prospectus. We have not, and the underwriter has not, authorized anyone to provide you with any information other than that contained in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us to which we have referred you. We are offering to sell, and seeking offers to buy, the securities covered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not, and the underwriter is not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not, and the underwriter has not, taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby the distribution of this prospectus outside the United States.

We further note that the representations, warranties and covenants made by us in any agreement that is incorporated by reference or filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Information contained in, and that can be accessed through, our web site www. https://ezfillapp.com/ shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the shares offered hereunder.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” Forward-looking statements reflect our current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to raise capital to fund continuing operations; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize products and services; changes in government regulation; our ability to complete capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read the following summary together with the more detailed information regarding us and our common stock being sold in the offering, including the risks of investing in our common stock discussed under “Risk Factors,” beginning on page 6 and our historical and pro forma condensed combined financial statements and the related notes appearing elsewhere in this prospectus, before making an investment decision. For convenience, in this prospectus, unless the context suggests otherwise, the terms “we,” “our,” “our company,” “Company” and “us” and “EzFill” refer to EzFill Holdings Inc., a Delaware corporation on a consolidated basis with its wholly-owned subsidiary Neighborhood Fuel Holdings LLC a Nevada limited liability company, as applicable.

On September 14, 2021 at 5:30 pm Eastern Standard time we effected a 1:3.763243 reverse stock split of our common All share amounts in this prospectus have been retroactively adjusted to give effect to this reverse stock split except for the financial statements and notes thereto.

Overview

EzFill is a leading app-based mobile-fueling company in South Florida and the only company which provides fuel-delivery ‘on-demand’ or ‘in subscription’ to customers in three, high-volume verticals – CONSUMER, COMMERCIAL and SPECIALTY. We are capitalizing on the ever-increasing trend in ‘at home’ or ‘at work’ delivery of products to enable this convenience in the $500 B (according to market estimates) market segment of fueling services. We believe consumers and commerce’s pain points in the time, risk and costs of fueling at stations can be resolved by our on-demand and subscription-based fuel delivery services.

Our app-based interface provides customers the ability to select the time and location of their fueling needs, whether their service request is ‘on demand’ or structured within routine delivery schedules based on their fuel consumption patterns. We streamline our logistics and fuel purchasing with proprietary, backend software which manages customer accounts and mobilizes our fleet of 13 delivery trucks. The Company plans to acquire additional trucks to the extent supported by business growth and available resources. We are able to achieve volume discounted truckloads of fuel at depots, with subsequent delivery of this fuel to customers at home, work or business locations using our team of trained and certified drivers. We have a strong foothold in the South Florida market and are currently the dominant player in the area with a plan to continue growing strategically in major metros and metropolitan statistical areas (“MSAs”) across the continental US and beyond.

Our mission is to disrupt the gas station fueling model by providing consumers and businesses the convenience of gas fueling services brought directly to their locations. EzFill provides a safe, convenient and touch-free way for consumers to fuel their cars. For our commercial and specialty customers, at-site delivery of fuel during the down-times of their vehicles provides operators the benefit of beginning their daily operations with fully-fueled vehicles at cost-savings versus traditional fueling options.

For the year ended December 31, 2020, the Company had a net loss of $7,254,006. At December 31, 2020, the Company had an accumulated deficit of $7,956,000 and a working capital deficit of $2,536,743. For the six months ended June 30, 2021, the Company had a net loss of $3,356,090. At June 30, 2021, the Company had an accumulated deficit of $11,312,090 and a working capital deficit of $3,665,834. The Company anticipates that it will continue to incur losses in future periods until the Company is successful in significantly increasing its revenues, if ever, particularly in light of the adverse impact of the Covid-19 pandemic on its Company’s operations. We currently spend approximately $350,000-400,000 a month on our operations and we believe that with the additional capital expected from this offering, we will have enough capital to fund our operations for the foreseeable future.

Risks Associated With Our Business and This Offering

Our business is subject to numerous risks described in the section entitled “Risk Factors” and elsewhere in this prospectus. You should carefully consider these risks before making an investment. Some of these risks include, but are not limited to:

●	An occurrence of an uncontrolled event such as the covid-19 pandemic, is likely to negatively affect our operations.
●	Operating and litigation risks may not be covered by insurance.
●	Future climate change laws and regulations and the market response to these changes may negatively impact our operations.
●	High fuel prices can lead to customer conservation and attrition, resulting in reduced demand for our product.
●	Low fuel prices may also result in less demand for our product.
●	The concentration of sales in certain large customers could result in significantly lower future revenue
●	Changes in commodity market prices may have a negative effect on our liquidity.
●	The decline of the retail fuel market may impact our potential to get new customers.
●	Competition in the fuel delivery industry may negatively impact our operations.
●	Our auditors have issued a going concern opinion on our financial statements.

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●	Our current dependence on a single fuel supplier increases our risk to an interruption in fuel supply, impacting our operations.
●	Our profitability is impacted by fuel pricing and inventory risk.
●	Local governments may make and enforce laws and regulations that ban mobile fuel delivery.
●	The Company’s common stock is concentrated in a small number of shareholders.
●	Future sales of shares by existing stockholders could cause the stock price to decline.
●	We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect the results of operations and cause the stock price to decline.
●	Additional stock offerings in the future may dilute your percentage ownership of our company.

JOBS Act

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (or the “Securities Act”), for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

An emerging growth company may also take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	we may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;
●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act, which such fifth anniversary will occur in 2026. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.0 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations regarding executive compensation in this prospectus and, as long as we continue to qualify as an emerging growth company, we may elect to take advantage of this and other reduced burdens in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

We are also a “smaller reporting company,” as defined under SEC Regulation S-K. As such, we also are exempt from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and also are subject to less extensive disclosure requirements regarding executive compensation in our periodic reports and proxy statements. We will continue to be deemed a smaller reporting company until our public float exceeds $75 million on the last day of our second fiscal quarter in the preceding fiscal year

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THE OFFERING

Issuer	EzFill Holdings, Inc.

Common stock offered by us	6,250,000 shares

Over-allotment option	We have granted a 45-day option to the representative of the underwriters to purchase a maximum of 937,500 additional shares of common stock (15% of the shares of common stock sold in this offering).

Common stock to be outstanding immediately after this offering	25,000,000 shares or 25,937,500 shares if the underwriter exercises in full its option to purchase additional shares of common stock.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including working capital. See “Use of Proceeds” on page 12.

Underwriter Warrants	We have agreed to issue the Representative warrants to purchase up to the number of shares of our common stock equal to 5% of the aggregate number of shares sold in the offering (the “Representative Warrants”). The Representative Warrants are exercisable at a per share price equal to 125% of the public offering price per share, at any time, and from time to time, in whole or in part, during the four and one-half-year period commencing six months after the effective date of the registration statement.

Risk factors	This investment involves a high degree of risk. You should read the description of risks set forth under “Risk Factors” beginning on page 6 of this prospectus for a discussion of factors to consider before deciding to purchase our securities.

Lock-up	We, certain of our existing stockholders and our directors and executive officers have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 12 months commencing on the date of this prospectus in the case of our directors and executive officers and for a period of 180 days commencing on the date of this prospectus in case of such stockholders and us. See “Underwriting” beginning on page 48.

Market	The common stock has been approved for listing on The Nasdaq Capital Market under the symbol “EZFL” and will begin trading on September 15, 2021.

The number of shares of common stock shown above to be outstanding after this offering is based on 18,750,000 shares outstanding as of September 10, 2021 and excludes as of that date (all amounts after giving effect to our 1:3.763243 reverse stock split):

●	916,762 shares issuable to a licensor of technology upon the achievement of future milestones
●	stock options held by a licensor of technology to purchase 531,456 shares of common stock at a weighted average exercise price of $3.76 per share based on the achievement of future revenue levels
●	stock options outstanding to purchase 175,384 shares of common stock at a weighted average exercise price of $1.77 per share
●	warrants to purchase 106,291 shares of common stock at an exercise price of $5.00, 125% of the IPO price
●	1,668,773 shares reserved for future issuance under our 2020 Equity Incentive Plan
●	Underwriter warrants to purchase 312,500 shares of common stock at an exercise price of $5.00, 125% of the IPO price

Unless otherwise indicated, all information in this prospectus assumes no exercise by the underwriters of their option to purchase additional shares of common stock.

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SUMMARY FINANCIAL DATA

The following summary financial data for the year ended December 31, 2020 and the period from March 28, 2019 (inception) to December 31, 2019 and the balance sheet data as of December 31, 2020 and December 31, 2019 are derived from our audited financial statements included elsewhere in this prospectus. The summary financial data as of June 30, 2021 for the six months ended June 30, 2021 and 2020 have been derived from unaudited financial statements included elsewhere in this prospectus. You should read this data together with our financial statements and related notes included elsewhere in this prospectus and the information under the captions “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our historical results are not necessarily indicative of our future results.

Statements of Operations Data

	For the six months ended June 30, 2021	For the six months ended June 30, 2020	For the year ended December 31, 2020	For the period from March 28, 2019 through December 31, 2019
	(unaudited)	(unaudited)
Revenue	$3,372,417	$1,339,041	$3,586,244	$1,221,285
Loss before income taxes	$(3,356,090)	$(2,347,657)	$(7,254,006)	$(701,994)
Net loss	$(3,356,090)	$(2,347,657)	$(7,254,006)	$(701,994)
Net loss per share	$(0.05)	$(0.07)	$(0.19)	$(0.02)
Proforma net loss per share	$(0.11)	$(0.10)	$(0.18)	$(0.05)
Weighted average number of shares	66,407,688	34,154,198	38,108,425	29,803,362
Proforma weighted average number of shares	17,646,398	9,075,735	10,126,485	7,919,595
Adjusted EBITDA, non-GAAP	$(1,943,492)	$(920,116)	$(1,856,427)	$(416,271)

Pro forma per share data gives effect to the 1:3.763243 reverse stock split effected on September 14, 2021 at 5:30pm EDT. Pro forma net loss per share consists of net loss divided by the pro forma basic and diluted weighted average number of shares used in computing net loss per share.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure which we use in our financial performance analyses. This measure should not be considered a substitute for GAAP-basis measures nor should it be viewed as a substitute for operating results determined in accordance with GAAP. We believe that the presentation of Adjusted EBITDA, a non-GAAP financial measure that excludes the impact of net interest expense, taxes, depreciation, amortization and stock compensation expense, provides useful supplemental information that is essential to a proper understanding of our financial results. Non-GAAP measures are not formally defined by GAAP, and other entities may use calculation methods that differ from ours for the purposes of calculating Adjusted EBITDA. As a complement to GAAP financial measures, we believe that Adjusted EBITDA assists investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability.

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The following is a reconciliation of net loss to the non-GAAP financial measure referred to in this prospectus as Adjusted EBITDA for the years ended December 31, 2019 and 2020 and for the six months ended June 30, 2020 and 2021:

				For the period from
	For the six	For the six	For the	March 28, 2019
	months ended June 30, 2021	months ended June 30, 2020	year ended December 31, 2020	through December 31, 2019
	(unaudited)	(unaudited)
Net loss	$(3,356,090)	$(2,347,657)	$(7,254,006)	$(701,994)
Depreciation and amortization	351,874	196,936	451,533	165,230
Interest expense	234,211	59,219	321,338	63,292
Stock compensation	826,513	1,171,386	4,624,708	57,201
Adjusted EBITDA	$(1,943,492)	$(920,116)	$(1,856,427)	$(416,271)

Balance Sheet Data

	As of June 30, 2021	As of June 30, 2021 (Proforma)
	(unaudited)	(unaudited)
Cash	$631,077	$22,621,402
Total assets	$4,673,737	$26,664,062
Total liabilities	$5,315,058	$5,315,058
Total stockholders’ equity (deficit)	$(641,321)	$21,349,004

Proforma gives effect to the sale of shares in this offering at the public offering price of $4.00 per share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” If any of the following risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Company’s Common Stock could decline, and you may lose all or part of your investment.

Our business, financial condition or operating results could be materially adversely affected by any of these risks. In such case, the trading price of our common stock could decline, and our stockholders may lose all or part of their investment in our securities.

Risks Related to Our Business

An occurrence of an uncontrolled event such as the covid-19 pandemic, is likely to negatively affect our operations

The coronavirus pandemic may adversely impact our operations, demand for our products and services by our current customers, our ability to find new clients, and our revenues. This is due in part to restrictions such as: social distancing requirements; stay at home orders and the shutdown of non-essential businesses and the impact these restrictions have on peoples’ and companies’ driving habits and their need for gasoline for their personal cars, fleets, and boats. Therefore, our current customers may not need our services as often and we may have trouble attracting new customers. If our customers need less gas and we have trouble finding new customers, this may negatively impact our operations and revenues. Due to various restrictions resulting from the Covid-19 and people continuing to work from home even after the restrictions have been lifted, the Company has not had the number of car fuels at office parks compared to prior periods. The reduced number of office park fuels has been partially offset by increased sales to large delivery service fleets. However, the margins on sales to large delivery service fleets are lower than the margins on individual customer deliveries at office parks. The Company anticipates that post-COVID-19 its customer base will normalize again. This event has had a significant impact on the business. In addition to the loss of office park customers, the Company has also experienced, from time to time, staff absences because of staff quarantine. This has not had a significant impact.

Operating and litigation risks may not be covered by insurance.

Our operations are subject to all of the operating hazards and risks normally incidental to handling, storing, transporting and otherwise providing combustible liquids such as gasoline for use by consumers. These risks could result in substantial losses due to personal injury and/or loss of life, and severe damage to and destruction of property and equipment arising from explosions and other catastrophic events, including acts of terrorism. Additionally, environmental contamination could result in future legal proceedings. There can be no assurance that our insurance coverage will be adequate to protect us from all material expenses related to pending and future claims or that such levels of insurance would be available in the future at economical prices. Moreover, defense and settlement costs may be substantial, even with respect to claims and investigations that have no merit. If we cannot resolve these matters favorably, our business, financial condition, results of operations and future prospects may be materially adversely affected.

Future climate change laws and regulations and the market response to these changes may negatively impact our operations.

Increased regulation of GHG emissions, such as petroleum and diesel, could impose significant additional costs on us, our suppliers and our customers. Some states have adopted laws and regulations regulating the emission of GHGs for some industry sectors. Mandatory reporting by our customers and suppliers could have an effect on our operations or financial condition.

The adoption of additional federal or state climate change legislation or regulatory programs to reduce emissions of GHGs could also require the Company or its suppliers to incur increased capital and operating costs, with resulting impact on product price and demand. The impact of new legislation and regulations will depend on a number of factors, including (i) which industry sectors would be impacted, (ii) the timing of required compliance, (iii) the overall GHG emissions cap level, (iv) the allocation of emission allowances to specific sources, and (v) the costs and opportunities associated with compliance. At this time, we cannot predict the effect that climate change regulation may have on our business, financial condition or operations in the future.

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Our auditors have issued a going concern opinion on our audited financial statements. If we are unable to continue as a going concern, our securities will have little or no value.

Although our audited financial statements for the year ended December 31, 2020 were prepared under the assumption that we would continue our operations as a going concern, the report of our independent registered public accounting firm that accompanies our financial statements for the year ended December 31, 2020 contains a going concern qualification in which such firm expressed substantial doubt about our ability to continue as a going concern, based on the financial statements at that time. For the year ended December 31, 2020, the Company had a net loss of $7,254,006. For the six months ended June 30, 2021, the Company had a net loss of $3,356,090. At December 31, 2020, the Company had an accumulated deficit of $7,956,000 and a working capital deficit of $2,459,829 and at June 30, 2021, the Company had an accumulated deficit of $11,312,090 and a working capital deficit of $3,665,834. We anticipate that we will continue to incur losses in future periods until we are successful in significantly increasing our revenues, particularly in light of the adverse impact of the Covid-19 pandemic on our operations. There are no assurances that we will be able to raise our revenues to a level which supports profitable operations and provides sufficient funds to pay its obligations. Our prior losses and expected future losses have had, and will continue to have, an adverse effect on our financial condition. In addition, continued operations and our ability to continue as a going concern may be dependent on our ability to obtain additional financing in the near future and thereafter, and there are no assurances that such financing will be available to us at all or will be available in sufficient amounts or on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we are unable to generate additional funds in the future through sales of our products, financings or from other sources or transactions, we will exhaust our resources and will be unable to continue operations. At the present time, the amount of capital the Company has available at its disposal will last no longer than one year if substantial debt or equity financing is not achieved. We believe that the proceeds from this offering will be sufficient to fund our operations for significantly more than the next year. If we cannot continue as a going concern, our shareholders would likely lose most or all of their investment in us.

If we are unable to protect our information technology systems against service interruption, misappropriation of data, or breaches of security resulting from cyber security attacks or other events, or we encounter other unforeseen difficulties in the operation of our information technology systems, our operations could be disrupted, our business and reputation may suffer, and our internal controls could be adversely affected.

In the ordinary course of business, we rely on information technology systems, including the Internet and third-party hosted services, to support a variety of business processes and activities and to store sensitive data, including (i) intellectual property, (ii) our proprietary business information and that of our suppliers and business partners, (iii) personally identifiable information of our customers and employees, and (iv) data with respect to invoicing and the collection of payments, accounting, procurement, and supply chain activities. In addition, we rely on our information technology systems to process financial information and results of operations for internal reporting purposes and to comply with financial reporting, legal, and tax requirements. Despite our security measures, our information technology systems may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, sabotage, or other disruptions. A loss of our information technology systems, or temporary interruptions in the operation of our information technology systems, misappropriation of data, or breaches of security could have a material adverse effect on our business, financial condition, results of operations, and reputation.

Moreover, the efficient execution of our business is dependent upon the proper functioning of our internal systems. Any significant failure or malfunction of this information technology system may result in disruptions of our operations. Our results of operations could be adversely affected if we encounter unforeseen problems with respect to the operation of this system.

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High fuel prices can lead to customer conservation and attrition, resulting in reduced demand for our product.

Prices for fuel are subject to volatile fluctuations in response to changes in supply and other market conditions. During periods of high fuel costs our prices generally increase. High prices can lead to customer conservation and attrition, resulting in reduced demand for our product.

Low fuel prices may also result in less demand for our product.

Low fuel prices may lead to us being unable to attract customers due to the fact that we charge a delivery price that may make our pricing less competitive.

Changes in commodity market prices may have a negative effect on our liquidity.

Our current fuel supplier agreement sets terms and establishes formulas based on Oil Price Information Service (OPIS) pricing as of the time of wholesale acquisition, and we do not store inventory. OPIS is a leading source for worldwide petroleum pricing. There is a mark-up for retail fuel prices above wholesale cost, per standard practice in the retail fuel distribution model. Cost of goods sold includes direct labor, including drivers. The December 31, 2020, financial statements reflect higher revenue and positive gross margin. As the company continues to grow revenue, the margin is expected to increase as driver utilization improves.

The decline of the retail fuel market may impact our potential to get new customers.

The retail gasoline industry has been declining over the past several years, with no or modest growth or decline in total demand foreseen in the next several years. Accordingly, we expect that year-to-year industry volumes will be principally affected by weather patterns. Therefore, our ability to grow within the industry is dependent on our ability to acquire other retail distributors and to achieve internal growth, which includes the success of our sales and marketing programs designed to attract and retain customers. Any failure to retain and grow our customer base would have an adverse effect on our results.

Competition in the fuel delivery industry may negatively impact our operations.

We compete with other mobile fuel delivery companies nationwide. There is little to no barrier to entry and therefore, our competition in the industry may grow. Our ability to compete in our current markets and expand to new markets may be negatively impacted by our competitors’ successes. Additionally, fuel competes with other sources of energy, some of which are less costly on an equivalent energy basis. In addition, we cannot predict the effect that the development of alternative energy sources might have on our operations. We compete for customers against suppliers of electricity. Electricity is becoming a competitor of fuel. The convenience and efficiency of electricity make it an attractive energy source for vehicle drivers. The expansion of the electric vehicle industry may have a negative impact on our customer base.

Our trucks transport hazardous flammable fuel.

Due to the hazardous nature and flammability of our product, we face the risk of a simple accident causing serious damage to life and property. Additionally, a spill of our product may result in environmental damage, the liability for which our Company may not be able to overcome.

Our cash flow and net income may decrease if we are forced to comply with new governmental regulation surrounding the transportation of fuel.

We are subject to various federal, state and local safety, health, transportation, and environmental laws and regulations governing the storage, distribution and transportation of fuel. It is possible we will incur increased costs as a result of complying with new safety, health, transportation and environmental regulations and such costs will reduce our net income. It is also possible that material environmental liabilities will be incurred, including those relating to claims for damages to property and persons.

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Our current dependence on a single fuel supplier increases our risk of an interruption in fuel supply, impacting our operations.

The Company purchases almost all of its fuel needs from one principal supplier in Florida, MacMillan Oil Company, LLC. We do not have a written agreement with MacMillan, and as such, if fuel from this source was interrupted, the cost of procuring replacement fuel and transporting that fuel from alternative locations might be materially higher and, at least on a short-term basis, our earnings could be negatively affected. This supplier is also a shareholder in the Company.

Our profitability is subject to fuel pricing and inventory risk.

The retail fuel business is a “margin-based” business in which gross profits are dependent upon the excess of the sales price over the fuel supply costs. Fuel is a commodity, and, as such, its unit price is subject to volatile fluctuations in response to changes in supply or other market conditions. We have no control over supplies, commodity prices or market conditions. Consequently, the unit price of the fuel that we and other marketers purchase can change rapidly over a short period of time, including daily.

We are dependent on certain large customers for a significant portion of our revenue

For the six months ended June 30, 2021, the Company had one customer that made up 57% of revenue. For the year ended December 31, 2020, the Company had two customers that made up 38% and 11% of revenue, respectively.

The loss of a significant customer could have a material negative impact on our future revenues and results.

We operate in a new industry segment and may be subject to new and existing laws, regulations and oversight

The Company operates in a new industry segment, on-demand mobile fuel delivery, in which new state and local law adoptions are occurring.  Effective December 31, 2020, Florida adopted Florida Fire Prevention Code (“Code”) Section 42.12 recognizing and setting various requirements for the consumer on-demand mobile fuel delivery business. Permitting authority is contemplated under an “Authority Having Jurisdiction” (“AHJ”).  Other pre-existing Code provisions similarly contemplate AHJ permitting for commercial mobile fueling.  Miami-Dade County, where most of our business is conducted adopted the Code by reference.  Unlike some other states and counties, neither Florida nor Miami-Dade County have designated an AHJ for mobile fueling.  Miami-Dade’s extensive permitting and fee schedule does not contemplate or assert permitting authority over mobile fueling, consumer or commercial. We may be subject to oversight, including audits, in existing or future areas of operation. If we cannot comply with the Code, or County, State or Federal rules and regulations or the laws, rules and regulations or oversight in areas in which we currently operate or may seek to operate, we could lose the ability to service those areas and our earnings could be affected.

Risks Related to Ownership of Our Common Stock

Our stock price is expected to fluctuate significantly.

Prior to this offering, you could not buy or sell our common stock publicly. Our common stock has been approved for listing on The Nasdaq Capital Market under the symbol “EZFL” and will begin trading on September 15, 2021; however, there can be no assurance that an active trading market for our shares will develop or be sustained following this offering. We negotiated and determined the initial public offering price with the underwriters based on several factors. This price may vary from the market price of our common stock after this offering. You may be unable to sell your shares of common stock at or above the initial offering price. The market price of shares of our common stock could be subject to wide fluctuations in response to many risk factors listed in this section, and others beyond our control, including:

●	actual or anticipated fluctuations in our financial condition and operating results;

●	actual or anticipated changes in our growth rate relative to our competitors;

●	competition from existing companies in the space or new competitors that may emerge;

●	issuance of new or updated research or reports by securities analysts;

●	fluctuations in the valuation of companies perceived by investors to be comparable to us;

●	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

●	additions or departures of key management or technology personnel;

●	disputes or other developments related to proprietary rights, including patents, litigation matters, and our ability to obtain patent protection for our technologies;

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●	changes to reimbursement levels by commercial third-party payors and government payors and any announcements relating to reimbursement levels;

●	announcement or expectation of additional debt or equity financing efforts;

●	sales of our common stock by us, our insiders or our other stockholders; and

●	general economic and market conditions.

These and other market and industry factors may cause the market price and demand for our common stock to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock. In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies.

The majority of the Company’s common stock is held by a small number of shareholders.

Two beneficial owners control approximately 70% of our outstanding common stock. Accordingly, shareholders may have no effective voice in the management of the Company.

Future sales of shares by existing stockholders could cause our stock price to decline.

If our existing stockholders sell, or indicate an intent to sell, substantial amounts of our common stock in the public market after the six month contractual lock-up and other legal restrictions on resale discussed in this prospectus lapse, the trading price of our common stock could decline significantly and could decline below the initial public offering price. Based on shares outstanding as of the date of this prospectus, upon the completion of this offering, we will have 25,000,000 outstanding shares of common stock. Of these shares, assuming no shares are purchased in this offering by our existing stockholders, 6,250,000 shares of common stock, plus any shares sold pursuant to the underwriters’ option to purchase additional shares, will be immediately freely tradable, without restriction, in the public market.

After the six or twelve month lock-up agreements pertaining to this offering expire, as the case may be, and based on shares outstanding as of the date of the prospectus, an additional 18,750,000 shares will be eligible for sale in the public market. In addition, upon issuance, the 1,668,773 shares reserved for future issuance under our Equity Incentive Plan will become eligible for sale in the public market in the future, subject to certain legal and contractual limitations. If our existing stockholders sell substantial amounts of our common stock in the public market, or if the public perceives that such sales could occur, this could have an adverse impact on the market price of our common stock, even if there is no relationship between such sales and the performance of our business.

Our Amended and Restated Certificate of Incorporation includes an exclusive forum provision that identifies the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation, including any derivative actions, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us, our directors, officers or employees.

Our Amended and Restated Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company arising pursuant to any provision of the General Corporation Law of Delaware, the Amended and Restated Certificate of Incorporation or the Bylaws of the Company; or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine. To the extent that any such claims may be based upon federal law claims, Section 27 of the Securities Exchange Act of 1934, as amended, creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act of 1933, as amended, provides for concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, and as such, the exclusive jurisdiction clauses of our Amended and Restated Certificate of Incorporation would not apply to such suits. The choice of forum provisions in our Amended and Restated Certificate of Incorporation may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. By agreeing to these provisions, however, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. Furthermore, the enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. If a court were to find the choice of forum provisions in our Amended and Restated Certificate of Incorporation” to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

We will have broad discretion in how we use the net proceeds of this offering. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

We will have considerable discretion in the application of the net proceeds of this offering, including for any of the purposes described in the section entitled “Use of Proceeds.” We intend to use the net proceeds from this offering for expansion of the business as well as for working capital, capital expenditures and other general corporate purposes, including funding the costs of operating as a public company. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

After the completion of this offering, we may be at an increased risk of securities class action litigation.

Historically, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If we were to be sued, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

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We have never paid dividends on our capital stock and we do not anticipate paying any dividends in the foreseeable future. Consequently, any gains from an investment in our common stock will likely depend on whether the price of our common stock increases.

We have not paid dividends on any of our classes of capital stock to date and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of any future indebtedness we may incur could preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain from an investment in our common stock for the foreseeable future. Consequently, in the foreseeable future, you will likely only experience a gain from your investment in our common stock if the price of our common stock increases.

Failure to maintain effective internal control over our financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) could cause our financial reports to be inaccurate.

We are required pursuant to Section 404 of the Sarbanes-Oxley Act to maintain internal control over financial reporting and to assess and report on the effectiveness of those controls. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting. Although we prepare our financial statements in accordance with accounting principles generally accepted in the United States, our internal accounting controls may not meet all standards applicable to companies with publicly traded securities. If we fail to implement any required improvements to our disclosure controls and procedures, we may be obligated to report control deficiencies and our independent registered public accounting firm may not be able to certify the effectiveness of our internal controls over financial reporting. In either case, we could become subject to regulatory sanction or investigation. Further, these outcomes could damage investor confidence in the accuracy and reliability of our financial statements.

Our management has concluded that our internal controls over financial reporting were, and continue to be, ineffective, and as of June 30, 2021, identified a material weakness in our internal controls due to the small size of our company and our limited accounting staff. While management is working to remediate the material weakness, there is no assurance that such changes, when economically feasible and sustainable, will remediate the identified material weaknesses or that the controls will prevent or detect future material weaknesses. If we are not able to maintain effective internal control over financial reporting, our financial statements, including related disclosures, may be inaccurate, which could have a material adverse effect on our business.

Investors in this offering will pay a higher price than the book value of our common stock.

If you purchase our common stock in this offering, you will pay more for your shares than the amounts paid by our existing stockholder for its shares. You will incur immediate and substantial dilution of $3.27 per share, representing the difference between our pro forma net tangible book value per share after giving effect to this offering and the initial public offering price of $4.00 per share. In the past, we issued restricted stock at prices significantly below the initial public offering price.

If equity research analysts do not publish research or reports about our business or if they issue unfavorable commentary or downgrade our common stock, the price of our common stock could decline.

The trading market for our common stock may be affected by the research and reports that equity research analysts publish about us and our business. We do not control these analysts. The price of our common stock could decline if one or more equity analysts downgrade our common stock or if analysts issue other unfavorable commentary or cease publishing reports about us or our business.

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We have elected to take advantage of specified reduced disclosure requirements applicable to an “emerging growth company” under the JOBS Act, the information that we provide to stockholders may be different than they might receive from other public companies.

As a company with less than $1 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	no non-binding advisory votes on executive compensation or golden parachute arrangements;

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting and delaying the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

We have elected to take advantage of the above-referenced exemptions and we may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1 billion in annual revenues, we have more than $700 million in market value of our stock held by non-affiliates, or we issue more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have not taken advantage of any of these reduced reporting burdens in this prospectus, although we may choose to do so in future filings. If we do, the information that we provide stockholders may be different than you might get from other public companies that comply with public company effective dates.

Additional stock offerings in the future may dilute your percentage ownership of our company.

Given our plans and expectations that we may need additional capital and personnel, we may need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then current stockholders.

USE OF PROCEEDS

We expect to receive net proceeds of approximately $22.0 million from the sale of our securities in this offering (or $25.4 million if the underwriter exercises in full its over-allotment option), after deducting the underwriting discounts and commission and estimated offering expenses payable by us. The public offering price per share was negotiated between us and the underwriter based on market conditions at the time of pricing.

We intend to use the net proceeds received from this offering to fund our development activities, such as expansion into new markets, purchasing new trucks, expanding our workforce and for working capital and other general corporate purposes, as follows:

MARKET SHARE GAIN. Approximately 15-20% for trucks, marketing, and increase in workforce.

NATIONAL EXPANSION. Approximately 30-40% for expansion, including acquisition.

TECHNOLOGY. Approximately 5-10% for technology infrastructure.

DEBT REDUCTION. Approximately 10-15% for repayment and restructuring of debt.

WORKING CAPITAL. The remainder for working capital and other general corporate purposes.

The Company has a total of approximately $2.8 million of debt and interest that is required to be repaid within two weeks of the Company’s initial public offering that is otherwise due from December 2021 to August 2022 with annual interest rates ranging from 8% to 12%, and as a result this amount will come from the net proceeds of this offering. We have not yet determined the amount of net proceeds to be used specifically for any other purposes. Accordingly, we will retain broad discretion over the use of these proceeds. Pending any use as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

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DILUTION

If you invest in our common stock in this offering, your interest will be diluted to the extent of the difference between the $4.00 public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock immediately after this offering.

The net tangible book value (negative) of our common stock as of June 30, 2021 was ($3,699,394), or ($0.20) per share of common stock. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of outstanding shares of common stock.

Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers of common stock in this offering and the pro forma net tangible book value per share of our common stock immediately after the completion of this offering. After giving effect to our sale of 6,250,000 shares in this offering at an initial public offering price of $4.00 per share and after deducting estimated underwriting discounts and commissions and estimated offering expenses, and with a reverse stock split of 1:3.763243, our pro forma net tangible book value as of June 30, 2021 would have been $18,290,931 or $0.73 per share. This represents an immediate dilution in net tangible book value of $3.27 per share to purchasers of common stock in this offering, as illustrated in the following table:

Initial public offering price per share		$4.00
Net tangible book value per share as of June 30, 2021	$(0.20)
Increase in net tangible book value per share attributable to new investors	0.93

Pro forma net tangible book value per share at June 30, 2021 after giving effect to the offering		$0.73

Dilution per share to new investors		$3.27

If the underwriters exercise their option to purchase additional shares in full, pro forma net tangible book value as of June 30, 2021 would increase to $21,722,181 or $0.84 per share, and dilution would be $3.16 per share.

The following table summarizes, on a pro forma basis as of June 30, 2021, the differences between the number of shares of common stock purchased from us, the total consideration and the average price per share paid by existing stockholders and by investors participating in this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses, at an initial public offering price of $4.00 per share.

	Shares Purchased		Total Consideration		Avg price per
	Number	Percent	Amount	Percent	share
Existing stockholders	18,750,000	75.0%	$2,634,566	9.5%	$0.14
New investors	6,250,000	25.0%	$25,000,000	90.5%	$4.00
Total	25,000,000	100.0%	$27,634,566	100.0%	$1.11

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The table above assumes no exercise of the underwriters’ over-allotment option. If the underwriters’ over-allotment option is exercised in full, the number of shares of common stock held by existing stockholders will be reduced to 72.3% of the total number of shares of common stock to be outstanding after this offering, and the number of shares of common stock held by investors participating in this offering will be further increased to 27.7% of the total number of shares of common stock to be outstanding after this offering.

The above discussion and tables are based on 18,750,000 shares of common stock issued and outstanding as of June 30, 2021, and excludes:

●	916,762 shares issuable to a licensor of technology upon the achievement of future milestones
●	stock options held by a licensor of technology to purchase 531,456 shares of common stock at a weighted average exercise price of $3.76 per share based on the achievement of future revenue levels
●	stock options outstanding to purchase 175,384 shares of common stock at a weighted average exercise price of $1.77 per share
●	warrants to purchase 106,291 shares of common stock at an exercise price of $5.00, 125% of the IPO price
●	1,668,773 shares reserved for future issuance under our 2020 Equity Incentive Plan
●	Underwriter warrants to purchase 312,500 shares of common stock at an exercise price of $5.00, 125% of the IPO price

To the extent that shares are issued upon achievement of milestones, outstanding options and warrants are exercised, or shares are issued under our equity incentive plan, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and capitalization as of June 30, 2021:

●	on an actual basis; and

●

on a pro forma basis to give effect to (i) our sale in this offering of 6,250,000 shares of common stock at the initial public offering price of $4.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us and (ii) a reverse stock split of 1:3.763243.

You should read the following table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Capital Stock,” and the financial statements and related notes appearing elsewhere in this prospectus.

	Actual(1)	Pro Forma (Unaudited)
Cash and Cash Equivalents	$631,077	$22,621,402
Total debt	$3,463,586	$3,463,586
Stockholders (deficit) equity:
Common Stock, $0.0001 par value per share, 50,000,000 shares authorized	$6,882	$9,382
Additional Paid-in Capital	$10,663,887	$32,651,712
Accumulated deficit	$(11,312,090)	$(11,312,090)
Total Stockholders’ Equity	$(641,321)	$21,349,004
Total Capitalization	$2,822,265	$24,812,590

The information above is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual initial public offering price and other terms of this offering determined at pricing and excludes:

●	916,762 shares issuable to a licensor of technology upon the achievement of future milestones
●	stock options held by a licensor of technology to purchase 531,456 shares of common stock at a weighted average exercise price of $3.76 per share based on the achievement of future revenue levels
●	stock options outstanding to purchase 175,384 shares of common stock at a weighted average exercise price of $1.77 per share
●	warrants to purchase 106,291 shares of common stock at an exercise price of $5.00, 125% of the IPO price
●	1,668,773 shares reserved for future issuance under our 2020 Equity Incentive Plan
●	Underwriter warrants to purchase 312,500 shares of common stock at an exercise price of $5.00, 125% of the IPO price

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis summarizes the significant factors affecting the consolidated operating results, financial condition, liquidity and cash flows of our Company as of and for the periods presented below. The following discussion and analysis should be read in conjunction with our consolidated financial statements and the related notes thereto included elsewhere in this prospectus. The discussion contains forward-looking statements that are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements”.

Overview

We were incorporated under the laws of Delaware in March 2019. We are in the business of operating mobile fueling trucks, and headquartered in Miami, Florida. With the continuing adoption of digital on-demand consumer services, EzFill is giving its customers the ability to have fuel delivered to their vehicles (cars, boats, trucks, and specialty items) without leaving their home or office, in three distinct verticals: (i) consumer; (ii) commercial; and (iii) specialty.

Our mobile fueling solution gives our customers the ability to fuel their vehicles with the touch of an app, and without the inconvenience of going to the gas station.

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Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any. We consider our critical accounting policies to be those that require the more significant judgments and estimates in the preparation of financial statements, including the following:

Revenue Recognition

Fuel Sale Revenue

Our business consists of mobile sale of gasoline to customers. We sell gasoline and diesel fuel through three verticals: (i) Consumer, (ii) Commercial, and (iii) Specialty. Sales are originated via our mobile application and our corporate sales team. We offer a convenient delivery service, which generates delivery fee revenue.

We recognize revenue when we satisfy a performance obligation by completing the fueling of our customers car, truck, boat, or generator. The prices of filling the vehicle or other asset are stated on our mobile application or in the contract we sign with our customers and are set by location volume and fuel type. The prices are agreed upon with our customer prior to delivery. We recognize revenue upon delivery at the agreed-upon price stated on the mobile application, or in the contract. We are currently not required to collect sales taxes from customers on behalf of governmental authorities at the time of sale.

Delivery Fee Revenue

We charge our residential customers a delivery fee. Those customers have the option of paying a monthly subscription fee instead, which will continue to be charged monthly to the customer until cancelled. The monthly subscription fee allows residential customers to receive unlimited deliveries of fuel for the entire month without a delivery fee.

The delivery fees are agreed upon with the customer prior to delivery. We satisfy our performance obligation for delivery fees upon delivery to the customer. We recognize revenue at the agreed-upon price stated on our mobile application.

Although delivery fees and subscriptions fees for residential customers have been increasing, they still contribute minimally to total revenue. Fees as a percentage of total revenue have been decreasing due the significant growth of our fleet business, for which fees are not separately charged.

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Accounts Receivable

The Company’s management performs ongoing credit evaluations of our customers and adjusts credit limits based upon payment history and the customer’s current creditworthiness, as determined by our review of their current credit information. Management continuously monitors collections and payments from its customers and maintain an allowance for estimated credit losses based upon our historical experience and any specific customer collection issues that were identified. If the actual uncollected amounts significantly exceed the estimated allowance, the Company’s operating results would be significantly adversely affected. While such credit losses have historically been within management’s expectations and the provisions established, the Company cannot guarantee that it will continue to experience the same credit loss rates that it has in the past.

Inventory

Inventory consists solely of fuel. Current demand is fairly constant and we do not hold significant inventories for more than 24 hours. Inventory write-offs due to loss or contamination may occur. Our assumptions of long-term product demand are inherently uncertain, and changes in our estimates and assumptions may cause us to hold inventories for longer periods in the future.

Inventory is valued at the lower of the inventory’s cost or market using the first-in, first-out method. Management compares the cost of inventory with its net realizable value and an allowance is made to write down inventory to net realizable value, if lower. While the Company has not experienced any inventory losses to date, the Company cannot guarantee that it will continue to experience the same loss rates that it has in the past.

Long-Lived Assets

Long-lived assets, which include property, equipment, goodwill and identifiable intangible assets, are reviewed for impairment whenever events or changes in business circumstances indicate impairment may exist. If the Company determines that the carrying value of a long-lived asset may not be recoverable, a permanent impairment charge is recorded for the amount by which the carrying value of the long-lived asset exceeds its estimated fair value. The Company’s management reviews for possible goodwill impairment at least annually, in the fourth quarter. If an initial assessment indicates it is more likely than not an impairment may exist, it is evaluated by comparing the unit’s estimated fair value to its carrying value. Fair value is generally estimated using an income approach that discounts estimated future cash flows using discount rates judged by management to be commensurate with the applicable risk. Estimates of future sales, operating results, cash flows and discount rates are subject to changes in the economic environment, including such factors as the general level of market interest rates, expected equity market returns and the volatility of markets served, particularly when recessionary economic circumstances continue for an extended period of time. Management believes the estimates of future cash flows and fair values are reasonable; however, changes in estimates due to variance from assumptions could materially affect the evaluations.

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Stock Based Compensation

The Company periodically issues stock, stock options and warrants to employees and non-employees for services and in connection with financings. The Company accounts for equity grants to employees and non-employees based on the authoritative guidance provided by the FASB.

Convertible Debt

The Company considers guidance within ASC 470-20, Debt (ASC 470), ASC 480, and ASC 815 when accounting for the issuance of convertible debt with detachable warrants. The Company classifies stock warrants as either equity instruments, derivative liabilities, or liabilities depending on the specific terms of the warrant agreement. In circumstances in which debt is issued with liability-classified warrants, the proceeds from the issuance of convertible debt are first allocated to the warrants at their full estimated fair value and established as both a liability and a debt discount. The remaining proceeds, as further reduced by discounts created by the bifurcation of embedded derivatives and a beneficial conversion feature, is allocated to the debt. The Company accounts for debt as liabilities measured at amortized cost and amortizes the resulting debt discount from the allocation of proceeds to interest expense using the effective interest method over the expected term of the debt instrument pursuant to ASC 835, Interest (ASC 835). If the amount allocated to the convertible debt results in an effective per share conversion price less than the fair value of the Company’s common stock on the commitment date, the intrinsic value of this beneficial conversion feature is recorded as a discount to the convertible debt with a corresponding increase to additional paid-in capital. The beneficial conversion feature discount is equal to the difference between the effective conversion price and the fair value of the Company’s common stock at the commitment date, unless limited by the remaining proceeds allocated to the debt.

Results of Operations

Six months ended June 30, 2021 compared to the six months ended June 30, 2020

Revenues

We generated revenues of $3,372,417 for the six months ended June 30, 2021 compared to $1,339,041 for the six months ended June 30, 2020, an increase of $2,033,376 or 152%. This increase is primarily due to a large fleet contract obtained during the second quarter of 2020 and the acquisition made in February 2020.

Cost of sales was $3,231,889 for the six months ended June 30, 2021, resulting in a gross profit of $140,528, compared to $1,353,094 and a gross loss of $14,053 for the prior year. The $1,878,795 or 139% increase in cost of sales is due to the higher revenues.

Operating Expenses

We incurred salaries, payroll taxes and benefit expenses of $1,640,490 during the six months ended June 30, 2021, as compared to $992,879 during the prior year, an increase of $647,611 or 65%. This increase was primarily due to an increase in employees during 2020 and in the first half of 2021 as the Company builds a solid platform for national expansion as well as stock-based signing bonuses.

We incurred other operating expenses of $1,270,043 during the six months ended June 30, 2020, as compared to $746,476 during the prior year, an increase of $523,567 or 70%. This increase was primarily due to higher IT and other consulting costs, and higher repair and maintenance and compliance costs.

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Net Losses

We sustained a net loss of $3,356,090 for the six months ended June 30, 2020 as compared to $2,347,657 for the prior year, an increase of $1,008,433 or 43% as a result of the above.

Year Ended December 31, 2020 compared to the period from March 28, 2019 (date of inception) through December 31, 2019

Revenues

We generated revenues of $3,586,244 for the year ending December 31, 2020 compared to $1,221,285 for the period ended December 31, 2019, an increase of $2,364,959 or 193%. This increase is primarily due to twelve months of sales in the year ended December 31, 2020 as compared to approximately nine months in the comparative period, a large fleet contract obtained in 2020 and the acquisition made in February 2020, more than offsetting the loss of business in 2020 during the pandemic due to the closing of office parks.

Cost of goods sold was $3,544,072 for the year ending December 31, 2020, resulting in a gross profit of $42,172 compared to $1,135,411 for the prior period, and a prior period gross profit of $85,874. The $2,408,661 or 212% increase in cost of goods sold is primarily due to twelve months of costs in the year ended December 31, 2020 as compared to approximately nine months in the comparative period as well as the other increases in revenue.

Operating Expenses

Operating expense for 2020 include a full year while 2019 includes the period from inception on March 28, 2019 to December 31, 2019.

We incurred salaries, payroll taxes and benefit expenses of $2,864,089 during the year ending December 31, 2020 as compared to $225,996 during the period ended December 31, 2019, an increase of $2,638,093 or 1,167% This increase was primarily due to an increase in employees during the year ended December 31, 2020 as the Company builds a solid platform for national expansion as well as stock-based signing bonuses.

We incurred professional, legal and consulting fees of $2,217,869 during the year ended December 31, 2020, as compared to $68,310 during the period ended December 31, 2019, an increase of $2,149,559 or 3,146%. This increase was primarily due to stock-based compensation for consulting services.

We incurred other operating expenses of $1,091,349 during the year ended December 31, 2020, as compared to $250,041 during the period ended December 31, 2019, an increase of $841,308 or 336%. This increase was primarily due to stock-based compensation for promotional services as well as an increase in insurance expense.

Net Losses

We sustained a net loss of $7,254,006 for the year ended December 31, 2020 as compared to $701,994 for the period ended December 31, 2019, an increase of $6,552,012 or 933% as a result of the above.

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Plan of Operations

Our operations have been increasingly expanding to date. Our plan of operations following this offering is to use the net proceeds from the offering for our national expansion, for strategic acquisitions, to build our mobile fueling fleet, for working capital and for other general corporate purposes.

Liquidity and Capital Resources

Cash Flow Activities

As of June 30, 2021, we had an accumulated deficit of $11,312,090. We have incurred net losses since inception, and have funded operations primarily through sales of our common stock and issuance of notes payable, including to related parties. As of June 30, 2021, we had $631,077 in cash as compared to December 31, 2020 when we had $882,870 in cash.

Operating Activities

Net cash used in operating activities was $2,149,473 for the six months ended June 30, 2021, which was made up primarily by the net loss and partially offset by an increase in stock based compensation of $826,513, depreciation and amortization of $351,876 and other non-cash expenses totaling $126,436. Net cash used in operating activities was $538,402 during the prior year, which was made up primarily by the net loss and partially offset by depreciation and amortization of $196,936, stock based compensation of $1,171,386, loss on settlement of $300,000 and other non-cash expenses totaling $38,964.

Net cash used in operating activities was $1,607,669 during the year ended December 31, 2020 which was made up primarily by the net loss and partially offset by an increase in stock based compensation of $4,624,708, a loss on settlement of $300,000, and depreciation and amortization of $451,533. Net cash used in operating activities was $515,776 during the period ended December 31, 2019 which was made up primarily by the net loss and partially offset by depreciation and amortization of $165,230. This increase in depreciation and amortization in 2020 was due primarily to new acquisitions of trucks and intangible assets in fiscal year 2020, as well as incurring a full year depreciation and amortization on trucks and intangible assets acquired in fiscal year 2019, respectively.

Investing Activities

During the six months ended June 30, 2021 and 2020, we used $67,315 and $0, respectively, for the acquisition of fixed assets.

We used $175,000 during the period ending December 31, 2019 for the acquisition of EzFill FL, LLC. We used $24,075 and $218,429, respectively, for the purchase of fixed assets during the periods ended December 31, 2020 and 2019.

Financing Activities

We generated $1,964,995 of cash flows from financing activities during the six months ended June 30, 2021, $1,100,000 from new debt borrowings and $115,000 from issuance of stock, less $50,005 for the repayment of debt. In the prior year, we generated $1,379,836 from financing activities, $154,673 from new new debt and $1,300,000 from the sale of shares, less $94,837 for the repayment of debt.

We generated $2,482,523 of cash flows from financing activities during the year ended December 31, 2020. During 2020, we issued notes payable and we received cash of $1,550,000 from the issuance of common stock. We generated $766,297 of cash flows from financing activities during the period ended December 31, 2019. During the period ended December 31, 2019, we issued notes payable to related parties and we received cash of $430,000 from the issuance of stock.

Sources of Capital

From inception to June 30, 2021 we have funded our activities through capital contributions from issuances of notes payable and the sale of securities pursuant to the exemption provided by Regulation D, by sale of securities to accredited investors.

We currently do not have any firm commitments by third parties to provide long-term funding.

Although our audited financial statements for the year ended December 31, 2020 were prepared under the assumption that we would continue our operations as a going concern, the report of our independent registered public accounting firm that accompanies our financial statements for the year ended December 31, 2020 contains a going concern qualification in which such firm expressed substantial doubt about our ability to continue as a going concern, based on the financial statements at that time. For the year ended December 31, 2020, the Company had a net loss of $7,254,006. At December 31, 2020, the Company had an accumulated deficit of $7,956,000 and a working capital deficit of $2,459,829. For the six months ended June 30, 2021, the Company had a net loss of $3,356,090. At June 30, 2021, the Company had an accumulated deficit of $11,312,090 and a working capital deficit of $3,665,834. We anticipate that we will continue to incur losses in future periods until we are successful in significantly increasing our revenues, particularly in light of the adverse impact of the Covid-19 pandemic on our operations. There are no assurances that we will be able to raise our revenues to a level which supports profitable operations and provides sufficient funds to pay its obligations. Our prior losses and expected future losses have had, and will continue to have, an adverse effect on our financial condition. In addition, continued operations and our ability to continue as a going concern may be dependent on our ability to obtain additional financing in the near future and thereafter, and there are no assurances that such financing will be available to us at all or will be available in sufficient amounts or on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we are unable to generate additional funds in the future through sales of our products, financings or from other sources or transactions, we will exhaust our resources and will be unable to continue operations. At the present time, the amount of capital the Company has available at its disposal will last no longer than one year if substantial debt or equity financing is not achieved. We believe that the proceeds from this offering will be sufficient to fund our operations for the foreseeable future. If we cannot continue as a going concern, our shareholders would likely lose most or all of their investment in us.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as defined in Regulation S-K Item 303(a)(4).

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BUSINESS

Overview

EzFill is a leading on-demand fuel delivery company in South Florida and the only mobile fueling company that combines on-demand fills and subscription services which fill customer vehicles on routine intervals. The emergence of the digital technology, GPS-Based / On-Demand consumer deliveries, and the sharp increase in home delivery of products and services during the COVID-era are trends expected to continue in the post-COVID economy. The increased adoption rate of such ‘at home’ or ‘at work’ delivery of products and services has become the method both individual and commercial customers prefer.

EzFill provides customers in South Florida the ability to have fuel delivered to their vehicles (cars, trucks, and specialty vehicles) without having to leave the comfort of their home, office, and job site. EzFill’s app-based platform conveniently brings the gas station to customers with a growing fleet of EzFill-branded, Mobile Fueling Trucks. EzFill’s business verticals align to the high-use, high demand cases in vehicle operations. These are; individual CONSUMERS, COMMERCIAL entities and SPECIALTY vehicle markets.	An EzFill Mobile Delivery Truck

For CONSUMERS, EzFill services individual “consumer” customers directly at their residences or places of work. In the consumer vertical, EzFill customers sign-up for EzFill services individually, or as part of employer which offer discounted EzFill services to their employees as an employee benefit while at work at offices, in office parks or on-job locations. Fuel deliveries are completed at optimal times during the day for ‘at work’ customers or at night for residential deliveries.:

In the COMMERCIAL vertical, EzFill provides vital fuel delivery services to commercial fleets of delivery trucks, rental cars, livery operators, and job sites. Deliveries for the commercial vertical are completed during down-times, when the majority of commercial vehicles are at designated locations. This method also allows EzFill to complete multiple fills at once, while providing the commercial customers the benefit of a fleet of fueled vehicles ready for operations on any given morning.

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In the SPECIALTY vertical, EzFill adapts to each market based on the type of vehicles that can benefit from “at location” fuel delivery. In EzFill’s home market, Florida, their “specialty” vertical services hundreds of boat owners at the marinas at which they are docked. EzFill’s specialty market also includes equipment rental companies, construction job sites, agricultural operations, motorsports events and recreational vehicle grounds.

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EzFill Model – Resolving Pain Points in the Consumer and Commercial Fuel Customer Markets

EzFill’s experience in this market indicates that the legacy gas station model is ripe for disruption specifically by a model which works to address major issues with the status of the industry, such as:

●	Convenience. People find going to the gas station inconvenient. Leaving the house a little late in the morning on an empty tank means coming late to the office or stopping for gas on your way home after a long day. This number does not include the time it takes to drive to and from the gas station. Our solution saves our customers valuable time and shaves time off of our customers commutes to and from work. Our Mobile Fueling Truck brings a convenient fueling solution that we expect to disrupt the current industry by saving our customers valuable time and helping them to avoid the stress of not having a full tank of gas.

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●	Fleet Driver Expense. When fleet managers send their vehicles to the gas station to fill up, they are paying for: (i) the driver to take the vehicle to the gas station; (ii) the gas the vehicle consumes on the way to and from the gas station; (iii) wear and tear on the vehicle being driven to the gas station; and (iv) indirectly the downtime for the vehicle being driven to the gas station, which usually will be during the regular working day due to the fact that an employee must take the vehicle there. When fleet managers use EzFill, they only pay for gas and we fill up the vehicles after hours so there is no downtime during the regular working day.

●	Fleet Driver Fraud. Research conducted by Fleet News confirmed the 64% of fleets have been the victims of fuel theft or fuel fraud. According to a survey conducted by Shell, 93% of fleet managers think that some of their drivers are committing fraudulent activity and 41% of fleet managers think that more than 10% of their drivers are committing fraudulent activity. According to Shell’s research, 48% of fleet managers think that improving practices to tackle fraud could reduce a fleets fuel spend by more than 5% and 14% of fleet managers believe it would reduce fuel spend by more than 10%. EzFill’s solution tackles fraud head on by taking the drivers out of the equation. EzFill brings the gas directly to our customers fleets and reduces the risk of driver related fuel fraud.

●	Operating Costs. The rising cost of real estate in major metros, over the past couple of years has caused many gas stations to close their doors, leaving major cities without significant competition, which could lead to higher local gas prices. According to data provided by Fueleconomy.gov there were 168,000 gas stations in 2004, compared to just 115,000 gas stations reported by marketwatch.com in February 2020 (a 31% drop). EzFill’s App-based approach lowers our underlying costs and allows us to offer gas with competitive pricing in each zip code in which we operate.

●	Safety Concerns. Gas stations have a reputation of being unsafe locations. This reputation developed due to the many robberies and assaults that occur at gas stations. According to FBI crime data, over the past five years 1.3% of all violent crimes occurred at gas stations. Violent crimes such as robberies and assaults are commonplace at gas stations because often, customer’s need to exit their vehicles in remote and secluded areas, at late hours, with improper lighting and security at the location. EzFill’s Mobile Fueling Trucks address these safety issues by bringing the gas to the consumer, who, from the comfort of their home or office can order a fill-up via our App without even going outdoors. The customer simply needs to place the order and leave the gas tank access open on their vehicle.

●	Fraud Concerns. Gas stations are hubs for fraud issues. These issues primarily emanate from gas stations employing mostly old-fashioned magnetic strip credit card readers. Gas stations experience hundreds of millions of dollars in credit card fraud annually. According to the Florida Department of Agriculture, more than 1500 skimmers were found at Florida gas stations in 2019. A study from FICO, found that fraud from credit card skimmers is increasing at a rate of 10% per year. The US Secret Service reports finding between 20 and 30 credit card skimmers at gas pumps, per week. EzFill’s platform does not store any customer credit card data and uses the latest in credit card processing technology to verify cards and secure customers’ payments to ensure authenticity of purchases.

●	Addressing Environmental Concerns. We can never eliminate our environmental exposure completely. However, by delivering fuel to areas with high vehicle density, we are lowering the environmental impact by reducing the number of separate trips our customers make to refuel their vehicles. Since EzFill sources direct from oil companies on a daily basis, we have a very high turnover of inventory and do not store our fuel in underground tanks. All our tanks go through a rigorous annual inspection, plus they are visually inspected before and after every shift to ensure proper fuel storage and no loss of vapors. A rapid turnover of inventory and daily tank inspections are not available for underground tanks used by retail gas stations.

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●	Sanitary and Touchless. According to a study conducted by the Kymberly Clark Group, the gas station pump handle is the dirtiest surface Americans touch on their way to work. Also, according to a recent study conducted by busbudy.com, gas station pumps have 11,000 times more bacteria than the common household toilet seat, while pump station buttons contain 15,000 times more. In addition to being germ and bacteria infested, a recent article by njtvonline.org highlighted the near impossibility of social distancing at self-service gas stations, further exacerbating the health risks of going to the gas station. Proper social distancing is required to help stop the spread of Covid-19. Our service is a sanitary and touch free way for our customers to get gas. We believe our service eliminates one of the dirtiest and most unhealthy places from our customers once mandatory to-do list.

Our Product Offerings

We provide gas delivery via our Mobile Fueling Trucks in the greater South Florida area. Our goal is to service all our customers across all our lines of business at predictable locations during vehicle downtimes. We currently operate 13 Mobile Fueling Trucks that we utilize to deliver fuel directly to our customers. We have three major lines of business and to our knowledge we are the only company in the space which fuels all three verticals:

1.	SERVICING CONSUMERS AT HOME AND AT WORK

We offer residential fueling services to customers who can request a fuel delivery through our app and have fuel delivered directly to their vehicle, from the comfort of their home or apartment building, while they go about their night. We offer convenient weekly schedules to our residential customers, so they can live with the comfort of knowing that they will never be without a full tank of gas when they need it. Additionally, because of our lower operational costs, our competitive pricing keeps our residential customers from having to travel out of their neighborhood for lower gas prices. Our residential customers currently pay a delivery fee of $4.99 or they have the option to pay $9.99 per month for unlimited deliveries. We may increase these prices in the future. We currently offer delivery to residential customers in Miami-Dade, Broward, and Palm Beach counties. Our service is a great new amenity for condominiums, which has been widely used by residents of the buildings we service and has been enhancing residents’ experience.

Through entering agreements with local and national businesses, we work directly with businesses HR departments to offer employee perks, and fuel employees’ cars while they are working. This is a new and creative benefit for employers to offer, enabling their employees to have their cars filled, stress free. Additionally, we work directly with the landlords of corporate office parks to bring the amenity of EzFill to their tenants. Our corporate employee fueling is currently done at competitive prices with no delivery fee. Our corporate office park solution offers benefits to employers and EzFill. Benefits to employers include: (i) a new perk to offer their employees; and (ii) happier employees who do not have to waste precious time going to the gas station. Benefits to EzFill include: (i) multiple deliveries at one location creates efficiencies and cuts operating costs; (ii) the employers serve as “influencers” which reduces our marketing costs for each location; and (iii) push-marketing by the employers also results in more residential consumer fills.

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2.	SERVICING COMMERCIAL ENTITIES

We partner with national and local businesses who operate fleets an alternative solution for fueling their fleet to reduce the businesses operational costs and improve fleet efficiency. Our solution for fleets helps businesses: (i) save money spent on expensive gas stations; (ii) save money on paying employees to go to gas stations; (iii) eliminate unnecessary wear and tear to Company fleet vehicles on trips to the gas station; (iv) better monitor their gas consumption; (v) eliminate employee mistakes (putting regular gas into a diesel engine); and (vi) prevent theft by employees (customers have reported instances where it was months before they realized their employee was making unauthorized charges on their fleet card). This product offering is sold with zero fees, our fleet customers pay only for the gas they consume. We may charge delivery fees to fleet customers in the future.

3.	SERVICING SPECIALTY MARKETS

EzFill delivers fuel directly to other, market-specific personal and commercial vehicles. In our home market, the prevalence of boats and boat owners was the first specialty market we developed, particular to the south Florida area which is the base of our services. Marina gas stations are some of the highest priced in the country. We offer low prices and pre-scheduling so our marine customers can get affordable fuel whenever they need it. The same is true for the markets which we have targeted to enter. In these markets we find similar, market-specific vehicles which our future customers use for; construction or agricultural purposes, personal or recreational vehicle use, motorsports or other sporting events where a large concentration of vehicles can be serviced at specific locations.

Customers

We have acquired close to 10,000 residential and corporate customers since the Company was established. In addition our individual, residential customers, we also have structured relationships with property management companies and builders who co-market our services as a benefit to their residents and allow our trucks to enter their communities to fill vehicle owners at their single family homes, condominiums or apartments. For our customers whose employers offer them at-work fueling as a corporate perk, these sponsoring companies include, employees of: Ryder, Norwegian Cruise Lines, Carnival Cruise Lines, Royal Caribbean, Telemundo, Loreal, Y Green, and more. Customers we have signed up through our corporate offerings may also be customers of our residential offering. Our services are very flexible and our residential customers do not have to sign any long-term commitments with us and can decide not to use our service whenever they choose.

Our commercial vertical services the fleets for many national and local businesses, such as a leading national delivery company, a leading OEM, Enterprise, Telemundo, Easy Scripts, Air Around the Clock, Boucher Brothers, and The Pullman Hotel.

In our specialty market vertical, we service hundreds of boats at various marinas across Miami-Dade and Broward Counties. We are a preferred delivery partner for a mobile application with thousands of boat-owner users. We have recently begun developing this line of business and it is growing, mostly through existing customer outreach and strategic partnerships with marinas.

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Software Systems, IT, User Interface and Experience

Our software systems provide us logistical and cost saving efficiencies that allow us to forecast the need for truckloads of fuel to effectively service clusters of customers in a specific area or zip code. At the front end of our system, we employ an app based approach that provides all our customers with an easy-to-engage user interface and ordering system. Customers are able to select the times and locations of their on-demand or routinely-scheduled fills, see the location of our filling trucks real-time and manage their account on their mobile device or desktop system.

In the back end of our system, we aggregate customer orders based on their location and expected gallon demand for their vehicles. The aggregation of customer orders based on these variables triggers a truckload fill of one of our mobile tankers designated for each of the customer orders our system generates.

Our software and IT systems have been developed and customized in-house to provide cost-saving efficiencies which produce higher margins than traditional, gas station fuel margins while also passing through a percentage of this margin gain to our customers which we market as per gallon pricing below the average price per gallon in their area.

We are planning to expand our software capabilities using AI and machine learning algorithms that will automatically generate outbound. “fill reminder” communications to customers based on their recorded usage amounts and time intervals.

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Our Mobile Application

The EzFill Mobile Application has been designed for iPhone and Android devices with our customers and convenience in mind.

Sign Up: The EzFill App provides a quick and easy registration process.

Profile Management: The EzFill App provides easy profile management where users can seamlessly update personal information, such as: vehicle details and location, this way we are able to provide the best services to our customers.

Location Sharing: This feature enables our customers to simply drop a pin at their location on an integrated map which lets our driver know where to deliver the fuel.

Request Fuel Delivery: The EzFill App lets our customers pick the type and quantity of fuel to be delivered in addition to the time and date of availability.

Weekly Delivery Schedule: The EzFill App also enables our customers to preschedule weekly deliveries, on a specific day of the week. This feature enables our customers to request their delivery for a specific time window, this ensures they can schedule their fill up at convenient times when they would be busy attending other tasks and their car is idle.

Push Notifications: The EzFill App has a push notification feature. This allows us to keep customers informed of all the activities associated with the service they have requested. We also use it to keep our customers updated with recent offers and discounts, which helps to boost customer satisfaction and promotes our business.

Transaction History: The EzFill App offers our customers the ability to always view their transaction history. This gives our customers an option to check the previous fuel delivery requests and bills.

Price Comparison: The EzFill App aggregates data from the local gas prices and shows our customers a cost comparison of the average price for a gallon of gas in their zip code vs. the EzFill price.

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Our Market Opportunity

Information provided by Statista indicates that there are about 273 million registered cars in the United States as of 2018. According to the US Energy Information Administration, in 2019 there was approximately 39 million fill-ups per day. According to Statista.com, in 2018, US gas stations produced revenues of roughly 503 billion dollars. EzFill wants to take advantage of the growing number of US drivers and the dwindling number of gas stations by bringing the gas directly to the consumers. We feel that our service is years in the making and solves many problems posed by the legacy gas station. EzFill presents a new way for Americans to get gas: at home, at the office, wherever, on demand.

The on-demand market continues to grow. According to a study conducted by rockresearch.com, in 2019 the on-demand market was $110 billion, growing by 18% from the previous year. The same study indicates that participation in the on-demand market has tripled since 2016, with an estimated 64+ million consumers purchasing on-demand goods or services. EzFill believes that the on-demand market will continue to grow and expand into new areas, such as the gasoline market.

We believe our market opportunity is to expand into major MSAs across the continental U.S. with similar population size and demographics to the Miami-Dade - Broward - Palm Beach MSAs. We want to be in locations where people rely heavily on their personal cars to get places. Based on our research, we have identified several major MSAs across the U.S that would be attractive for expansion, we plan to use the proceeds of the offering to expand into new major markets.

As we expand to a new market, we plan to employ a strategy that has helped us build a strong base of business in our existing market. The strategy we developed begins with sales in our fleet category to build a base of business in the target city, while developing and strengthening our delivery operations. Next, after launch, we secure corporate and landlord agreements to allow us to begin marketing our services to their employees and tenants. These agreements include fueling at large office parks during daytime hours and fueling at residential buildings during nighttime hours.

We generate business through establishing corporate and landlord partnerships, we then leverage companies’ internal communication channels to market directly to their employees or residential tenants. By implementing our digital marketing campaigns as well as placement of our content throughout residential and corporate facilities, we are able to develop greater brand awareness. We coordinate with our partners to set up organic marketing efforts with our brand ambassadors to help increase recognition and assist users with downloading the app and setting up their accounts.

Our Growth Strategy

Our strategy is to leverage our established business partnerships and generate organic methods of acquiring new markets. This has given us significant brand recognition by the consumer and has enabled us to acquire competitor territories. In doing so, we have generated a substantial presence and footprint in the regional area in which we operate. As we continue to develop our business relationships, and expand our geographic footprint in the South Florida area, our goal is to open in new markets along the east coast.

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EzFill’s current focus is on expanding its geographic footprint in the South Florida area. We aim to open in new markets along the east coast in the future both organically and through acquisitions of existing companies in the space. We make our expansion decisions based off of research into optimal target markets where public transportation is less prevalent, leading to more residents owning cars and the areas where a demand for lifestyle improving technology is present. We also consider State/City/County regulations when assessing new areas to expand into. We are targeting locations with the least regulations on mobile fuel delivery.

EzFill currently has strategic partnerships with businesses across industries such as property management, parking solutions services, travel industry, delivery industry, transportation and logistics, marinas, and other diversified business sectors. By establishing these strategic business-to-business relationships, we are able to offer cost effective business solutions, whether through human resource departments as employee perks, optimization of efficiency for fleet companies, or tenant satisfaction by adding amenities.

EzFill believes a strategic partnership with a major oil company will help with our expansion by enabling us to lower cost and attract a larger customer base by selling branded gasoline. However, there cannot be any assurance that EzFill will be able to obtain such a strategic partnership. The oil companies Exxon and Shell are both in the mobile fuel delivery space - Exxon, through its investment in Yoshi and Shell through its TapUp program based in Houston.

Technology License Agreement

On April 7, 2021, the Company entered into a Technology License Agreement with Fuel Butler LLC. Under the terms of the license, the Company issued 265,728 shares of its common stock to the licensor upon signing. The Company also issued 332,160 shares to the licensor in May 2021 upon the filing of a patent application related to the licensed technology. The Company will issue up to 916,762 additional shares to the licensor upon the achievement of certain milestones. In addition, the Company has granted stock options for 531,456 shares at an exercise price of $3.76 per share that will become exercisable for three years after the end of the fiscal year in which certain sales levels are achieved using the licensed technology. The Company has the option for four years after the achievement of certain milestones to either acquire the technology or acquire the licensor for the purchase price of 1,062,913 of its common shares. Until the Company exercise one of these options, it will share with the licensor 50% of pre-revenue costs and 50% of the net revenue, as defined, from the use of the technology. The Company does not expect any revenue from this agreement until at least 2022.

Under the Technology Agreement, the Company will license proprietary technology that the Company believes will enable the Company to expand its services into certain other markets. To this end, the Company believes this technology will allow the Company to provide its fuel service in high density areas like New York City and potentially allow entry into parking structures with portable containers without the necessity of driving fuel trucks into these locations.

Competition

EzFill is a fuel delivery service in the South Florida area along with other local fuel delivery companies and gas stations. We differentiate ourselves by allowing our customers to request our service via a mobile app and delivering the fuel directly to the end user. We use our innovative technology and excellent concierge service to offer convenient fueling solutions to all our vertical markets at different times of the day to maximize the efficiency of each mobile fueling truck. To our knowledge, the only other app-based fuel delivery company in Florida is Yoshi, however they operate on the west coast of Florida.

We distinguish ourselves from our competitors by:

●	Prioritizing our customer’s experience and satisfaction;
●	Streamlining our customers ordering experience;
●	Rigorously vetting and training our drivers;
●	Providing the latest in scheduling, GPS technology, and payment systems;
●	Offering very competitive pricing in the zip codes which we service;
●	Providing all our customers with certified, accurate reports and detailed invoices.

Though the electric vehicle industry is growing, we do not consider this relatively new subsegment of the vehicle market a threat to our business model or growth trajectory. The vast majority of vehicles are gas or diesel powered and the entire fuel industry is a major component of the economy.

Additionally, the continued growth of the electric vehicle industry means more and more traditional gas stations are closing because of: (i) high overhead because of rising real-estate prices; (ii) lack of demand due to electric vehicle adoption; and (iii) their inability to fuel vehicles outside of their station. Our mobile fueling solution allows us to service many zip codes with one truck, so if sales slowdown in one area we are able to transition seamlessly to areas with higher demand.

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Government Regulation

Our industry has certain government regulations, EzFill is dedicated to ensure that we are always operating in a way that is in compliance with all applicable regulations.

1.	DOT/Hazmat Registration: Our company is required to be registered with the Department of Transportation to transport and dispense hazardous materials. EzFill as a company is registered to transport and dispense hazardous material.

2.	Weights and Measures: In order to ensure the accuracy of our fuel sales to customers, our fuel meters and registers have to be calibrated and certified by the Florida Department of Agriculture. EzFill’s fuel meters and registers have been calibrated and certified by the Department of Agriculture to be a fuel retailer.

3.	CDL Licensing with Hazmat Endorsement: Drivers are required to have a Commercial Driver’s License with a Hazmat endorsement in order to operate the Mobile Fueling Trucks. All of our drivers have their Commercial Driver’s License with the Hazmat endorsement.

Our operations may also be subject to local fire marshal regulations, which varies in the different cities and counties. EzFill keeps up to date on the local regulations in each of the locations it operates and does ample research into local regulations before opening in any new location.

The costs of compliance includes general liability insurance, workman’s comp. insurance, vehicle insurance, meters and registers maintenance for yearly inspection, vehicle maintenance for yearly inspection, hazmat permits and licensing, safety procedures and equipment, emergency response team, and live safety monitoring system.

Our safety protocol includes:

Training

Management oversight

Live tracking 24-7

Safety spill kits

Automatic pump shut off system

24-7 800# support line

We have implemented a safety protocol and monitoring system that allows us to operate at maximum efficiency in optimal safety conditions. Our drivers carry the proper commercial driver’s licenses and endorsements and are fully trained and certified to transport and dispense fuel. We have been licensed by the U.S. Department of Transportation and our fueling trucks have been fitted with safety equipment and emergency tools such as spill kits, fire extinguishers, emergency response handbook and a dedicated 24/7 emergency responder support team in the event of emergency situations. We have management oversight around the clock to ensure safe operations. We have an emergency response team on call, in the unlikely situation where there is a spill, the emergency response team will come to the scene to control and properly handle the clean up of any hazardous materials. We also have state of the art technology that enables us, in real-time, to track the location of our Mobile Fueling Trucks and the inventory levels of each Mobile Fueling Truck.

Corporate Information

EzFill FL, LLC was established on July 27, 2016 in the state of Florida. The assets of EzFill, LLC were acquired as of April 9, 2019 by EzFill, Holdings Inc. (formed in March of 2019) which purchased certain assets of EzFill FL LLC’s mobile fueling business. The business is located and operates in South Florida.

Our principal executive offices are located at 2125 Biscayne Blvd, #309, Miami, FL 33137, and our telephone number is 305-791-1169. Our website address is EzFillApp.com. Information contained on, or accessible through, our website is not a part of this prospectus or the registration statement of which it forms a part.

EzFillApp.com, EzFill, and other trade names, trademarks, or service marks of EzFill appearing in this prospectus are the property of EzFill. Trade names, trademarks, and service marks of other companies appearing in this prospectus are the property of their respective holders.

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Employees

As of September 10, 2021, we had a total of approximately 35 employees, all of whom were full-time. None of our employees are covered by a collective bargaining agreement, and we consider our relations with our employees to be good.

Properties

We lease office space at 2125 Biscayne Blvd, #309 Miami, FL 33137 and pay approximately $5,000 per month. Additionally, we have office space at our fuel supplier located at 2965 E. 11th Ave., Hialeah, FL 33013. We believe our current office space is sufficient to meet our needs.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in matters may arise from time to time that may harm our business. As of the date of this prospectus, management believes that there are no claims against us, which it believes will result in a material adverse effect on our business or financial condition.

MANAGEMENT

The following table sets forth the names and ages of all of our directors and executive officers. Our Board of Directors is currently comprised of three members, who are elected annually to serve for one year or until their successor is duly elected and qualified, or until their earlier resignation or removal. Executive officers serve at the discretion of the Board of Directors and are appointed by the Board of Directors.

Name	Age	Position
Michael McConnell	58	Chief Executive Officer, Principal Executive Officer & Director
Arthur Levine	63	Chief Financial Officer, Principal Financial and Accounting Officer
Cheryl Hanrehan	52	Chief Operating Officer & Director
Richard Dery	58	Chief Commercial Officer & Director
Allen Weiss	66	Non-Executive Chairman & Independent Director
Jack Levine	70	Independent Board Member
Luis Reyes	48	Independent Board Member
Mark Lev	58	Independent Board Member

Executive Biographies

The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors and executive officers are as follows:

Michael McConnell (CEO, Principal Executive Officer and Director)

Mr. McConnell is an executive with 32 years’ experience in automotive sales finance for a leading OEM, Nissan North America, focused on strategic planning, building multi-year business plans, achieving P&L targets, and building and growing future talent. Mr. McConnell is experienced in all aspects of operations, corporate governance, global HQ interface, and dealer oversight and relations. Broad experience in consumer lending and dealer commercial credit. Lead company contact person for outside industry regulators and trade associations. After 32 years, Mr. McConnell retired from Nissan Motor Acceptance Corporation (NMAC) in 2017.

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Mr. McConnell started as a collections supervisor at NMAC in 1985. Most recently he served as VP Operations and Commercial Credit of NMAC (2016-2017), where he was responsible for its 1200+ employee operation and call center servicing $60B in outstanding’s and 2.5 million customers. Prior to that he served as Vice President - Sales, Marketing & Corporate Planning Office of NMAC (2006-2016) where he designed and executed all financial products for retail, lease and commercial products for all Nissan and Infiniti dealers nationally. Additionally he provided executive oversight for Director of Sales, and Director of Financial Products and was representative for the National Dealer Advisory Board and Nissan North America relationship.

While at NMAC Mr. McConnell served as chairman of the Dealer Credit Committee, and he served as a member on the NMAC Operating Committee, the NMAC Pricing and Policy Committee, the NMAC Risk Committee, the NMAC Compliance Committee, the NMAC Dealer Advisory Board, the Infiniti Dealer Advisory Board. Additionally he served as an officer on an NMAC SPE (Special Purpose Entity) and on Nissan Air LLC. Mr. McConnell received a bachelors degree in business administration from University of West Georgia. We believe that Mr. McConnell is qualified to serve as a member of our board of directors because of his executive and management experience working in the auto industry.

Arthur Levine (CFO, Principal Financial Officer, Principal Accounting Officer)

Mr. Levine is a senior finance executive with experience in various industries. He brings multinational experience at publicly traded and privately held companies with particular expertise leading startups and emerging growth companies through financings, strategic planning, the IPO process and beyond. After starting his career in a Big Four accounting firm, Mr. Levine gained experience building finance teams, improving internal controls and processes, implementing ERP systems and evaluating complex GAAP, governance and SEC reporting issues.

Mr. Levine joined the Company in March 2021. From February 2020 to February 2021, he provided fractional and interim CFO services to various companies. From August 2014 to January 2020, Mr. Levine served as Chief Financial Officer of Sensus Healthcare, a publicly traded medical device company that completed its IPO in 2016. From 2012 to 2014, Mr. Levine was Chief Accounting Officer of Trade Street Residential, a publicly traded real estate investment trust that completed its IPO in 2013. From 2010 to 2012, Mr. Levine served as Chief Financial Officer of IVAX Diagnostics, a publicly traded in vitro diagnostics company. Mr. Levine previously served in various finance roles at several technology companies and worked at Ernst & Young in the U.S. and abroad.

Mr. Levine is a graduate of the Wharton School of the University of Pennsylvania and is a Certified Public Accountant.

Cheryl Hanrehan (COO and Director)

Ms. Hanrehan is an executive with 16 years expertise in Europe, Asia, and South America and a cross-cultural background from living in France, Indonesia, Morocco, the Philippines and Switzerland. She has been notably successful for setting up and running extensive shipping operations for the largest coal importer into the US, coordinating with teams in Europe and South America. A respected global leader with a client-centered focus, who values innovation and is a creative problem solver. Ms. Hanrehan’s areas of expertise include: Global Strategic Planning, Business Development, Client Relations, Strategic Partnerships, Contract Negotiation, International Project Management, Operations Management, Emergency Operations, P&L Management, Budget & Cost Control, and New Venture Launch. Most recently Ms. Hanrehan has been raising her two children.

Immediately prior to that, from 2002-2010, Ms. Hanrehan served as President of Dillon Maritime Inc. where she: oversaw operations for all coal shipments; coordinated operations for annual shipments of 85-130 Panamax coal shipments totaling 6 - 9 million Metric Tons from Colombia to the US and Italy, with teams in Argentina, Colombia, the US, Italy, and the UK; Handled client relationship and new business development with Drummond, expanding into new markets and establishing Augustea as exclusive carrier for their most important energy clients; was lead negotiator for new 5-year coal shipment contract of affreightment (COA) with Drummond Coal, achieving a 5% price savings for Augustea; Coordinated emergency shipping operations during record breaking hurricane season of 2005, including Hurricane Katrina, by diverting ships, negotiating discharge at other ports, arranging emergency fuel, and dealing with resulting disruptions, claims and force majeure declarations; Negotiated long-term contracts with port facilities and set up new shipping operations in Charleston, SC to facilitate Drummond’s expansion into new energy markets; Reduced time lost and total return per shipment by overseeing a coal ship liner service with consecutive vessels, implementing new scheduling systems, and negotiating preferential load/discharge terms; and Integrated quality standards into the business process management system, resulting in ISO 9001:2000 certification. Ms. Hanrehan has her Bachelors in business administration from the University of Texas at Austin and her Masters in Business Administration from Georgetown University. We believe that Ms. Hanrehan is qualified to serve as a member of our board of directors because of her global executive and management experience.

Richard Dery (CCO and Director)

Mr. Dery is a 30+ year executive with significant experience in the gas industry. Most recently from 2016 to 2018, Mr. Dery served served as Executive VP of Operations at Nouveau Départ Management Consultants and Executive VP and CCO of Nu-Tier Brands since 2018.

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From 2005 to 2016, Mr. Dery served as Vice President of Sales and Chief Marketing Officer of Gulf Oil where he: was senior leader of their $7 billion branded sales group; partnered with leaders across the organization to ensure cohesive and successful integration of a $1.2 billion acquisition; Increased branded franchise network by 52% and expanded branded footprint over 180%.; Led strategy for optimal returns on $19 million annual marketing budget; negotiated and executed multi-year, multi-million-dollar contracts and renewals with MLB, NFL, NHL and NBA to support national sales objectives; maximized return on $300 million real estate portfolio; and coordinated a five-year plan of divestment of underperforming assets, the process of which included negotiating contingent long-term supply contracts. Mr. Dery was the principal architect responsible for orchestrating the revitalized sales and marketing strategy which resulted in the rebirth of the iconic “Gulf” brand.

Mr. Dery is a veteran of the US Armed Forces, twice decorated (commendation medals) and honorably discharged after service as an Intelligence Analyst with the United States Air Force having served from 1981-1987. Mr. Dery received a bachelors in science and business administration degree from Bryant University. We believe that Mr. Dery is qualified to serve as a member of our board of directors because of his executive and management experience in the gas industry.

Each of the individuals below have agreed to become a member of the board of directors upon completion of this offering.

Allen Weiss (Non-Executive Chairman & Independent Board Member)

As a former consultant at Apollo Capital Management, a private equity firm, Weiss was involved in company analyses to support potential acquisitions and management. Mr. Weiss had direct involvement in the acquisition of Chuck E. Cheese Entertainment in 2014. Mr. Weiss was also involved in the acquisition and negotiations for the sale of Great Wolf Resorts. Mr. Weiss became the Chairman of the Board of Directors for Great Wolf and later Executive Chairman. Mr. Weiss was also involved in the acquisition of Diamond Resorts International, which closed in Sept. 2016, and ClubCorp and previously served on their Board of Directors.

Weiss had a 39-year career at Disney. From 1994 until 2005 Mr. Weiss was President of Worldwide Operations for Disney’s $10 Billion+/95,000 employee Walt Disney Parks and Resorts business. He was responsible for the company’s theme parks and resorts including the Walt Disney World Resort, Disneyland Resort, and Disneyland Resort Paris, Disney Cruise Line, Disney Vacation Club, “Adventures by Disney”, and the line-of-business responsibility for Hong Kong Disneyland Resort and Tokyo Disney Resort.

Mr. Weiss began his career as a teenager in cash control and rose through the ranks to President, Worldwide Operations, for Walt Disney Parks and Resorts. He is a visionary and results-focused leader that has significantly grown top-line revenue and expanded margins in a thoughtful and strategic way, protecting the Disney brand, Cast, and overall guest experiences. During his tenure as President, Mr. Weiss directed the largest resort expansion in Walt Disney World history, resulting in double-digit percentage revenue growth, seven consecutive years of record revenues and higher profits. He led the organization through one of the toughest recessions the world has faced, with significantly less downturn in overall business while positioning the organization for major growth. A compassionate leader, he grew and invested in the next generation of talent, thereby strengthening the company for the future.

Mr. Weiss serves on the Alticor (Amway) Board of Directors, Diamond Resorts International Board of Directors. He previously served on the Metro Orlando Economic Development Commission Governor’s Council, the ClubCorp Board of Directors, the Dick’s Sporting Goods Board of Directors, was a National Board Member of the Sanford-Burnham Medical Research Institute and was appointed by the U.S. Commerce Secretary as a founding member to the Corporation for Travel Promotion Board of Directors. He was named “Most Influential Businessman in Central Florida” by the Orlando Business Journal in 2005.

Mr. Weiss has been designated as a distinguished alumnus by his alma mater, the University of Central Florida, and both UCF and the Rollins College Crummer Graduate School of Business have inducted Al into their Halls of Fame. Staying closely involved with his alma mater, Al has served as chairman of the UCF Foundation Board of Directors, and is a past member of the UCF Board of Trustees, Stetson University Board of Trustees and the Florida Council of 100 Board of Directors. Mr. Weiss received a bachelor’s degree from the University of Central Florida and an MBA from Rollins College. We believe that Mr. Weiss is qualified to serve as a member of our board of directors because of his executive and management experience.

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Jack Levine (Independent Board Member)

Mr. Levine joins our Board of Directors subject to the completion of this offering. Mr. Levine has been the President of Jack Levine, PA, a certified public accounting firm, since 1984, he is a licensed CPA in New York and Florida. For more than 35 years, he has been advising corporations on financial and accounting matters and serving as an independent director on numerous boards, frequently as head of their audit committees. Since 2010, Mr. Levine has been a director and chairman of the audit committee of SignPath Pharma, Inc., a development-stage biotechnology company. Mr. Levine is qualified as an SEC financial expert.

Since 2019, Mr. Levine has served on the Board of Directors of Blink Charging Co. From 2011 to 2018, Mr. Levine was a member of the board of directors of Provista Diagnostics, Inc., a cancer detection and diagnostics company focused on women’s cancer (also serving as chairman of its audit committee). From 2004 to 2008, Mr. Levine was a member of the board of directors of Biscayne Pharmaceuticals, Inc., a biopharmaceutical company discovering and developing novel therapies based on growth hormone-releasing hormone analogs; Grant Life Sciences, a research and development company focused on early detection of cervical cancer (also serving as chairman of its audit committee). From 1999 to 2007, Mr. Levine was a member of the board of directors of d Pharmanet, Inc., a global drug development services company providing a comprehensive range of services to pharmaceutical biotechnology, generic drug and medical device companies, from (also serving as chairman of its audit and other committees). Mr. Levine also served as a director and audit committee chair of Beach Bank, a community bank, from 2000 to 2006, Prairie Fund, a mutual fund, from 2000 to 2006, and Bankers Savings Bank, a community bank, from 1996 to 1998, and was a member of the audit committee of Miami Dade County School Board, the nation’s third largest school system, from 2004 to 2006. Mr. Levine is a certified public accountant licensed by the States of Florida and New York. He also is a member of the National Association of Corporate Directors, Association of Audit Committee Members and American Institute of Certified Public Accountants. Mr. Levine received a B.A. degree from Hunter College of the City University of New York and an M.A. from New York University.

Mr. Levine demonstrates extensive knowledge of complex financial, accounting, tax and operational issues highly relevant to our growing business. Through his decades of service as a board member, he also brings significant working experience in corporate controls and governance. We believe that Mr. Levine is qualified to serve as a member of our board of directors because of his financial expertise.

Luis Reyes (Independent Board Member)

Mr. Reyes has deep experience in both public service and private practice. His extensive public service in senior government positions includes service as a senior White House official and aide to the President of the United States; senior positions at the United States Department of Justice, including Deputy Associate Attorney General; Chief of Staff to the Associate Attorney General and as a chief legal counsel to the heads of both the Civil and Civil Rights Divisions. Mr. Reyes has also served as Chief Legal Officer and General Counsel for the federal law enforcement agency charged with rooting out waste, fraud and abuse in the reconstruction of Iraq, and as a trial attorney and Assistant Attorney General for the State of Texas.

In private practice, Mr. Reyes leads a robust practice that involves providing legal counsel to a wide range of companies and individuals, involving numerous settings, industries and countries around the world. Some of his representative matters include providing legal counsel to one of the world’s largest music production companies on a variety domestic and international regulatory matters; providing strategic counsel to Fortune 100 companies regarding litigation with the United States Department of Justice; providing advise to companies on various anti-trust matters pending before the United States Department Antitrust Division leading to ultimate clearance for mergers; successful resolution of civil litigation in Federal court involving complex trademark disputes; successfully obtaining a winning trial verdict in civil litigation in a land use matter brought by a governmental entity in the State of Texas; successful representation and internal investigation at the request of a foreign state relating to compliance with international anti-money laundering standards; leading an internal investigation for an international academic institution that led to recognition of its compliance practices as best in class; providing advice to the Board of Directors of an international company on crisis response matters throughout the COV-19 pandemic.

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Additionally, Mr. Reyes continues to advise multinational organizations regarding compliance with a large range of regulatory matters including issues involving the FCPA, FATCA, OFAC, SOX, ITAR, the FAR and the Bank Secrecy Act (Anti- Money Laundering). Some of his past work has included leading a comprehensive compliance review project for a major United States publicly held company with an annual gross of over $6 billion. This review involved a thorough investigation of the organization’s compliance with all applicable regulatory schemes as well as the design, review and implementation of corporate compliance policies and procedures. Mr. Reyes was also instrumental in creating and implementing an internal investigations protocol for the company and training of company attorneys and investigations related personnel. Mr. Reyes also recently assisted in successfully managing a voluntary monitor project for an international financial institution that required monitoring AML compliance programs; testing account surveillance system; and making recommendations. Mr. Reyes has effectively represented this client before the U.S. Departments of Justice and the U.S. Department of Treasury.

In the area of anti-corruption, from 2009 to January 2011, Mr. Reyes served as General Counsel for the Office of the Special Inspector General for Iraq Reconstruction (“SIGIR”) – the independent federal law enforcement agency charged with rooting out waste, fraud and abuse of the more than $50 billion in U.S. funds appropriated for reconstruction efforts in Iraq. Mr. Reyes played a key role in investigations and prosecutions of violations of the False Claims Act, the Foreign Corrupt Practices Act and major fraud. SIGIR’s oversight has returned over $1 billion to the U.S. Government.

From 2006 to 2009, Mr. Reyes held senior positions at the White House. In 2008 he was appointed by President George W. Bush to serve as Deputy Assistant to the President and Acting Assistant to the President in charge of the Office of Presidential Personnel, serving as chief advisor to the President on all senior human capital matters administration wide. In 2006, President Bush appointed him to be Special Assistant to the President for Presidential Personnel, with responsibility over the legal, national security, and international affairs portfolio, which included the Departments of Justice, Defense, State, Homeland Security, as well as the Central Intelligence Agency, the Office of the Director of National Intelligence, the United States Agency for International Development, the Peace Corps, the Federal Trade Commission, and the Equal Employment Opportunity Commission.

From 2001 to 2006 Mr. Reyes served in various high ranking positions at the U.S. Department of Justice in Washington. From 2005 -2006, Mr. Reyes was Deputy Associate Attorney General and Chief of Staff to Associate Attorney General of the United States. In that role he assisted in the management of the civil and programmatic components of the Department with a budget of over $3 billion. During that time Mr. Reyes provided oversight and counsel on high value litigation efforts emanating from the Civil Division, Antitrust and Tax Divisions, requiring approval of the Associate Attorney General, the third highest ranking official in the Department of Justice. Mr. Reyes also played a significant role in special projects, such as the development of the future National Security Division. Prior to that, Mr. Reyes served as Counselor to the Assistant Attorney General for the Civil Rights Division (2003-2005) where he was chief counsel to the Assistant Attorney General on issues related to anti-human trafficking efforts, among other division issues. From 2001 to 2003, Mr. Reyes was Counsel to the Assistant Attorney General for the Civil Division where he provided counsel to the head of the division and led the supervision over various Division litigation efforts, including the U.S. government litigation versus the tobacco industry and several civil defensive matters. From 1998 to 2001, Mr. Reyes served as an Assistant Attorney General for the State of Texas, handling a robust civil litigation practice at the trial and appellate levels in both state and federal court. Mr. Reyes has been granted numerous high-level security clearances after successfully passing requisite extensive FBI background checks multiple times. Mr. Reyes received a B.A. from the University of Texas and a J.D. from the University of Texas School of Law. We believe that Mr. Reyes is qualified to serve as a member of our board of directors because of his extensive legal experience.

Mark Lev (Independent Board Member)

Mark is the President of Fenway Sports Management (FSM) – a global sports marketing firm that, alongside the Boston Red Sox, Liverpool Football Club, Roush Fenway Racing and New England Sports Network (NESN), make up the Fenway Sports Group (FSG) portfolio of companies. In his capacity as President, Mr. Lev oversees all critical aspects of FSM’s business and is ultimately responsible for the firm’s growth, profitability and strategic direction. As one its founding employees, Mr. Lev has played a key role in building FSM from a two-person agency into, what is today, a 35-person firm that serves as the entrepreneurial arm of FSG with revenues in excess of $30M and with offices in Boston, New York City and Boca Raton, Florida. We believe that Mr. Lev is qualified to serve as a member of our board of directors because of his extensive business and management experience.

Family Relationships and Other Arrangements

There are no family relationships among our directors and executive officers. Other than as set forth above, there are no arrangements or understandings between or among our executive officers and directors pursuant to which any director or executive officer was or is to be selected as a director or executive officer.

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Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, none of our directors, executive officers (including those of our subsidiaries), promoters or control persons have:

●	had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

●	been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

●	been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, or SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; and

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Leadership Structure and Role in Risk Oversight

Since inception, we have separated the roles of Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”). Although the separation of roles has been appropriate for us during this time period, in the view of the Board, the advisability of the separation of these roles depends upon the specific circumstances and dynamics of our leadership.

As Chairman Al Weiss will serve as the primary liaison between the CEO and the independent directors and provides strategic input and counseling to the CEO. With input from other members of the Board, committee chairs and management, he will preside over meetings of the Board.

The Board, as a unified body and through its committee participation, will organize the execution of its monitoring and oversight roles and does not expect the Chairman to organize those functions. Our primary rationale for separating the positions of Chairman and CEO is the recognition of the time commitments and activities required to function effectively as the Chairman and as the CEO of a company with a relatively flat management structure. The separation of roles has permitted the Board to recruit senior executives into the CEO position with skills and experience that meet the Board’s planning for the position, some of which such individuals may not have extensive public company board experience.

The Board has three standing committees: Audit, Compensation and Corporate Governance/Nominating. The membership of each of the committees of the Board is comprised of independent directors, with each of the committees having a chairman, each of whom is an independent director. Our non-management members of the Board will meet in executive session at each regular Board meeting. The charter of each committee will be available on our website at www.EzFillApp.com.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board believes that establishing the right “tone at the top” and that full and open communication between executive management and the Board are essential for effective risk management and oversight. Our CEO communicates frequently with members of the Board to discuss strategy and challenges facing our company. Each quarter, the Board will receive presentations from senior management on matters involving our key areas of operations.

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Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Audit Committee’s responsibilities include, among other things: (i) selecting and retaining an independent registered public accounting firm to act as our independent auditors, setting the compensation for our independent auditors, overseeing the work done by our independent auditors and terminating our independent auditors, if necessary, (ii) periodically evaluating the qualifications, performance and independence of our independent auditors, (iii) pre-approving all auditing and permitted non-audit services to be provided by our independent auditors, (iv) reviewing with management and our independent auditors our annual audited financial statements and our quarterly reports prior to filing such reports with the Securities and Exchange Commission, or the SEC, including the results of our independent auditors’ review of our quarterly financial statements, and (v) reviewing with management and our independent auditors significant financial reporting issues and judgments made in connection with the preparation of our financial statements. The Audit Committee also prepares the Audit Committee report that is required to be included in our annual proxy statement pursuant to the rules of the SEC. We have adopted an audit committee charter which following the consummation of this offering will be posted on our investor website.

The Audit Committee consists of three members, the chairman of the Audit Committee is Mr. Jack Levine. The other committee members are Mr. Reyes and Mr. Weiss. Under the applicable rules and regulations of NASDAQ, each member of must be considered independent in accordance with NASDAQ Listing Rule 5605(c)(2)(A)(i) and (ii) and Rule 10A-3(b)(1) under the Exchange Act. The Board has determined that each of the members is “independent” as that term is defined under applicable NASDAQ and SEC rules. Mr. Jack Levine is our audit committee financial expert.

Compensation Committee

We have a separately-designated Compensation Committee. The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of our directors and executive officers. The Compensation Committee has responsibility for, among other things, (i) recommending to the Board for approval the overall compensation philosophy for our company and periodically reviewing the overall compensation philosophy for all employees to ensure it is appropriate and does not incentivize unnecessary and excessive risk taking, (ii) reviewing annually and making recommendations to the Board for approval, as necessary or appropriate, with respect to our compensation plans, (iii) based on an annual review, determining and approving, or at the discretion of the Compensation Committee, recommending to the Board for determination and approval, the compensation and other terms of employment of each of our officers, (iv) reviewing and making recommendations to the Board with respect to the compensation of directors, (v) overseeing our regulatory compliance with respect to compensation matters, (vi) reviewing and discussing with management, prior to the filing of our annual proxy statement or annual report on Form 10-K, our disclosure relating to executive compensation, including our Compensation Discussion and Analysis and executive and director compensation tables as required by SEC rules, and (vii) preparing an annual report regarding executive compensation for inclusion in our annual proxy statement or our annual report on Form 10-K. The Compensation Committee has the power to form one or more subcommittees, each of which may take such actions as may be delegated by the Compensation Committee.

We have adopted a compensation committee charter, which after the consummation of this offering will be posted on our investor website. The charter of the Compensation Committee grants the Compensation Committee authority to select, retain, compensate, oversee and terminate any compensation consultant to be used to assist in the evaluation of director, chief executive officer, officer and our other compensation and benefit plans and to approve the compensation consultant’s fees and other retention terms. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any internal or external legal, accounting or other advisors and consultants retained by the Compensation Committee. The Compensation Committee may also select or retain advice and assistance from an internal or external legal, accounting or other advisor as the Compensation Committee determines to be necessary or advisable in connection with the discharge of its duties and responsibilities and will have the direct responsibility to appoint, compensate and oversee any such advisor

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The, Compensation Committee consists of three members, the chairman of the Compensation Committee is Mr. Luis Reyes. The other committee members are Mr. Levine and Mr. Lev. The Board has determined that all of the members are “independent” under NASDAQ Listing Rule 5602(a)(2).

Corporate Governance/Nominating Committee

The Corporate Governance/Nominating Committee has responsibility for assisting the Board in, among other things, (i) effecting Board organization, membership and function, including identifying qualified board nominees, (ii) effecting the organization, membership and function of the committees of the Board, including the composition of the committees of the Board and recommending qualified candidates for the committees of the Board, (iii) evaluating and providing successor planning for the chief executive officer and our other executive officers, (iv) identifying and evaluating candidates for director in accordance with certain general and specific criteria, (v) developing and recommending to the Board Corporate Governance Guidelines and any changes thereto, setting forth the corporate governance principles applicable to us, and overseeing compliance with the our Corporate Governance Guidelines, and (vi) reviewing potential conflicts of interest involving directors and determining whether such directors may vote on issues as to which there may be a conflict. The Corporate Governance/Nominating Committee is responsible for identifying and evaluating candidates for director. Potential nominees are identified by the Board based on the criteria, skills and qualifications that are deemed appropriate by the Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee believes that candidates for director should have certain minimum qualifications, including high character and integrity, an inquiring mind and vision, willingness to ask hard questions, ability to work well with others, freedom from conflicts of interest, willingness to devote sufficient time to the Company’s affairs, diligence in fulfilling his or her responsibilities and the capacity and desire to represent the best interests of the Company and our stockholders as a whole and not primarily a special interest group or constituency. While our nominating criteria does not prescribe specific diversity standards, the Corporate Governance/Nominating Committee and its independent members seek to identify nominees that have a variety of perspectives, professional experience, education, difference in viewpoints and skills, and personal qualities that will result in a well-rounded Board. We have adopted a corporate governance/nominating committee charter which following the consummation of this offering will be posted on our investor website.

The Corporate Governance/Nominating Committee consists of three members. Mr. Jack Levine is the chairman of the Corporate Governance/Nominating Committee. The other committee members are Mr. Lev and Mr. Reyes. The Board has determined that all of the members are “independent” under NASDAQ Listing Rule 5605(a)(2).

Code of Business Conduct and Ethics

We will have adopted a formal Code of Business Conduct and Ethics applicable to all Board members, officers and employees. Our Code of Business Conduct and Ethics will be found on our website EzFillApp.com.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning compensation awarded to, earned by or paid to our Principal Executive Officer, Principal Financial Officer and our other highest paid executive officer whose total annual salary and bonus exceeded $100,000 (collectively, the “named executive officers”) from our formation in March 2019 through December 31, 2020. The Company did not pay any other executive officer more than $100,000 during the year ended December 31, 2020 and the period through December 31, 2019.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)	Option Awards ($)	Stock Awards ($) (1)	Total ($)

Michael McConnell	2020	65,753			$200,000	$265,753
Chief Executive Officer	2019	-	-	-	-	-

Michael Farkas, Founder	2020	-	-	-	-	-
Former President and Executive Chairman	2019	-		--	-	-

Cheryl Hanrehan	2020	66,575	-	-	$100,000	$166,575
Chief Operating Officer	2019	-	-	-	-	-

(1)	53,146 and 26,573 shares of the Company’s common stock were granted to Mr. McConnell and Ms. Hanrehan, respectively, as a signing bonus. Those shares will vest upon the Company’s completion of a successful IPO.

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Employment and Director Agreements

Executive Employment Agreements

We have entered into an employment agreement with Michael McConnell pursuant to which on October 12, 2020 Mr. McConnell began serving as the Company’s Chief Executive Officer. Under the employment agreement Mr. McConnell is being paid $300,000 annually and will be entitled to a target annual cash performance bonus equal to 40% of his base salary based on the achievement of certain agreed upon performance indicators. Mr. McConnell’s salary will automatically increase by 10% on each anniversary of his employment start date. Under the employment agreement we also issued Mr. McConnell a signing bonus of $200,000 of the Company’s restricted common stock based on a share price of $1.00 per share, which will vest upon the completion of the Company’s initial public offering. Mr. McConnell will also be entitled to receive an annual award under the Company’s incentive plan that is equal to 50% of his salary of which 25% of such grant will be in the form of restricted common stock and the remaining 75% shall be in the form of options to purchase common stock. The grants of the restricted common stock under the incentive plan will vest one year from the date of such grant and the options shall vest in equal one-third increments on each anniversary of the date they were granted. The term of Mr. McConnell’s employment agreement is for three years, provided that it will renew automatically for additional one year terms unless the Company provides notice of termination for at least 30 days prior to the end of the term. The employment agreement provides for salary continuation and benefits for 12 months in the event of termination without cause, or resignation with good reason, as defined (including following a change in control).

We have entered into an employment agreement with Arthur Levine, pursuant to which on March 1, 2021 Mr. Levine began serving as the Company’s Chief Financial Officer. Under the employment agreement Mr. Levine is being paid $225,000 annually and will be entitled to a target annual cash performance bonus equal to 40% of his base salary based on the achievement of certain agreed upon performance indicators. Mr. Levine’s salary will automatically increase by 5% on each anniversary of his employment start date. Under the employment agreement we also issued Mr. Levine a signing bonus of $100,000 of the Company’s restricted common stock based on a share price of $1.00 per share, which will vest upon the completion of the Company’s initial public offering. Mr. Levine will also be entitled to receive an annual award under the Company’s incentive plan that is equal to 50% of his salary of which 25% of such grant will be in the form of restricted common stock and the remaining 75% shall be in the form of options to purchase common stock. The grants of the restricted common stock under the incentive plan will vest one year from the date of such grant and the options shall vest in equal one-third increments on each anniversary of the date they were granted. The term of Mr. Levine’s employment agreement is for three years, provided that it will renew automatically for additional one year terms unless the Company provides notice of termination for at least 30 days prior to the end of the term. The employment agreement provides for salary continuation and benefits for 12 months in the event of termination without cause, or resignation with good reason, as defined (including following a change in control).

We have entered into an employment agreement with Cheryl Hanrehan, pursuant to which on September 14, 2020 Ms. Hanrehan began serving as the Company’s Chief Operating Officer. Under the employment agreement Ms. Hanrehan is being paid $225,000 annually and will be entitled to a target annual cash performance bonus equal to 40% of her base salary based on the achievement of certain agreed upon performance indicators. Ms. Hanrehan’s salary will automatically increase by 5% on each anniversary of her employment start date. Under the employment agreement we also issued Ms. Hanrehan a signing bonus of $100,000 of the Company’s restricted common stock based on a share price of $1.00 per share, which will vest upon the completion of the Company’s initial public offering. Ms. Hanrehan will also be entitled to receive an annual award under the Company’s incentive plan that is equal to 50% of her salary of which 25% of such grant will be in the form of restricted common stock and the remaining 75% shall be in the form of options to purchase common stock. The grants of the restricted common stock under the incentive plan will vest one year from the date of such grant and the options shall vest in equal one-third increments on each anniversary of the date they were granted. The term of Ms. Hanrehan’s employment agreement is for three years, provided that it will renew automatically for additional one year terms unless the Company provides notice of termination for at least 30 days prior to the end of the term. The employment agreement provides for salary continuation and benefits for 12 months in the event of termination without cause, or resignation with good reason, as defined (including following a change in control).

We have entered into an agreement with Richard Dery pursuant to which on November 2, 2020, he began serving as our Chief Commercial Officer as a consultant. In February 2021, Mr. Dery began serving as a full time employee in the same role. Under this agreement, Mr. Dery is being paid $275,000 per year and will be entitled to a target annual cash performance bonus equal to 45% of his base salary based on the achievement of certain agreed upon performance indicators. Mr. Dery’s annual salary will automatically increase by 5% on each anniversary of his start date. Mr. Dery was issued 100,000 shares of our common stock as a signing bonus based on a per share price of $1.00 per share, which will vest upon the completion of the Company’s initial public offering. Mr. Dery also be entitled to receive an annual award under the Company’s incentive plan that is equal to 50% of his salary of which 50% of such grant will be in the form of restricted common stock and the remaining 50% will be in in the form of options to purchase common stock. The grants of the restricted common stock under the incentive plan will vest one year from the date of such grant and the options shall vest in equal one-third increments on each anniversary of the date they were granted. The term of Mr. Dery’s employment agreement is for three years, provided that it will renew automatically for additional one year terms unless the Company provides notice of termination at least 30 days prior to the end of the term. The employment agreement provides for salary continuation and benefits for 12 months in the event of termination without cause, or resignation with good reason, as defined (including following a change in control).

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Director Agreements:

Each of our directors have entered into a letter agreement with us. The agreement provides that the director will receive such compensation as is approved by the Company’s compensation committee from time to time and that under the current compensation structure each director shall receive a signing bonus of $50,000 of shares valued at $1.00 per share as well as $40,000 in cash and $60,000 in shares annually. Board members will also receive additional amounts for committee service as well as meeting attendance. For serving as Non-Executive Chairman of the Board, Allen Weiss shall receive $75,000 annually and $125,000 in restricted stock. The agreement also provides that the director shall not sell any shares of the Company’s common stock that they receive for six months from the receipt of such shares. The Agreement also specifies which, if any, committees the director will serve on. The agreement also provides that the Company will reimburse the director reasonable documented expenses relating to the director’s attendance at meetings of the board and reasonable out of pocket expenses incurred in connection with the performance of the director’s duties as a member of the board.

2020 Equity Incentive Plan

On August 1, 2020, our board of directors approved the EzFill Holdings, Inc. 2020 Equity Incentive Plan. We have reserved 1,913,243 of our outstanding shares of our common stock for issuance under the 2020 Equity Incentive Plan (the 2020 Plan). Participation in the 2020 Plan will continue until all of the benefits to which the participants are entitled have been paid in full.

Description of Awards under the 2020 Plan

Awards to Company Employees. Under the 2020 Plan, the compensation committee, or the committee, which will administer the plan, may award to eligible employees incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares.

Awards to Non-Employees. The Committee may award to non-employees, including non-employee directors, non-qualified stock options, stock appreciation rights, or SARs, restricted stock and restricted stock units.

Stock Options

The Committee has discretion to award incentive stock options, or ISOs, which are intended to comply with Section 422 of the Code, or nonqualified stock options, or NQSOs, which are not intended to comply with Section 422 of the Code. The exercise price of an option may not be less than the fair market value of the underlying shares of common stock on the date of grant. The 2020 Plan defines “fair market value” as the closing sale price at which shares of our common stock have been sold regular way on the principal securities exchange on which the shares are traded.

Stock Appreciation Rights

The Committee may award SARs under the 2020 Plan upon such terms and conditions as it may establish. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in shares of Company common stock of equivalent value, or in some combination thereof. The Committee’s determination regarding the form of payment for the exercised SAR will be set forth in the award agreement.

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Restricted Stock

The Committee may impose restrictions and conditions as to awards of shares of restricted stock as it deems advisable. As specified in the relevant award agreement, restrictions may include a requirement that participants pay a stipulated purchase price for each share of restricted stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional and/or individual), time-based restrictions on vesting following the attainment of the performance goals and/or restrictions under applicable federal or state securities laws.

We may retain in our possession the certificates representing shares of restricted stock until the time when all conditions and/or restrictions applicable to those shares awarded under the 2020 Plan have been satisfied. Generally, shares of restricted stock covered by each restricted stock grant made under the 2020 Plan will become freely transferable by the participant following the last day of the applicable period of restriction. However, even after the satisfaction of the restrictions and conditions imposed by the 2020 Plan and the particular award agreement, shares owned by an affiliate of the Company will be subject to restrictions on transfer under the Securities Act.

Awards to Employees. The Committee may choose to award shares of restricted stock under the 2020 Plan upon such terms and conditions as it may establish. The award agreement will specify the period(s) of restriction, the number of shares of restricted stock granted, the requirement that a participant pay a stipulated purchase price for each share, restrictions based upon the achievement of specific performance objectives, other restrictions governing the subject award and/or restrictions under applicable federal or state securities laws. Recipients may have the right to vote these shares from the date of grant, as determined by the Committee on the date of award. As determined by the Committee on the date of award, participants may receive dividends on their shares of restricted stock. Dividends accrued on restricted stock will be paid only if the restricted stock vests.

Each award agreement for restricted stock will specify the extent to which the participant will have the right, if any, to retain unvested restricted stock following termination of the participant’s employment with the Company. In its sole discretion, the Committee will make these determinations; these provisions need not be uniform among all awards of restricted stock issued under the 2020 Plan and may reflect distinctions based on reasons for termination of employment.

Awards to Non-Employee Directors. Restricted stock awards to non-employee Directors will be subject to the restrictions for a period, which will commence upon the date when the restricted stock is awarded and will end on the earliest of the first to occur of the following:

●	the retirement of the non-employee Director from the board of directors in compliance with the board’s retirement policy as then in effect;

●	the termination of the non-employee Director’s service on the board of directors as a result of the non-employee Director’s not being nominated for reelection by the board of directors;

●	the termination of the non-employee Director’s service on the board of directors because of the non-employee Director’s resignation or failure to stand for reelection with the consent of the board (which means approval by at least 80% of the Directors voting, with the affected non-employee Director abstaining);

●	the termination of the non-employee Director’s service on the board of directors because the non-employee Director, although nominated for reelection by the board of directors, is not reelected by the stockholders;

●	the termination of the non-employee Director’s service on the board of directors because of (i) the non-employee Director’s resignation at the request of the nominating and corporate governance of the board of directors, (ii) the non-employee Director’s removal by action of the stockholders or by the board of directors, or (iii) a change in control of the Company, as defined in the 2020 Plan;

●	the termination of the non-employee Director’s service on the board of directors because of disability or death; or

●	the vesting of the award in accordance with its terms.

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As of the date specified by the Committee, each non-employee Director will be awarded that number of shares of restricted stock as determined by the board of directors, after consideration of the recommendations of the Committee. A non-employee Director who is first elected to the board of directors on a date subsequent to the date so specified will be awarded that number of shares of restricted stock as determined by the board of directors, after consideration of the recommendations of the Committee. The amount of the award for the upcoming 2020 Plan year will be disclosed in the Company’s proxy statement for the Company’s annual meeting of stockholders.

Restricted Stock Units

The Committee may award restricted stock units, or RSUs. Each RSU will have a value equal to the fair market value of a share of the Company’s common stock on the date of grant. In its discretion, the Committee may impose conditions and restrictions on RSUs, as specified in the RSU award agreement, including restrictions based upon the achievement of specific performance goals and time-based restrictions on vesting. As determined by the Committee at the time of the award, settlement of vested RSUs may be made in the form of cash, shares of Company stock, or a combination of cash and Company stock. Settlement of vested RSUs will be in a lump sum as soon as practicable after the vesting date but in no event later than two and one-half (2½) months following the vesting date. The amount of the settlement will equal the fair market value of the RSUs on the vesting date. Each RSU will be credited with an amount equal to the dividends paid on a share of Company stock between the date of award and the date the RSU is paid to the participant, if at all. Dividend equivalents will vest, if at all, upon the same terms and conditions governing the vesting of the RSUs under the 2020 Plan. Payment of the dividend equivalent will be paid at the same time as payment of the RSU. The holders of RSUs will have no voting rights.

Each award agreement for RSUs will specify the extent to which the participant will have the right, if any, to retain unvested RSUs following termination of the participant’s employment with the Company or, in the case of a non-employee Director, service with the board of directors. In its sole discretion, the Committee will make these determinations; these provisions need not be uniform among all awards of RSUs issued under the 2020 Plan and may reflect distinctions based on reasons for termination of employment or, in the case of a non-employee Director, service with the board of directors.

Performance Units/Performance Shares

The Committee has the discretion to award performance units and performance shares under the 2020 Plan upon such terms and conditions as it may establish, as evidenced in the relevant award agreement. Performance units will have an initial value as determined by the Committee, whereas performance shares will have an initial value equal to one share of common stock on the date of award. At the time of the award of the performance units or shares, the Committee in its discretion will establish performance goals which, depending on the extent to which they are met, will determine the number and/or value of performance units or shares that will be paid out to the participant. Under the terms of the 2020 Plan, after the applicable performance period has ended, the holder of performance units or shares will be entitled to receive payout on the number and value of performance units or shares earned by the participant over the performance period. The payout on the number and value of the performance units and performance shares will be a function of the extent to which corresponding performance goals are met.

Change in Control

In the event of a change in control, as defined in the 2020 Plan, generally all options and SARs granted under the 2020 Plan will vest and become immediately exercisable; and restriction periods and other restrictions imposed on restricted stock and RSUs will lapse.

Non-transferability

No award under the 2020 Plan may be sold, transferred, pledged, assigned or otherwise transferred in any manner by a participant except by will or by the laws of descent and distribution; and any award will be exercisable during a participant’s lifetime only by the participant or by the participant’s guardian or legal representative. These limitations may be waived by the Committee, subject to restrictions imposed under the SEC’s short-swing trading rules and federal tax requirements relating to incentive stock options.

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Duration of the 2020 Plan

The 2020 Plan will remain in effect until all shares subject to the 2020 Plan have been purchased or acquired under the terms of the 2020 Plan, and all performance periods for performance-based awards granted under the 2020 Plan have been completed. However, no award is permitted to be granted under the 2020 Plan on or after the day prior to the tenth anniversary of the date the board of directors approved the 2020 Plan. The board of directors, upon recommendation of the Committee, may at any time amend, suspend or terminate the 2020 Plan in whole or in part for any purpose the Committee deems appropriate, subject, however, to the limitations referenced in “Adjustment and Amendments” above.

Stock Option Plans

We intend to file one or more registration statements on Form S-8 under the Securities Act to register our shares issued or reserved for issuance under the 2020 Equity Incentive Plan. We expect to file the first such registration statement soon after the date of this prospectus and such registration statement will automatically become effective upon filing with the Securities and Exchange Commission. Accordingly, shares registered under such registration statement will be available for sale in the open market, unless such shares are subject to vesting restrictions with us or the lock-up restrictions described above. As of the date of this prospectus, we estimate that such registration statement on Form S-8 will cover 1,913,826 shares.

Outstanding Equity Awards at Fiscal Year End

We have granted a total of 244,470 shares to executives and other employees during 2020 and 2021.

Director Compensation

From our formation in March 2019, we have not paid our directors any compensation for serving on our board. As of the completion of this offering, our independent board members became eligible for compensation for their service on the board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The following is a description of transactions or series of transactions since inception, or any currently proposed transaction, to which we were or are to be a participant and in which the amount involved in the transaction or series of transactions exceeds $120,000, and in which any of our directors, executive officers or persons who we know hold more than five percent of any class of our capital stock, including their immediate family members, had or will have a direct or indirect material interest, other than compensation arrangements with our directors and executive officers.

We accepted notes payable from related parties in an aggregate amount of $560,000 from inception to date. The outstanding notes payable to related parties are:

4/4/19 remaining $200,000 note payable to LH MA 2 LLC;

5/8/2019 remaining $10,000 note payable to LH MA 2 LLC;

5/8/2019 $20,000 note payable to The Farkas Group, Inc.

On April 5, 2019, the Company issued a total of 6,643,206 shares of common stock to the two founders.

In December 2020, the Company issued 265,728 shares of common stock to a related party for consulting services.

During the twelve months ended December 31, 2020 and 2019, the Company issued 106,291 and -0- shares of common stock to executives as a signing bonus, respectively. During the six months of 2021, 26,573 shares were issued to an executive.

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We entered into a consulting agreement, dated November 18, 2020 with Balance Labs, Inc. Pursuant to the Consulting Agreement, Balance Labs will provide consulting services to us including assisting us with our initial public offering and assisting us with introductions to, and assistance with, negotiating and entering agreements with potential fleet, residential, marine and corporate customers that Balance Labs has relationships with. Balance Labs will also assist us with our expansion efforts. Under the Consulting Agreement, in payment of services that Balance Labs has already provided to us, we issued Balance Labs 265,728 shares of our common stock in November 2020. Upon the completion of our initial public offering we will make a one-time payment of $200,000 to Balance Labs. During the first year of the term of the Consulting Agreement, we will pay Balance Labs $25,000 per month, provided that no payments will be due until after the completion of our initial public offering. In the second year of the agreement, the payment will decrease to $22,500 per month. On each anniversary of the initial term and the renewal terms we will issue Balance Labs 132,905 shares of our common stock. The term of the Consulting Agreement is for two years provided that either party may terminate the Consulting Agreement at will and without cause upon 15 days’ advance written notice to the other party. Should we elect to terminate the Consulting Agreement, without cause, prior to the end of the initial term of the Consulting Agreement, all Monthly Payments and Annual Bonuses for the initial term will become immediately due and payable. No payments will be due if we terminate the Consulting Agreement prior to the end of the initial term for cause. Michael Farkas is the President, CEO, CFO and Chairman of the Board of Balance Labs. Mr. Farkas is also our former president and beneficially owns approximately 36% of our common stock as of September 10, 2021.

On March 10, 2021, the Company borrowed a total of $300,000 and issued promissory notes for $100,000 to each of the following related parties: LH MA 2 LLC, The Farkas Group, Inc., Fuel Butler, LLC. The notes bear interest at a rate of 1% per month. The principal and interest thereon are payable on March 10, 2022 or upon completion of the Company’s initial public offering if earlier. In connection with these loans, each lender was issued 2,657 shares of the Company’s common stock for a total of 7,971 shares.

Richard Dery, one of the Company’s executive officers, owns 20% of the shares of Fuel Butler, LLC, which is party to Technology License Agreement signed on April 7, 2021 with the Company. Under the agreement, the Company will license proprietary technology that will enable the expansion of the Company’s service into certain other markets. Under the terms of the license, the Company issued 265,728 shares of its common stock to the licensor upon signing. The Company also issued 332,160 shares to the licensor in May 2021 upon the filing of a patent application related to the licensed technology. The Company will issue up to 916,762 additional shares to the licensor upon the achievement of certain milestones. In addition, the Company has granted stock options for 531,456 shares at an exercise price of $3.76 per share that will become exercisable for three years after the end of the fiscal year in which certain sales levels are achieved using the licensed technology. The Company has the option for four years after the achievement of certain milestones to either acquire the technology or acquire the licensor for the purchase price of 1,062,913 of its common shares. Until the Company exercise one of these options, it will share with the licensor 50% of pre-revenue costs and 50% of the net revenue, as defined, from the use of the technology. The Company does not expect any revenue from this agreement until at least 2022.

On June 25, 2021, the company issued a promissory note to The Farkas Group, Inc. and to LH MA 2 LLC for $265,958 each, including an original issue discount of $15,958. The notes each bear interest at 1% per month on the unpaid principal balance. The notes mature on the earlier of December 25, 2021 or the consummation of the Company’s initial public offering.

On July 26, 2021, the company issued promissory notes to The Farkas Group, Inc. and to LH MA 2 LLC for $132,979 each, including an original issue discount of $7,979. The notes bear interest at 1% per month on the unpaid principal balance. The notes mature on the earlier of January 26, 2022 or the consummation of the Company’s initial public offering.

On August 18, 2021, the Company issued a promissory note to The Farkas Group, Inc. in the amount of $265,000, including an original issue discount of $15,000. The note bears interest at 12% per year and all interest will accrue until the Maturity date. The maturity date of the note is August 18, 2022, however if the Company completes a capital raise of at least $7,000,000 the entire outstanding principal and interest through August 18, 2022 shall be immediately due and payable within two business days of such occurrence.

Policies for Approval of Related Party Transactions

Our board of directors reviews and approves transactions with directors, officers and holders of 5% or more of our voting securities and their affiliates, or each, a related party. Prior to this offering, the material facts as to the related party’s relationship or interest in the transaction are disclosed to our board of directors prior to their consideration of such transaction, and the transaction is not considered approved by our board of directors unless a majority of the directors who are not interested in the transaction approve the transaction. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction are disclosed to the stockholders, who must approve the transaction in good faith.

In connection with this offering, we intend to adopt a written related party transactions policy that such transactions must be approved by our audit committee or another independent body of our board of directors.

Director Independence

Our Board has determined that a majority of the Board consists of members who are currently “independent” as that term is defined under Nasdaq Listing Rule 5605(a)(2). The Board considers Allen Weiss, Jack Levine, Luis Reyes and Mark Lev to be “independent.”

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of our common stock as of September 10, 2021 by (i) each person known to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned	Percentage(2)
Beneficial Owners of more than 5%
The Farkas Group, Inc (3)	3,378,674	18.0%
SIF Energy LLC (3)	3,096,531	16.5%
Balance Labs, Inc. (3)	265,728	1.4%
Jacob Sod (4)	6,287,525	33.5%
Executive Officers and Directors:
Jack Levine, Director (5)	199,296	1.1%
Allen Weiss, Non-Executive Chairman and Director	13,286	*
Mark Lev, Director	13,286	*
Luis Reyes, Director	13,286	*
Michael McConnell, CEO and Director	53,146	*
Cheryl Hanrehan, COO and Director	26,573	*
Richard Dery, CCO and Director (6)	146,682	*
Arthur Levine, CFO	26,573	*
All Officers and Directors as a Group (8 persons)	492,129	2.6%

*Less than 1%

(1)	The address of each of the officers and directors is c/o 2125 Biscayne Blvd, #309 Miami, FL 33137; the address of Michael D. Farkas is 1221 Brickell Avenue, Ste. 900, Miami, FL 33131; the address for Jacob Sod is 14 Wall Street, Suite 2064, New York, New York 10005

(2)	The calculation in this column is based upon 18,750,000 shares of common stock outstanding on September 10, 2021. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the subject securities. Shares of common stock that are currently exercisable or exercisable within 60 days of September 10, 2021 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of such person, but are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

(3)	Michael D. Farkas has voting and investment control of the shares of common stock held by the Farkas Group, Inc., SIF Energy LLC and Balance Labs, Inc.

(4)	The shares of common stock are held by LH MA 2 LLC; and Crestview 360 Holdings, LLC. Jacob Sod has voting and investment control of the shares of common stock held by these entities.

(5)	Jack Levine holds 186,010 shares through an entity Cameo Life Sciences Investments, LLC

(6)	Richard Dery owns 20% of Fuel Butler, LLC, which holds 600,546 shares of the Company’s stock

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DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws, which will be effective upon closing of this offering. The descriptions of the common stock and preferred stock give effect to changes to our capital structure that will occur immediately prior to the closing of this offering. We refer in this section to our amended and restated certificate of incorporation as our certificate of incorporation, and we refer to our amended and restated bylaws as our bylaws.

General

Upon completion of this offering, our authorized capital stock will consist of five hundred million (500,000,000) shares of common stock, par value $.0001 per share, and fifty million (50,000,000) shares of preferred stock, par value $.0001 per share, all of which shares of preferred stock will be undesignated.

As of September 10, 2021, 18,750,000 shares of our common stock were outstanding and held by stockholders of record.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. The shares to be issued by us in this offering will be, when issued and paid for, validly issued, fully paid and non-assessable.

Preferred Stock

Our board of directors will have the authority, without further action by our stockholders, to issue up to 50,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

We do not have preferred stock outstanding.

Appointment of Directors

Our Certificate of Incorporation provides that subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

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Amendments of our Bylaws

The Board of Directors is expressly empowered to adopt, amend or repeal our Bylaws. Any adoption, amendment or repeal of our Bylaws shall require the approval of a majority of the authorized number of directors. Our stockholders shall also have power to adopt, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by our Amended and Restated Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

Stock Options

As of September 10, 2021, there were stock options outstanding to purchase 74,404 shares of common stock pursuant to loans to the Company and stock options to purchase 99,430 shares of common stock pursuant to consulting agreements.

Registration Rights

Our shareholders do not have any registration rights.

Section 203 of the Delaware General Corporation Law

Upon completion of this offering, we will be subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

●	at or after the time the stockholder became interested, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Exchange Listing

As of September 15, 2021, our common stock became listed on the Nasdaq Capital Market under the symbol “EZFL”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be Worldwide Stock Transfer. The transfer agent and registrar’s address is One University Plaza, Suite 505, Hackensack, NJ 07601.

Choice of Forum

Our Amended and Restated Certificate of Incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company arising pursuant to any provision of the General Corporation Law of Delaware, the Amended and Restated Certificate of Incorporation or the Bylaws of the Company; or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine. To the extent that any such claims may be based upon federal law claims, Section 27 of the Securities Exchange Act of 1934, as amended, creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act of 1933, as amended, provides for concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, and as such, the exclusive jurisdiction clauses of our Amended and Restated Certificate of Incorporation would not apply to such suits. The choice of forum provisions in our Amended and Restated Certificate of Incorporation may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. By agreeing to these provisions, however, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. Furthermore, the enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. If a court were to find the choice of forum provisions in our Amended and Restated Certificate of Incorporation” to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our shares. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. As described below, only a limited number of shares will be available for sale shortly after this offering due to contractual and legal restrictions on resale. Nevertheless, sales of our common stock in the public market after such restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price at such time and our ability to raise equity capital in the future.

Based on the number of shares outstanding as of the date of this prospectus, upon the completion of this offering, 25,000,000 shares of our common stock will be outstanding, assuming no exercise of the underwriters’ over-allotment option to purchase additional shares. Of the outstanding shares, all of the shares sold in this offering will be freely tradable, except that any shares held by our affiliates, as that term is defined in Rule 144 under the Securities Act, may only be sold in compliance with the limitations described below.

Rule 144

In general, a person who has beneficially owned restricted stock for at least six months would be entitled to sell his securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (ii) we are subject to the Securities Exchange Act of 1934, as amended, periodic reporting requirements for at least 90 days before the sale. Persons who have beneficially owned restricted shares for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

●	1% of the number of shares then outstanding, which will equal approximately 250,000 shares immediately after this offering assuming no exercise of the underwriters’ option to purchase additional shares, based on the number of shares outstanding as of the date of this prospectus; or

●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

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Provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale. Such sales both by affiliates and by non-affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. Most of our employees, executive officers or directors who purchased shares under a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares are required to wait until 90 days after the date of this prospectus before selling their shares. However, substantially all Rule 701 shares are subject to lock-up agreements as described below and under “Underwriting” included elsewhere in this prospectus and will become eligible for sale upon the expiration of the restrictions set forth in those agreements.

Lock-up Agreements

In connection with this offering, certain of our current stockholders as of the date of this prospectus and all of our executive officers and directors have signed lock-up agreements which prevent them from selling any of our common stock or any securities convertible into or exercisable or exchangeable for common stock for a period of 180 days and 365 days, respectively, from the date of the prospectus for this offering without the prior written consent of the Representative. The Representative may in its sole discretion and at any time without notice release some or all of the shares subject to the lock-up agreements prior to the expiration of the 365-day or 180-day period, as applicable. When determining whether or not to release shares from the lock-up agreements, the Representative will consider, among other factors, the stockholder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

UNDERWRITING

ThinkEquity LLC, is acting as the Representative of the underwriters of the offering. We have entered into an underwriting agreement dated September 14, 2021 with the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock at the initial public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table:

Underwriter	Number of Shares
ThinkEquity LLC	6,250,000

Total	6,250,000

The underwriters are committed to purchase all the shares of common stock offered by the Company, other than those covered by the over-allotment option to purchase additional shares of common stock described below. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, the underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by us in this prospectus are subject to various representations and warranties and other customary conditions specified in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

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The underwriters are offering the shares of common stock subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the Representative an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase up to an aggregate of 937,500 additional shares of common stock (equal to 15% of the total number of shares of common stock sold in this offering) at the public offering price per share, less underwriting discounts and commissions, solely to cover over-allotments, if any. If the underwriters exercise this option in whole or in part, then the underwriters will be severally committed, subject to the conditions described in the underwriting agreement, to purchase the additional shares of common stock in proportion to their respective commitments set forth in the prior table.

Discounts, Commissions and Reimbursement

The representative has advised us that the underwriters propose to offer the shares of common stock to the public at the initial public offering price per share set forth on the cover page of this prospectus. The underwriters may offer shares to securities dealers at that price less a concession of not more than $0.16 per share. After the initial offering to the public, the public offering price and other selling terms may be changed by the representative.

The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us assuming both no exercise and full exercise by the underwriters of their over-allotment option:

		Total
	Per Share	Without Option	With Option
Public offering price	$4.00	$25,000,000	$28,750,000
Underwriting discounts and commissions (7.5%)	$0.30	$1,875,000	$2,156,250
Non-accountable expense allowance (1%)	$0.04	$250,000	$287,500
Proceeds, before expenses, to us	$3.66	$22,875,000	$26,306,250

We have paid an expense deposit of $20,000 to (or on behalf of) the representative, which will be applied against the actual out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering, and will be reimbursed to us to the extent not incurred.

In addition, we have also agreed to pay the following expenses of the underwriters relating to the offering: (a) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $15,000 in the aggregate; (b) all filing fees and communication expenses associated with the review of this offering by FINRA; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the underwriter, including the reasonable fees and expenses of the underwriter’s blue sky counsel; (d) $29,500 for the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; (e) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones not to exceed $3,000, (f) the fees and expenses of the representatives’ legal counsel incurred in connection with this offering in an amount up to $125,000; (g) $10,000 for data services; and (h) up to $20,000 of the representative’s actual accountable road show expenses for the offering.

We estimate the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $885,000.

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Representative Warrants

Upon the closing of this offering, we have agreed to issue to the representative warrants, or the Representative’s Warrants, to purchase a number of shares of common stock equal to 5% of the total number of shares sold in this public offering. The Representative’s Warrants will be exercisable at a per share exercise price equal to 125% of the public offering price per share of common stock sold in this offering. The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the four and one half year period commencing six months from the effective date of the registration statement related to this offering. The Representative’s Warrants also provide for one demand registration right of the shares underlying the Representative’s Warrants, and unlimited “piggyback” registration rights with respect to the registration of the shares of common stock underlying the Representative’s Warrants and customary antidilution provisions. The demand registration right provided will not be greater than five years from the date of the underwriting agreement related to this offering in compliance with FINRA Rule 5110(f)(2)(G). The piggyback registration right provided will not be greater than seven years from the date of the underwriting agreement related to this offering in compliance with FINRA Rule 5110(f)(2)(G).

The Representative’s Warrants and the shares of common stock underlying the Representative’s Warrants have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representative, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrants or the securities underlying the Representative’s Warrants, nor will the representative engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying shares for a period of 180 days from the effective date of the registration statement. Additionally, the Representative’s Warrants may not be sold transferred, assigned, pledged or hypothecated for a 180-day period following the effective date of the registration statement except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The Representative’s Warrants will provide for adjustment in the number and price of the Representative’s Warrants and the shares of common stock underlying such Representative’s Warrants in the event of recapitalization, merger, stock split or other structural transaction, or a future financing undertaken by us.

Pricing of the Offering

Prior to this offering, there has been no established public market for our common stock. The initial public offering price was determined by negotiations among us and the Representative. In addition to prevailing market conditions, among the factors considered in determining the initial public offering price of our common stock were:

●	the information included in this prospectus and otherwise available to the Representative;
●	our historical performance;
●	estimates of our business potential and our earnings prospects;
●	an assessment of our management;
●	and the consideration of the above factors in relation to market valuation of companies in related businesses.

An active trading market for the shares of our common stock may not develop. It is also possible that the shares will not trade in the public market at or above the initial public offering price following the closing of this offering.

Our common stock has been approved for listing on The Nasdaq Capital Market under the symbol “EZFL” and will begin trading on September 15, 2021. In order to meet one of the requirements for listing the common stock, the underwriters sold a minimum of 300 round lot stockholders.

Right of First Refusal

Until March 14, 2023 (eighteen (18) months from the date of the underwriting agreement) the representative shall have an irrevocable right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent, at the representative sole discretion, for each and every future public and private equity and debt offerings for the Company, or any successor to or any subsidiary of the Company, including all equity linked financings, on terms customary to the representative. The representative shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation. The representative will not have more than one opportunity to waive or terminate the right of first refusal in consideration of any payment or fee.

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Lock-Up Agreements

The Company, certain of our existing shareholders and each of its directors and officers have agreed for a period of (i) twelve months after the date of this prospectus in the case of directors and officers and (ii) six months after the date of this prospectus in the case of the Company and such stockholders, without the prior written consent of the representative, not to directly or indirectly:

●	issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock; or
●	in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any shares of common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock; or
●	complete any offering of debt securities of the Company, other than entering into a line of credit, term loan arrangement or other debt instrument with a traditional bank; or
●	enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our common stock or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The representative may agree to allocate a number of securities to underwriters and selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

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Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Other Relationships

Certain of the underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

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European Economic Area—Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);
●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or
●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 ;and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

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Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societ—$$—Aga e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and
●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and
●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

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Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

55

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

56

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. After the closing of the offering, Sichenzia Ross Ference LLP or certain members or employees of Sichenzia Ross Ference LLP will be issued common stock of the Company. Certain legal matters in connection with this offering have been passed upon for the underwriters by Loeb & Loeb LLP.

EXPERTS

The financial statements of the Company appearing elsewhere in this prospectus have been included herein in reliance upon the report of M&K CPAS PLLC an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of M&K CPAS PLLC experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement on Form S-1 that we have filed with the SEC under the Securities Act, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, you should refer to the registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You may retrieve any of our filings with the SEC by visiting the website maintained by the SEC at www.sec.gov. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 2125 Biscayne Blvd #309, Miami, Florida 33137, (305) 791-1169.

57

EzFILL HOLDINGS, INC.

F-1

EzFill Holdings, Inc.

Consolidated Balance Sheets

	June 30, 2021	December 31, 2020
	(unaudited)
Assets
Current Assets:
Cash	$631,077	$882,870
Accounts receivable, net of allowance for doubtful accounts of $20,957 and $0, respectively	143,611	193,640
Prepaid expenses and deferred offering costs	374,945	160,078
Inventory	29,556	41,055
Total Current Assets	1,179,189	1,277,643

Fixed assets, net of accumulated depreciation of $203,225 and $143,818, respectively	436,475	428,567
Goodwill	109,983	109,983
Intangible assets, net of accumulated amortization of $765,413 and $472,944, respectively	2,948,090	990,559
Total Assets	$4,673,737	$2,806,752

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable and accrued liabilities	$253,037	$116,465
Accounts payable and accrued liabilities, related parties	1,598,435	2,621,940
Notes payable, net of discount of $0 and $75,000, respectively	2,149,321	958,422
Notes payable - related party, net of discount of $22,500 and $0, respectively	844,230	40,645
Total Current Liabilities	4,845,023	3,737,472

Notes payable - net of current portion	240,035	321,024
Notes payable - net of current portion - related party	230,000	230,000
Total Liabilities	5,315,058	4,288,496

Commitments and Contingencies (Note 10)	-	-

Stockholders’ Equity (Deficit)
Preferred stock, $.0001 par value; 50,000,000 shares authorized; -0- shares issued and outstanding	-	-
Common stock, $.0001 par value; 500,000,000 shares authorized 68,823,947 and 64,727,449 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	6,882	6,473
Additional paid in capital	10,663,887	6,467,783
Accumulated deficit	(11,312,090)	(7,956,000)
Total Stockholders’ Equity (Deficit)	(641,321)	(1,481,744)
Total Liabilities and Stockholders’ Equity (Deficit)	$4,673,737	$2,806,752

The accompanying notes are an integral part of the consolidated financial statements.

F-2

EzFill Holdings, Inc.

Consolidated Statements of Operations

(unaudited)

	For the six months ended June 30, 2021	For the six months ended June 30, 2020
REVENUES
Revenues	$3,372,417	$1,339,041
TOTAL REVENUES	3,372,417	1,339,041

COST OF SALES	3,231,889	1,353,094
GROSS PROFIT (LOSS)	140,528	(14,053)

OPERATING EXPENSES
Salaries, payroll taxes and benefits	1,640,490	992,879
Depreciation and amortization	351,874	196,936
Other operating expenses	1,270,043	746,476
TOTAL OPERATING EXPENSES	3,262,407	1,936,291

OPERATING LOSS	(3,121,879)	(1,950,344)

OTHER EXPENSE
Interest expense	(234,211)	(59,219)
Loss on settlement	-	(300,000)
Change in fair market value	-	(38,094)

LOSS BEFORE INCOME TAXES	(3,356,090)	(2,347,657)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(3,356,090)	$(2,347,657)

NET LOSS PER SHARE
Basic and diluted	$(0.05)	$(0.07)
Basic and diluted weighted average number of common shares outstanding	66,407,688	34,154,198

The accompanying notes are an integral part of the consolidated financial statements.

F-3

EzFill Holdings, Inc.

Consolidated Statements of Stockholders’ Equity (Deficit)

(unaudited)

	Preferred stock		Common stock		Additional Paid-in	Accumulated	Total Stockholder’s Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance December 31, 2019	-	$-	31,465,364	$3,147	$1,136,309	$(701,994)	$437,462

Shares issued (net of subscription receivable)	-	-	4,327,043	433	1,299,567	-	1,300,000

Stock based compensation	-	-	350,000	35	349,965	-	350,000

Options granted	-	-	-	-	83,292	-	83,292

Net loss	-	-	-	-	-	(2,347,657)	(2,347,657)

Balance June 30, 2020	-	$-	36,142,407	$3,615	$2,869,133	$(3,049,651)	$(176,903)

Balance December 31, 2020	-	$-	64,727,449	$6,473	$6,467,783	$(7,956,000)	(1,481,744)

Stock based compensation	-	-	726,498	72	764,468	-	764,540

Options granted	-	-	-	-	61,973	-	61,973

Debt discount	-	-	30,000	3	29,997	-	30,000

Issuance of acquisition shares	-	-	600,000	60	599,940	-	600,000

Sale of shares	-	-	115,000	12	114,988	-	115,000

Shares issued for technology	-	-	2,250,000	225	2,249,775	-	2,250,000

Issuance of bonus shares	-	-	375,000	37	374,963	-	375,000

Net loss	-	-	-	-	-	(3,356,090)	(3,356,090)

Balance June 30, 2021	-	$-	68,823,947	$6,882	$10,663,887	$(11,312,090)	$(641,321)

The accompanying notes are an integral part of the consolidated financial statements.

F-4

EzFill Holdings, Inc.

Consolidated Statements of Cash Flows

(unaudited)

	For the six months ended June 30, 2021		For the six months ended June 30, 2020

Cash flows from operating activities:
Net Loss		$(3,356,090)	$(2,347,657)
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities:
Stock based compensation		826,513	1,171,386
Change in fair market value		-	38,094
Loss on settlement		-	300,000
Depreciation and amortization		351,876	196,936
Amortization of debt discount		93,500	870
Bad debt expense		32,936	-
Changes in operating assets and liabilities:
Accounts receivable		17,093	(21,457)
Inventory		11,499	2,229
Prepaid expenses and deferred offering costs		(214,867)	56
Accounts payable and accrued expenses		136,572	58,151
Accounts payable and accrued expenses - related party		(48,505)	62,990
Net cash used in operating activities		(2,149,473)	(538,402)

Cash flows from investing activities:
Acquisition of fixed assets		(67,315)	-
Net cash used in investing activities		(67,315)	-

Cash flows from financing activities:
Proceeds from issuance of common stock		115,000	1,300,000
Proceeds from issuance of debt		1,100,000	154,673
Proceeds from issuance of related party debt		800,000	20,000
Repayment of debt		(25,831)	(1,685)
Repayment of related party debt		(24,174)	(93,152)
Net cash provided by financing activities		1,964,995	1,379,836

Net change in cash and cash equivalents		(251,793)	841,434

Cash and cash equivalents at beginning of period		882,870	32,092

Cash and cash equivalents cash at end of period		$631,077	$873,526

Noncash financing activity:
Debt discount		$30,000	$-
Acquisition of Neighborhood Fuel		$-	$700,000
Issuance of acquisition and bonus shares		975,000	-
Vehicles acquired with notes		$-	$198,087
Shares issued for technology		$2,250,000	$-
Supplemental disclosure of cash flow information:
Cash paid for interest	~~$~~	67,646	$20,356
Cash paid for taxes		$-	$-

The accompanying notes are an integral part of the consolidated financial statements.

F-5

EzFill Holdings, Inc.

Notes to Consolidated Financial Statements

For the six months ended June 31, 2021 and 2020

(unaudited)

(1) Nature of Organization and Summary of Significant Accounting Policies

Nature of Organization

EzFill Holdings, Inc. (the Company) was incorporated on March 28, 2019 in the State of Delaware and operates in South Florida providing an on-demand mobile gas delivery service. Its wholly-owned subsidiary Neighborhood Fuel Holdings, LLC is inactive.

Unaudited Interim Financial Statements

The Company has prepared these financial statements in accordance with GAAP for interim financial statements. Accordingly, these statements do not include all information and footnote disclosures required for annual statements. While management believes the disclosures presented are adequate for interim reporting, these interim financial statements should be read in conjunction with the consolidated audited financial statements and notes thereto as of and for the year ended December 31, 2020. In the opinion of management, all adjustments and eliminations, consisting of normal recurring adjustments, necessary for a fair representation of the Company’s financial statements for the interim period reported, have been included. The results for the six months ended June 30, 2021, are not necessarily indicative of results to be expected for the year ending December 31, 2021, or for any other interim period or for any future year.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. The significant estimates and assumptions made by management include valuation allowance for deferred tax assets, depreciation of property and equipment, recoverability of long-lived assets, fair value of equity instruments and the assumptions used in Black-Scholes valuation models related to stock options and warrants. Actual results could differ from those estimates as the current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Cash and Cash Equivalents

The Company considers all highly liquid securities with original maturities of three months or less when acquired, to be cash equivalents. At June 30, 2021 and December 31, 2020, the Company had $631,077 and $882,870 in cash and cash equivalents, respectively.

Accounts Receivable

The Company reviews accounts receivable periodically for collectability and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary. The Company records an allowance for doubtful accounts that is based on historical trends, customer knowledge, any known disputes, and considers the aging of the accounts receivable balances combined with management’s estimate of future potential recoverability. Accounts are written off against the allowance after all attempts to collect a receivable have failed. At June 30, 2021 and December 31, 2020, the allowance was $20,957 and $0 respectively in the consolidated financial statements.

F-6

Inventory

Inventory is valued at the lower of the inventory’s cost or market using the first-in, first-out method. Management compares the cost of inventory with its net realizable value and an allowance is made to write down inventory to net realizable value, if lower. Inventory consists solely of fuel. At June 30, 2021 and December 31, 2020, the allowance was $0 in the consolidated financial statements.

Concentrations

Major Customers

For the six months ended June 30, 2021, the Company had one customer that made up 57% of revenue. For the six months ended June 30, 2020, the Company had one customer that made up 16% of revenue.

The Company had one customer that made up 50% of accounts receivable as of June 30, 2021 and 68% accounts receivable as of December 31, 2020.

Major Vendors

The Company purchases substantially all of its fuel from one vendor.

Deferred Offering Costs

The Company includes offering costs directly associated with its IPO in prepaid expenses and deferred offering costs in the consolidated balance sheet. Upon the completion of this offering, deferred offering costs will be offset against additional paid in capital. As of June 30, 2021 and December 31, 2020, the Company recorded $281,076 and $153,597 respectively, to deferred offering costs.

Advertising Costs

Advertising costs are expensed as incurred. The Company incurred advertising costs for the six months ended June 30, 2021 and 2020 of approximately $76,080 and $17,057, respectively.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, (“ASC 740”) which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

Net loss per share

Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution that could occur if stock options or other contracts to issue common stock were exercised or converted during the period. FASB ASC 260, Earnings per Share, requires a dual presentation of basic and diluted earnings per share. Any stock options, convertible debt or other instruments that would have an anti-dilutive effect have been excluded from the computation of earnings per share. The number of such shares excluded from the computations of diluted loss per share are as follows:

Description	Six months ended June 30, 2021	Six months ended June 30, 2020
Stock options under treasury stock method	341,669	162,239
Acquisition and bonus shares issuable	975,000	750,000
Total	1,316,669	912,239

F-7

(2) Going concern

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has sustained a net loss since inception and does not have sufficient revenues and income to fully fund the operations. Because of the significance of these events, the Company may not be able to meet its recurring business obligations, and it further raises substantial doubt about the Company’s ability to continue as a going concern. As a result, the Company has relied on loans from stockholders and others as well as stock sales to fund its activities to date. For the six months ended June 30, 2021, the Company had a net loss of $3,356,090. At June 30, 2021, the Company had an accumulated deficit of $11,312,090 and a working capital deficit of $3,665,834. The Company anticipates that it will continue to incur losses in future periods until the Company is successful in significantly increasing its revenues, if ever, particularly in light of the adverse impact of the Covid-19 pandemic on its Company’s operations. The Company plans to mitigate significant events which currently preclude it from continuing as a going concern by raising funds in this Offering and generating positive free cashflow from ongoing business operations. There are no assurances that the Company will be able to raise its revenues to a level which supports profitable operations and provides sufficient funds to pay its obligations. If the Company is unable to meet those obligations or to complete this Offering, the Company’s existing business and operations will be in jeopardy. The Company could be forced to cease its operations. The Company’s management has concluded that there is substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

(3) Related Party Transactions

During the six months ended June 30, 2021, the Company issued notes payable to related parties totaling $800,000. Remaining principal balance on this and other related party notes was $1,074,230 at June 30, 2021, net of unamortized discount of $22,500.

As of June 30, 2021 and December 31, 2020, the Company had accounts payable and accrued liabilities due to related parties of $1,598,435 and $2,621,940, respectively.

During the six months ended June 30, 2021, Company issued 490,000 and -0- shares of common stock to executives and other employees as a signing bonus, respectively, and recorded related stock-based compensation expense of $490,000 and $0, respectively.

On April 11, 2019, the Company entered into an employment agreement with a former owner of a business sold to the Company. As per the agreement, 1,375,000 shares of the Company’s common stock are to be issued and held in escrow by the Company’s legal counsel and disbursed in equal one-third (1/3) increments on each anniversary of the employment. Stock-based compensation of $38,042 was recognized for the six months ended June 30, 2021 and 2020, respectively.

(4) Fixed Assets

Fixed assets consisted of the following:

Description	June 30, 2021	December 31, 2020
Fixed assets:
Equipment	$75,902	$42,643
Leasehold improvements	11,035	-
Vehicles	552,763	529,742
Total Fixed Assets	639,700	572,385
Accumulated Depreciation	(203,225)	(143,818)
Fixed assets, net	$436,475	$428,567

F-8

Depreciation expense totaled $59,407 and $39,762 for the six months ended June 30, 2021 and 2020, respectively.

(5) Intangible Assets

Intangible assets consisted of the following:

Description	June 30, 2021	December 31, 2020
Indefinite lived intangible assets:
Goodwill	$109,983	$109,983
Total indefinite lived intangible assets	$109,983	$109,983

Finite lived intangible assets consisted of the following:
Other intangible assets:
Trademarks	$103,258	$103,258
Software	504,314	504,314
Customer list	855,073	855,073
Non-compete	858	858
Technology license	2,250,000	-
Total other intangible assets	$3,713,503	$1,463,503
Accumulated amortization	(765,413)	(472,944)
Total other intangible assets, net	$2,948,090	$990,559

On April 7, 2021, the Company entered into a Technology License Agreement, under which the Company will license proprietary technology that will enable the expansion of the Company’s service into certain other markets. Under the terms of the license, the Company issued 1,000,000 shares of its common stock to the licensor upon signing. The Company also issued 1,250,000 shares to the licensor in May 2021 upon the filing of a patent application related to the licensed technology. The Company will issue up to 3,450,000 additional shares to the licensor upon the achievement of certain milestones. In addition, the Company has granted stock options for 2,000,000 shares at an exercise price of $1.00 per share that will become exercisable for three years after the end of the fiscal year in which certain sales levels are achieved using the licensed technology. The Company has the option for four years after the achievement of certain milestones to either acquire the technology or acquire the licensor for the purchase price of 4,000,000 of its common shares. Until the Company exercise one of these options, it will share with the licensor 50% of pre-revenue costs and 50% of the net revenue, as defined, from the use of the technology.

Amortization expense on intangible assets totaled $292,469 and $157,174 for the six months ended June 30, 2021 and 2020, respectively.

Future amortization schedule for intangible assets is as follows:

2021 (July-December)	$405,762
2022	748,208
2023	652,938
2024	566,708
2025	461,974
2026	112,500
TOTAL	$2,948,090

F-9

(6) Accounts Payable and Accrued Liabilities

The Company had accounts payable and accrued liabilities as follows:

	June 30, 2021	December 31, 2020
Accounts Payable and Accrued Liabilities:
Accounts payable	$52,654	$4,076
Accrued expenses	82,709	68,290
Accrued interest	117,674	44,099
Total Accounts Payable and Accrued Liabilities	253,037	116,465

Accounts Payable and Accrued Liabilities – Related Parties:
Accounts payable - fuel	290,080	211,523
Accrued payroll	33,355	160,417
Settlement payable	300,000	300,000
Acquisition consideration payable in shares	375,000	750,000
Signing and performance bonus payable in shares	600,000	1,200,000
Total Accounts Payable and Accrued Liabilities, Related Parties	$1,598,435	$2,621,940

(7) Notes Payable

On November 24, 2020 the Company issued a note payable in the amount of $1,000,000; the loan bears interest at a rate of 1% per month; the maturity date on the loan is April 21, 2021; the Company has the option to extend the maturity date for seven one-month terms. As part of the terms of the loan, the note holder was issued 100,000 shares of common stock, which was recorded to interest expense over the initial five month term. The Company has exercised the option to extend the loan from April 21, 2021 to August 21, 2021 and has issued 10,000 shares to the note holder for each monthly extension.

On March 10, 2021, the Company borrowed a total of $300,000 and issued promissory notes for $100,000 to each of three related parties. The notes bear interest at a rate of 1% per month. The principal and interest thereon are payable on March 10, 2022 or upon completion of the Company’s initial public offering if earlier. In connection with these loans, each lender was issued 10,000 shares of the Company’s common stock for a total of 30,000 shares. The value of the shares has been recorded as a debt discount for $30,000 and is being amortized to interest over the one-year term of the notes.

On April 16, 2021, the Company issued a promissory note to a lender for $1,166,000, including $66,000 of interest at the rate of 8% per annum. The loan matures on the earlier of January 16, 2022 or two weeks after the Company’s initial public offering. In the event the loan matures earlier than January 16, 2022, the full amount of interest for the nine month term will be due. As additional consideration for the loan, the Company granted the lender 400,000 shares in stock warrants, each of which may be exchanged for one share common stock of the stock offered to the public in the Company’s initial public offering, at a price of 125% of the offering price of such initial public offering.  Such warrants may, be need not, be exercised by the lender for a period of three years from their issuance.

On June 25, 2021, the company issued promissory notes to two related parties for $265,958 each, including an original issue discount of $15,958. The notes each bear interest at 1% per month on the unpaid principal balance. The notes mature on the earlier of December 25, 2021 or the consummation of the Company’s initial public offering.

Maturities of debt (including related parties) as of June 30, 2021 are as follows:

2021 (July to December)	$1,585,493
2022	1,425,594
2023	35,468
2024	402,724
2025	14,307
Total	$3,463,586

F-10

(8) SBA PPP Loan

On April 20, 2020, the Company received loan proceeds in the amount of $154,673 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after eight weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the eight-week period.

The unforgiven portion of the PPP loan is payable over two years at an interest rate of 1%, with a deferral of payments for the first six months. The Company intends to use the proceeds for purposes consistent with the PPP. While the Company currently believes that its use of the loan proceeds will meet the conditions for forgiveness of the loan, it cannot be assured that it will not take actions that could cause the Company to be ineligible for forgiveness of the loan, in whole or in part.

As of June 30, 2021, no repayments have been made.

(9) Shareholders Equity

Common stock

During the six months ended June 30, 2020, 115,000 shares of common stock were sold for cash proceeds of $115,000.

During the six months ended June 30, 2021, the Company issued 490,000 shares of common stock to executives and other employees as a signing bonus. The Company recorded stock-based compensation expense of $490,000.

During the six months ended June 30, 2021 the Company issued 126,498 and 110,000 shares of common stock for sponsorship and consulting services, respectively. The Company recorded stock-based compensation expense of $236,498.

During the six months ended June 30, 2021, the Company issued 600,000 shares related to accrued bonuses and 375,000 shares related to the acquisition that had previously been accrued in 2020.

On April 11, 2019, the Company entered into an employment agreement with a former owner of a business sold to the Company. Stock compensation of $38,042 was recognized for the six months ended June 30, 2020 and 2019, respectively, based on the fair value of shares at April 11, 2019.

Stock Options

The following table represents option activity during the six months ended June 30, 2021:

	Number of	Weighted Average	Weighted Average Remaining Contractual Term
	Options	Exercise Price	(years)
Vested and Exercisable at December 31, 2020	557,506	$0.45	3.9
Options granted	85,004	0.60	4.7
Vested and Exercisable at June 30, 2021	642,510	0.47	3.8

F-11

Pursuant to certain sponsorship agreements, during the six months ended June 30, 2021, 85,400 stock options were granted. As of June 30, 2021, there was a total of 642,510 stock options outstanding, all vested, of which 280,000 were granted to founders in connection with promissory notes issued by the Company and 362,510 granted in connection with sponsorship agreements. The options are exercisable for five years from the dates of grant, which were from July 2019 to June 2021. The options all vested immediately upon grant and have exercise prices ranging from $0.17 to $0.60. The options with sponsors could terminate earlier than five years if certain conditions occur. One of the sponsorship agreements was terminated effective February 2021. The remaining sponsor will continue to be granted 5,834 options per month until the Company completes its IPO, after which the sponsor will be granted fully vested shares for $3,500 per month based on the closing share price on the date of each grant.

The fair value of the stock options granted during the six months ended June 30, 2021 of $61,973 was determined using the Black-Scholes option pricing model with the following assumptions: i) risk free interest rate of approximately 2%, ii) expected life of 5 years, iii) dividend yield of 0%, iv) expected volatility of approximately 79%.

The intrinsic value of options outstanding at June 30, 2021 and December 31, 2020 was approximately $340,000 and $307,000, respectively.

(10) Commitments and Contingencies

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical areas in which the Company operates. While it is unknown how long these conditions will last and what the complete financial effect will be to the company, to date, the Company is experiencing declining revenues from certain customers. Additionally, it is reasonably possible that estimates made in the financial statements have been, or will be, materially and adversely impacted in the near term as a result of these conditions, including expected collections on receivables.

On February 19, 2020, the Company entered into an employment agreement with the seller of an acquired company. The agreement called for a signing bonus of $750,000 worth of the Company’s common stock to be valued based on the valuation of an initial public offering. In November 2020, the employment agreement was amended and acknowledged that both the $750,000 signing bonus and $450,000 in performance bonus had been fully earned, of which $600,000 was paid through the issuance of 600,000 shares in February 2021. At June 30, 2021, a total of $600,000 is reflected as an accrued liability. In addition, following the issuance of 375,000 shares to the seller of the acquired company, there is a remaining balance of $375,000 of acquisition consideration included in accrued liabilities.

On June 25, 2020, the Company entered into a Severance and Release Agreement with a former consultant in which restricted stock will be issued to the consultant in the amount of $300,000 following the close of an initial public offering. At June 30, 2021, $300,000 was recorded as an accrued liability.

Litigation

The Company is subject to litigation claims arising in the ordinary course of business. The Company believes that it has adequately accrued for legal matters in accordance with the requirements of GAAP. The Company records litigation accruals for legal matters which are both probable and estimable and for related legal costs as incurred. The Company does not reduce these liabilities for potential insurance or third-party recoveries. As of June 30, 2021 and December 31, 2020, the Company is not aware of any litigation, pending litigation, or other transactions that would require disclosure under GAAP.

Lease Commitment

The Company is renting office space on a short-term arrangement and the related lease commitment is not significant to the consolidated financial statements.

F-12

(11) Income Taxes

Book income before taxes was negative for the six months ended June 30, 2021. Tax expense for the six months ended June 30, 2021 and 2020 was $0.

The Company reviews its filing positions for all open tax years in all U.S. federal and state jurisdictions where the Company is required to file. The tax years subject to examination include the years 2019 and forward.

There are no uncertain tax positions that would require recognition in the consolidated financial statements. If the Company incurs an income tax liability in the future, interest on any income tax liability would be reported as interest expense and penalties on any income tax liability would be reported as income taxes. The Company’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analyses of tax laws, regulations and interpretations thereof as well as other factors.

(12) Subsequent Events

The Company evaluates subsequent events that occur after the balance sheet date through the date the financial statements were issued.

On July 26, 2021, the company issued promissory notes to two related parties for $132,979 each, including an original issue discount of $7,979. The notes bear interest at 1% per month on the unpaid principal balance. The notes mature on the earlier of January 26, 2022 or the consummation of the Company’s initial public offering.

On August 18, 2021, the Company issued a promissory note to a related party in the amount of $265,000, including an original issue discount of $15,000. The note bears interest at 12% per year and all interest will accrue until the Maturity date. The maturity date of the note is August 18, 2022, however if the Company completes a capital raise of at least $7,000,000 the entire outstanding principal and interest through August 18, 2022 shall be immediately due and payable within two business days of such occurrence.

On August 19, 2021, the Company issued a promissory note to a lender in the amount of $265,000, including an original issue discount of $15,000. The note bears interest at 12% per year and all interest will accrue until the Maturity date. The maturity date of the note is August 19, 2022, however if the Company completes a capital raise of at least $7,000,000 the entire outstanding principal and interest through August 19, 2022 shall be immediately due and payable within two business days of such occurrence.

F-13

EzFILL HOLDINGS, INC.

F-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

EZFill Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of EZFill Holdings, Inc. and its subsidiaries (collectively, the Company) as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2020 and the period from March 28, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and the period from March 28, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matter arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Business Combinations

As discussed in Note 13, the Company acquired two entities during 2019 and 2020 that were accounted for as business combinations, which requires assets and liabilities assumed to be measured at their acquisition date fair values including the values of separately identifiable intangible assets and goodwill. Management’s evaluation of the fair value requires significant judgment in determining the Company’s future cash flows based on estimates of future revenues and expenses which are not easily able to be substantiated.

Given these factors and due to significant judgements made by management, the related audit effort in evaluating management’s judgments in evaluation of intangible assets required a high degree of auditor judgment.

The procedures performed included evaluation of the methods and assumptions used by the Company, tests of the data used and an evaluation of the findings. We evaluated and tested the Company’s significant judgments that determined the values related to goodwill and intangible assets.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2020.

Houston, Texas

April 20, 2021

F-15

EzFill Holdings, Inc.

Consolidated Balance Sheets

	December 31, 2020	December 31, 2019
Assets
Current Assets:
Cash	$882,870	$32,092
Accounts receivable	193,640	25,514
Prepaid expenses and deferred offering costs	160,078	30,230
Inventory	41,055	36,605
Total Current Assets	1,277,643	124,441

Fixed assets, net of accumulated depreciation of $143,818 and $29,427, respectively	428,567	336,297
Goodwill	109,983	108,707
Intangible assets, net of accumulated amortization of $472,944 and $135,803, respectively	990,559	628,976
Total Assets	$2,806,752	$1,198,421

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable and accrued liabilities	$116,465	$77,942
Accounts payable and accrued liabilities, related parties	2,621,940	51,125
Notes payable, net of discount of $75,000 and $-0-, respectively	958,422	14,940
Notes payable - related party, net of discount of $-0- and $18,310, respectively	40,645	188,901
Total Current Liabilities	3,737,472	332,908

SBA Loan for PPP	154,673	-
Notes payable - net of current portion	166,351	79,529
Convertible notes payable - related party, net of discount of $-0- and $199,877, respectively	-	20,123
Notes payable - net of current portion - related party	230,000	328,399
Total Liabilities	4,288,496	760,959

Commitments and Contingencies (Note 12)	-	-

Stockholders’ Equity (Deficit)
Preferred stock, $.0001 par value; 50,000,000 shares authorized; -0- shares issued and outstanding	-	-
Common stock, $.0001 par value; 500,000,000 shares authorized 64,727,449 and 31,465,364 shares issued and outstanding at December 31, 2020 and 2019, respectively	6,473	3,147
Additional paid in capital	6,467,783	1,136,309
Accumulated deficit	(7,956,000)	(701,994)
Total Stockholders’ Equity (Deficit)	(1,481,744)	437,462
Total Liabilities and Stockholders’ Equity (Deficit)	$2,806,752	$1,198,421

The accompanying notes are an integral part of the consolidated financial statements.

F-16

EzFill Holdings, Inc.

Consolidated Statements of Operations

	For the year ended December 31, 2020	For the period from March 28, 2019 (date of inception) through December 31, 2019
REVENUES
Revenues	$3,586,244	$1,221,285
TOTAL REVENUES	3,586,244	1,221,285

COST OF GOODS SOLD	3,544,072	1,135,411
GROSS PROFIT	42,172	85,874

OPERATING EXPENSES
Salaries, payroll taxes and benefits	2,864,089	225,996
Depreciation and amortization	451,533	165,230
Professional, legal and consulting fees	2,217,869	68,310
Other operating expenses	1,091,349	250,041
TOTAL OPERATING EXPENSES	6,624,840	709,577

OPERATING LOSS	(6,582,668)	(623,703)

OTHER EXPENSE
Interest expense	(321,338)	(63,292)
Change in market value	(50,000)	-
Loss on settlement	(300,000)	-
Loss on conversion	-	(14,999)
LOSS BEFORE INCOME TAXES	(7,254,006)	(701,994)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(7,254,006)	$(701,994)

NET LOSS PER SHARE
Basic and diluted	$(0.19)	$(0.02)
Basic and diluted weighted average number of common shares outstanding	38,108,425	29,803,362

The accompanying notes are an integral part of the consolidated financial statements.

F-17

EzFill Holdings, Inc.

Consolidated Statements of Stockholders’ Equity (Deficit)

							Total
	Preferred stock		Common stock		Additional Paid-in	Accumulated	Stockholder’s Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance March 28 2019 (date of inception)	-	$-	-	$-	$-	$-	-

Founders shares	-	-	25,000,000	2,500	(2,500)	-	-

Stock based compensation	-	-	1,375,000	138	57,063	-	57,201

Shares issued for cash	-	-	2,590,364	259	429,741	-	430,000

Shares issued for conversion of notes payable - related parties	-	-	2,500,000	250	399,750	-	400,000

Beneficial conversion feature	-	-	-	-	237,256	-	237,256
							-
Loss on conversion	-	-	-	-	14,999	-	14,999

Net loss	-	-	-	-	-	(701,994)	(701,994)

Balance December 31, 2019	-	-	31,465,364	3,147	1,136,309	(701,994)	437,462

Stock based compensation	-	-	3,175,498	318	3,234,263	-	3,234,581

Shares issued for cash	-	-	4,577,043	458	1,549,542	-	1,550,000

Options granted	-	-	-	-	190,127	-	190,127

Beneficial issuance feature of shares on debt instrument	-	-	100,000	10	105,516	-	105,526

Conversion of debt to equity - related parties	-	-	25,409,544	2,540	252,026	-	254,566

Net loss	-	-	-	-	-	(7,254,006)	(7,254,006)

Balance December 31, 2020	-	$-	64,727,449	$6,473	$6,467,783	$(7,956,000)	$(1,481,744)

The accompanying notes are an integral part of the consolidated financial statements.

F-18

EzFill Holdings, Inc.

Consolidated Statements of Cash Flows

	For the year ended December 31, 2020		For the period from March 28, 2019 (date of inception) through December 31, 2019

Cash flows from operating activities:
Net Loss		$(7,254,006)	$(701,994)
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities:
Stock based compensation		4,624,708	57,201
Depreciation and amortization		451,533	165,230
Amortization of debt discount		248,713	19,069
Loss on settlement		300,000	-
Loss on change of fair market value		50,000	-
Loss on conversion of notes payable- related party		-	14,999
Changes in operating assets and liabilities:
Accounts receivable		(168,126)	(25,514)
Inventory		(4,450)	(36,605)
Prepaid expenses and other current assets		(129,848)	(30,230)
Accounts payable and accrued expenses		(81,574)	(29,057)
Accounts payable and accrued expenses - related party		355,381	51,125

Net cash used in operating activities		(1,607,669)	(515,776)

Cash flows from investing activities:
Acquisition of EzFill FL, LLC		-	(175,000)
Acquisition of fixed assets		(24,075)	(43,429)
Net cash used in investing activities		(24,075)	(218,429)

Cash flows from financing activities:
Proceeds from issuance of common stock		1,550,000	430,000
Proceeds from issuance of note payable		1,154,673	-
Proceeds from issuance of related party debt		20,000	440,000
Repayment of debt		(14,939)	(18,813)
Repayment of related party debt		(227,211)	(84,890)
Net cash provided by financing activities		2,482,523	766,297

Net change in cash and cash equivalents		850,779	32,092

Cash and cash equivalents at beginning of period		32,092	-

Cash and cash equivalents cash at end of period		$882,871	$32,092

Noncash financing activity:
Assets acquired for stock in related party company	$		$101,000
Debt Discount		$105,526	$237,536
Shares issued upon conversion of debt		$220,000	$400,000
Vehicles acquired with notes		$62,400	$280,282
Acquisition of Neighborhood Fuel		$700,000	$-
Shares issued to founders		$-	$2,500
Supplemental disclosure of cash flow information:
Cash paid for interest		$41,142	$22,128
Cash paid for taxes		$-	$-

The accompanying notes are an integral part of the consolidated financial statements.

F-19

EzFill Holdings, Inc.

Notes to Consolidated Financial Statements

For the year ended December 31, 2020

and the period from March 28, 2019 (date of inception)

through December 31, 2019

(1) Nature of Organization and Summary of Significant Accounting Policies

Nature of Organization

EzFill Holdings, Inc. (the Company) was incorporated on March 28, 2019 in the State of Delaware and operates in South Florida providing an on-demand mobile gas delivery service.

Basis of Presentation

The Company’s financial statements are presented on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the year ended December 31, 2020 and the period from March 28, 2019 (date of inception) through December 31, 2019.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. The significant estimates and assumptions made by management include valuation allowance for deferred tax assets, depreciation of property and equipment, recoverability of long-lived assets, fair value of equity instruments and the assumptions used in Black-Scholes valuation models related to stock options and warrants. Actual results could differ from those estimates as the current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Cash and Cash Equivalents

The Company considers all highly liquid securities with original maturities of three months or less when acquired, to be cash equivalents. At December 31, 2020 and 2019, the Company had $882,870 and $32,092 in cash and cash equivalents, respectively.

Concentrations

Major Customers

The Company had one customer that made up 10% of accounts receivable as of December 31, 2019. For the period ended December 31, 2019, the Company had no customers that made up 10% or more of revenue.

The Company had one customer that made up 68% of accounts receivable as of December 31, 2020. For the year ended December 31, 2020, the Company had two customers that made up 10% or more of revenues individually, 38% and 11%, respectively.

Major Vendors

The Company purchases substantially all of its fuel from one vendor.

F-20

Accounts Receivable

The Company reviews accounts receivable periodically for collectability and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary. The Company records an allowance for doubtful accounts that is based on historical trends, customer knowledge, any known disputes, and considers the aging of the accounts receivable balances combined with management’s estimate of future potential recoverability. Accounts are written off against the allowance after all attempts to collect a receivable have failed. The Company believes all of its receivables at December 31, 2020 and 2019 are collectible and therefore, no allowance has been recorded.

Inventory

Inventory is valued at the lower of the inventory’s cost or market using the first-in, first-out method. Management compares the cost of inventory with its net realizable value and an allowance is made to write down inventory to net realizable value, if lower. Inventory consists solely of fuel. At December 31, 2020 and 2019, the allowance was $0 in the consolidated financial statements.

Deferred Offering Costs

The Company includes offering costs directly associated with its IPO in prepaids and deferred offering costs in the consolidated balance sheet. Upon the completion of this offering, deferred offering costs will be offset against additional paid in capital. As of December 31, 2020 and 2019, the Company recorded $153,597 and $20,000 to deferred offering costs.

Property, Equipment and Depreciation

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets. Expenditures for additions and improvements are capitalized, while repairs and maintenance costs are expensed as incurred. The cost and related accumulated depreciation of property and equipment sold or otherwise disposed of are removed from the accounts and any gain or loss is recorded in the year of disposal.

Property and Equipment	Useful Life
Equipment	5 years
Automobiles	5 years

Acquisitions and Intangible Assets

The Company accounts for acquisitions in accordance with ASC 805, Business Combinations (“ASC 805”) and ASC 350, Intangibles- Goodwill and Other (“ASC 350”). The acquisition method of accounting requires that assets acquired and liabilities assumed be recorded at their fair values on the date of a business acquisition. The consolidated financial statements and results of operations reflect an acquired business from the completion date of an acquisition. The judgments that the Company makes in determining the estimated fair value assigned to each class of assets acquired and liabilities assumed, as well as asset lives, can materially impact net income in periods following an asset acquisition. The Company generally uses either the income, cost or market approach to aid in their conclusions of such fair values and asset lives. The income approach presumes that the value of an asset can be estimated by the net economic benefit to be received over the life of the asset, discounted to present value. The cost approach presumes that an investor would pay no more for an asset than its replacement or reproduction cost. The market approach estimates value based on what other participants in the market have paid for reasonably similar assets. Although each valuation approach is considered in valuing the assets acquired, the approach ultimately selected is based on the characteristics of the asset and the availability of information.

The Company amortizes finite lived intangible assets over their estimated useful lives, which range between two and five years as follows:

Intangible Asset	Useful Life
Customer list	5 years
Mobile app	3 years
Non-Compete	2 years
Trade name	5 years

F-21

Long-lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. Determining whether an impairment has occurred typically requires various estimates and assumptions, including determining which cash flows are directly related to the potentially impaired asset, the useful life over which cash flows will occur, their amount and the asset’s residual value, if any. In turn, measurement of an impairment loss requires a determination of fair value, which is based on the best information available. The Company uses quoted market prices when available and independent appraisals and management estimates of future operating cash flows, as appropriate, to determine fair value.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, and accounts payable approximate fair value because of the relative short-term maturity of these items and current payment expected. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and therefore cannot be determined with precision. Changes in assumptions could significantly affect these estimates. The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments.

ASC 825, Financial Instruments, clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. It also requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

Level 1:	Quoted prices in active markets for identical assets or liabilities.
Level 2:	Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability.
Level 3:	Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a recurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared.

Revenue Recognition

The Company generates its revenue from mobile gas sales, either as a one-time purchase, or through a monthly membership. Revenue is recognized at the time of delivery and includes a delivery fee for each delivery or a subscription fee on a monthly basis for memberships. Under Financial Accounting Standards Board (FASB) issued Accounting Standards Update (“ASU”) No. 2014-09 (Topic 606) “Revenue from Contracts with Customers”, revenue from contracts with customers is measured based on the consideration specified in the contract with the customer, and excludes any sales incentives and amounts collected on behalf of third parties. A performance obligation is a promise in a contract to transfer a distinct good or service to a customer, and is the unit of account under Topic 606. The Company’s contracts with its customers do not include multiple performance obligations. The Company recognizes revenue when a performance obligation is satisfied by transferring control over a product or service to a customer. The amount of revenue recognized reflects the consideration the Company expects to be entitled to in exchange for such products or services.

F-22

Convertible Debt

The Company considers guidance within ASC 470-20, Debt (ASC 470), ASC 480, and ASC 815 when accounting for the issuance of convertible debt with detachable warrants. The Company classifies stock warrants as either equity instruments, derivative liabilities, or liabilities depending on the specific terms of the warrant agreement. In circumstances in which debt is issued with liability-classified warrants, the proceeds from the issuance of convertible debt are first allocated to the warrants at their full estimated fair value and established as both a liability and a debt discount. The remaining proceeds, as further reduced by discounts created by the bifurcation of embedded derivatives and a beneficial conversion feature, is allocated to the debt. The Company accounts for debt as liabilities measured at amortized cost and amortizes the resulting debt discount from the allocation of proceeds, to interest expense using the effective interest method over the expected term of the debt instrument pursuant to ASC 835, Interest (ASC 835).

Beneficial Conversion Feature. If the amount allocated to the convertible debt results in an effective per share conversion price less than the fair value of the Company’s common stock on the commitment date, the intrinsic value of this beneficial conversion feature is recorded as a discount to the convertible debt with a corresponding increase to additional paid-in capital. The beneficial conversion feature discount is equal to the difference between the effective conversion price and the fair value of the Company’s common stock at the commitment date, unless limited by the remaining proceeds allocated to the debt.

Advertising Costs

Advertising costs are expensed as incurred. The Company incurred advertising costs for the year ended December 31, 2020 and the period from March 28, 2019 (date of inception) through December 31, 2019 of approximately $34,000 and $33,000, respectively.

Income Taxes

The provision for income taxes and deferred income taxes are determined using the asset and liability method. Deferred tax assets and liabilities are determined based on temporary differences between the financial carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the temporary differences are expected to reverse. On a periodic basis, the Company assesses the probability that its net deferred tax assets, if any, will be recovered. If after evaluating all of the positive and negative evidence, a conclusion is made that it is more likely than not that some portion or all of the net deferred tax assets will not be recovered, a valuation allowance is provided by a charge to tax expense to reserve the portion of the deferred tax assets which are not expected to be realized.

The Company reviews its filing positions for all open tax years in all U.S. federal and state jurisdictions where the Company is required to file. The tax years subject to examination include the years 2019 and forward.

When there are uncertainties related to potential income tax benefits, in order to qualify for recognition, the position the Company takes has to have at least a “more likely than not” chance of being sustained (based on the position’s technical merits) upon challenge by the respective authorities. The term “more likely than not” means a likelihood of more than 50 percent. Otherwise, the Company may not recognize any of the potential tax benefit associated with the position. The Company recognizes a benefit for a tax position that meets the “more likely than not” criterion at the largest amount of tax benefit that is greater than 50 percent likely of being realized upon its effective resolution. Unrecognized tax benefits involve management’s judgment regarding the likelihood of the benefit being sustained. The final resolution of uncertain tax positions could result in adjustments to recorded amounts and may affect results of operations, financial position and cash flows.

The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties at December 31, 2020 or 2019, and has not recognized interest and/or penalties during the period since there are no material unrecognized tax benefits.

F-23

Net loss per share

Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution that could occur if stock options or other contracts to issue common stock were exercised or converted during the period. FASB ASC 260, Earnings per Share, requires a dual presentation of basic and diluted earnings per share. Any stock options, convertible debt or other instruments that would have an anti-dilutive effect have been excluded from the computation of earnings per share. The number of such shares excluded from the computations of diluted loss per share are 173,800 for stock options calculated under the treasury stock method for 2020 and 25,409,544 for convertible debt for 2019.

Stock-based compensation

The Company accounts for employee stock awards for services based on the grant date fair value of the instrument issued and those issued to non-employees are recorded based on the grant date fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable. Compensation expense from stock awards is expensed over the service period. Forfeitures are recognized as they occur.

Recent accounting pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (“ASU”) No. 2014-09 (Topic 606) “Revenue from Contracts with Customers.” Topic 606 supersedes the revenue recognition requirements in ASC Topic 605, “Revenue Recognition”, and requires entities to recognize revenue when they transfer control of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The adoption of Topic 606 did not have a material impact to revenues and net loss presented in the consolidated statements of operations.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. ASU 2016-02 and additional ASUs are now codified as ASC 842, Leases. ASC 842 supersedes the lease accounting guidance in ASC 840 Leases, and requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts. It also requires additional disclosures about leasing arrangements. Topic 842 was effective January 1, 2020. The adoption of Topic 842 did not have a material impact on the consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07, Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments granted to nonemployees for goods and services and aligns most of the guidance on such payments to nonemployees with the requirements for share-based payments granted to employees. ASU 2018-07 was effective on January 1, 2019. The adoption of this ASU did not have a material impact on the Company’s financial statements and disclosures.

All other newly issued accounting pronouncements not yet effective have been deemed either immaterial or not applicable.

Reclassifications

Certain amounts have been reclassified in order to be consistent with the presentation.

(2) Going concern

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

F-24

The Company has sustained a net loss since inception and does not have sufficient revenues and income to fully fund the operations. Because of the significance of these events, the Company may not be able to meet its recurring business obligations, and it further raises substantial doubt about the Company’s ability to continue as a going concern. As a result, the Company has relied on loans from stockholders and others as well as stock sales to fund its activities to date. For the year ended December 31, 2020, the Company had a net loss of $7,254,006. At December 31, 2020, the Company had an accumulated deficit of $7,956,000 and a working capital deficit of $2,459,829 The Company anticipates that it will continue to incur losses in future periods until the Company is successful in significantly increasing its revenues, if ever, particularly in light of the adverse impact of the Covid-19 pandemic on its Company’s operations. The Company plans to mitigate significant events which currently preclude it from continuing as a going concern by raising funds in this Offering and generating positive free cashflow from ongoing business operations. There are no assurances that the Company will be able to raise its revenues to a level which supports profitable operations and provides sufficient funds to pay its obligations. If the Company is unable to meet those obligations or to complete this Offering, the Company’s existing business and operations will be in jeopardy. The Company could be forced to cease its operations. The Company’s management has concluded that there is substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

(3) Related Party Transactions

During the twelve months ended December 31, 2020 and 2019, the Company issued convertible notes payable to related parties totaling $-0- and $-0-, net of debt discount of $-0- and $620,000. During the twelve months ending December 31, 2020 and 2019, related parties converted principal to equity for $254,566 and $400,000, respectively, including accrued unpaid interest. During the twelve months ended December 31, 2020 and 2019, $870 and $10,123 of the debt discount was amortized on these convertible notes. The Company issued 25,409,544 and 2,500,000 shares of common stock for conversion of related party convertible notes from debt to equity, respectively, during the twelve months ended December 31, 2020 and 2019, respectively, including accrued unpaid interest at time of conversion. Remaining principal balance on related party convertible notes was $-0- at December 31, 2020. See note 9. Balance of the related party convertible notes at December 31, 2020 and 2019, net of unamortized debt discount, was $-0- and $10,123, respectively.

During the twelve months ended December 31, 2020 and 2019, the Company issued notes payable to related parties totaling $20,000 and $630,500, net of debt discount of $5,526 and $27,256 along with 56,000 and 224,000 stock options, respectively. During the twelve months ended December 31, 2020 and 2019, total payments of $227,211 and $84,890 were made on outstanding related party notes payable, and $23,836 and $8,946 of the total debt discount was amortized, respectively. Remaining principal balance, net of unamortized debt discount, on related party notes payable as of December 31, 2020 and 2019 was $270,645 and $527,300, respectively. See note 8.

As of December 31, 2020 and 2019, the Company had accounts payable and accrued liabilities due to related parties of $2,621,940 and $51,125, respectively. These liabilities are due to purchases of fuel, accrued interest on related party notes, and accrued executive payroll.

On April 5, 2019, the Company issued a total of 25,000,000 shares of common stock to the two founders.

On April 11, 2019, the Company entered into an employment agreement with a former owner of a business sold to the Company. The agreement calls for an annual salary of $75,000, an annual bonus of $25,000 and an annual raise of up to 5% of the total salary based upon an annual review. As per the agreement, 1,375,000 shares of the Company’s common stock are to be issued and held in escrow by the Company’s legal counsel and disbursed in equal one-third (1/3) increments on each anniversary of the employment. Stock-based compensation was recognized in the year ending December 31, 2020 and the period ending December 31, 2019 in the amounts of $76,063 and $57,063, respectively. See note 11.

In December 2020, the Company issued 2,000,000 shares of common stock to related parties for consulting services. Stock-based compensation was recognized in the year ending December 31, 2020 of $2,000,000. See note 11.

During the twelve months ended December 31, 2020 and 2019, the Company issued 500,000 and -0- shares of common stock to executives and other employees as a signing bonus, respectively. The Company recorded stock-based compensation expense of $500,000 and $-0- during the twelve months ended December 31, 2020 and the period ended December 31, 2019, respectively.

The Company entered into a consulting agreement, dated November 18, 2020 with Balance Labs, Inc., the President of which is the former President of the Company and beneficial owner of approximately 37% of the Company’s shares. Pursuant to the agreement, Balance Labs will provide various consulting services to the Company going forward. In payment of services that Balance Labs has already provided, the Company issued Balance Labs 1,000,000 shares of its common stock and upon the completion of its initial public offering we will make a one-time payment of $200,000 to Balance Labs. During the first year of the term of the agreement, the Company will pay Balance Labs $25,000 per month, provided that no payments will be due until after the completion of our initial public offering. In the second year of the agreement, the payment will decrease to $22,500 per month. On each anniversary of the initial term and the renewal terms the Company will issue Balance Labs 500,000 shares of its common stock.

(4) Fixed Assets

Fixed assets consisted of the following:

Description	December 31, 2020	December 31, 2019
Fixed assets:
Equipment	$42,643	$34,804
Vehicles	529,742	330,920
Total Fixed Assets	572,385	365,724
Accumulated Depreciation	(143,818)	(29,427)
Fixed assets, net	$428,567	$336,297

F-25

Depreciation expense totaled $114,391 and $29,427 for the year ended December 31, 2020 and the period from March 28, 2019 (date of inception) through December 31, 2019, respectively.

(5) Intangible Assets

Intangible assets consisted of the following:

Description	December 31, 2020	December 31, 2019
Indefinite lived intangible assets:
Goodwill	$109,983	$108,707
Total indefinite lived intangible assets	$109,983	$108,707

Finite lived intangible assets consisted of the following:
Other intangible assets:
Trademarks	$103,258	$52,699
Software	504,314	252,423
Customer list	855,073	459,657
Non-compete	858	-
Total other intangible assets	$1,463,503	$764,779
Accumulated amortization	(472,944)	(135,803)
Total other intangible assets, net	$990,559	$628,976

Amortization expense on intangible assets totaled $337,141 and $135,803 for the year ended December 31, 2020 and the period from March 28, 2019 (date of inception) through December 31, 2019, respectively. See also note 13.

Future amortization schedule for intangible assets is as follows:

2021	$360,445
2022	360,445
2023	269,669
Total	$990,559

(6) Accounts Payable and Accrued Liabilities

The Company had accounts payable and accrued liabilities at December 31, 2020 and December 31, 2019 as follows:

	December 31, 2020	December 31, 2019
Accounts Payable and Accrued Liabilities:
Accounts payable	$4,076	$8,295
Accrued expenses	68,290	32,994
Accrued interest	44,099	36,653
Total Accounts Payable and Accrued Liabilities	116,465	77,942

Accounts Payable and Accrued Liabilities – Related Parties:
Accounts payable - fuel	211,523	51,125
Accrued payroll	160,417	-
Acquisition consideration payable in shares	750,000	-
Settlement payable	300,000	-
Signing and performance bonus payable in shares	1,200,000	-
Total Accounts Payable and Accrued Liabilities, Related Parties	$2,621,940	$51,125

F-26

(7) Notes Payable

On April 9, 2019, as part of an asset purchase agreement, the Company assumed promissory notes in the total amount of $113,281 related to the purchased assets (see note 13). These notes are secured by Company vehicles, bear interest at rates ranging from 3.75% to 7.44% and mature at various dates ranging from January 26, 2022 through December 17, 2023. During the period ending December 31, 2019, principal payments of $18,813 were made. During the year ended December 31, 2020, principal payments of $14,940 were made. As of December 31, 2020 and 2019, remaining principal balance on these notes was $94,469 and $79,529, respectively.

On November 24, 2020 the Company issued a note payable in the amount of $1,000,000; the loan bears interest at a rate of 1% per month; the maturity date on the loan is April 21, 2021; the Company has the option to extend the maturity date for seven one-month terms. As part of the terms of the loan, the note holder was issued 100,000 shares of common stock. The Company recorded a $100,000 debt discount during the twelve months ended December 31, 2020. The Company recorded amortization of debt discount on this loan of $25,000 for the twelve months ended December 31, 2020.

On December 2, 2020, the Company issued a promissory note related to the purchase of a vehicle in the amount of $62,400. The promissory note bears an interest rate of 6.8% and matures on November 2, 2025. During the period ending December 31, 2020, there were no principal payments on the note.

Maturities of long-term debt (including related parties) as of December 31, 2020 are as follows:

2021	$1,074,067
2022	184,237
2023	46,147
2024	230,000
2025	15,640
Total	$1,550,091

(8) Notes Payable – related party

On April 4, 2019, the Company issued a note payable to a related party in the amount of $200,000. This note is unsecured, bears interest at 10% and matures on April 4, 2024. $150,000 of this note payable is guaranteed by a separate related party plus 5% interest. As of December 31, 2020 and 2019, outstanding principal balance on note payable with related party is $200,000 and $200,000, respectively.

On May 6, 2019, the Company issued a note payable to a related party in the amount of $20,000. This note is unsecured, bears interest at 10% and matures on May 6, 2024.

On May 8, 2019, the Company issued a note payable to a related party in the amount of $20,000. This note is unsecured, bears interest at 10% and matures on May 8, 2024.

On July 1, 2019, the Company issued two notes payable with related parties in the amount of $20,000. These notes are unsecured, bear interest at 10% and mature on July 8, 2020 or the date that the Company raises $250,000 or more from outside investors, whichever is sooner. In consideration of this note payable, the noteholders were granted 56,000 stock options at an exercise price of $0.36 per share. The options granted were valued using the Black Scholes method (see note 11) and a debt discount of $6,281 was allocated to the promissory notes based on the relative fair value of options granted. As of December 31, 2020, $6,281 of this debt discount had been amortized to the value of the notes. During the twelve months ended December 31, 2020, the Company repaid the principal balance of the notes payable to related parties in full.

On July 12, 2019, the Company issued two notes payable with related parties in the amount of $20,000. This note is unsecured, bears interest at 10% and matures on July 12, 2020 or the date that the Company raises $250,000 or more from outside investors, whichever is sooner. In consideration of this notes payable, the noteholders were granted 56,000 stock options at an exercise price of $0.36 per share. These options were valued using the Black Scholes method (see note 11) and a debt discount of $6,280 was allocated to these promissory notes based on the relative fair value of options granted. As of December 31, 2020, $6,280 of this debt discount had been amortized to the value of the notes. During the twelve months ended December 31, 2020, the Company repaid the principal balance of the notes payable to related parties in full.

On July 17, 2019, the Company issued a note payable to a related party in the amount of $37,000. This note is secured by a Company vehicle, bears interest at 3.5% and matures on August 18, 2021. During the year ended December 31, 2019, principal payments of $7,504 were made. During the year ended December 31, 2020, principal payments of $26,442 were made.

F-27

On July 29, 2019, the Company issued two notes payable to a related party in the amount of $20,000. These notes are unsecured, bear interest at 10% and matures on July 29, 2020 or the date that the Company raises $250,000 or more from outside investors, whichever is sooner. In consideration of this notes payable, the noteholders were granted 56,000 stock options at an exercise price of $0.36 per share. These options were valued using the Black Scholes method (see note 11) and a debt discount of $6,278 was allocated to the promissory notes based on the relative fair value of options granted. As of December 31, 2020, $6,278 of this debt discount had been amortized to the value of the notes. During the twelve months ended December 31, 2020, the Company repaid the principal balance of the notes payable to related parties in full.

On December 5, 2019, the Company issued a note payable to a related party in the amount of $5,000. This note is unsecured, bears interest at 10% and matures on July 12, 2020 or the date that the Company raises $250,000 or more from outside investors, whichever is sooner. In consideration of this note payable, the noteholder was granted 14,000 stock options at an exercise price of $0.36 per share. These options were valued using the Black Scholes method (see note 11) and a debt discount of $1,853 was allocated to this promissory note based on the relative fair value of options granted. As of December 31, 2020, $1,853 of this debt discount had been amortized to the value of the note. During the twelve months ended December 31, 2020, the Company repaid the principal balance of the note payable to related party in full.

On December 12, 2019, the Company issued a note payable to a related party in the amount of $130,000. This note is secured by a Company vehicle, bears interest at 5.25% and matures on January 18, 2020. During the year ended December 31, 2020, principal payments of $34,655 were made.

On December 5, 2019, the Company issued two notes payable to related parties in the amount of $10,000. These notes are unsecured, bear interest at 10% and matures on December 24, 2020 or the date that the Company raises $250,000 or more from outside investors, whichever is sooner. In consideration of this notes payable, the noteholder was granted 28,000 stock options at an exercise price of $0.36 per share. These options were valued using the Black Scholes method (see note 11) and a debt discount of $2,682 was allocated to the promissory notes based on the relative fair value of options granted. As of December 31, 2020, $2,682 of this debt discount had been amortized to the value of the notes. During the twelve months ended December 31, 2020, the Company repaid the principal balance of the notes payable to related parties in full.

On December 24, 2019, the Company issued two notes payable to related parties in the amount of $10,000. The notes are unsecured, bears interest at 10% and matures on December 24, 2020 or the date that the Company raises $250,000 or more from outside investors, whichever is sooner. In consideration of this notes payable, the noteholder was granted 28,000 stock options at an exercise price of $0.166 per share. These options were valued using the Black Scholes method (see note 11) and a debt discount of $3,882 was allocated to the promissory notes based on the relative fair value of options granted. As of December 31, 2020, $3,882 of this debt discount had been amortized to the value of the notes. During the twelve months ended December 31, 2020, the Company repaid the principal balance of the notes payable to related parties in full.

F-28

On January 17, 2020, the Company issued two notes payable to related parties in the amount of $20,000. The notes are unsecured, bear interest at 10% and mature on January 17, 2021 or the date that the Company raises $250,000 or more from outside investors, whichever is sooner. In consideration of this note payable, the noteholder was granted 56,000 stock options at an exercise price of $0.166 per share. These options were valued using the Black Scholes method (see note 11) and a debt discount of $5,526 was allocated to this promissory note based on the relative fair value of options granted. As of December 31, 2020, $5,526 of this debt discount had been amortized to the value of the note. During the twelve months ended December 31, 2020, the Company repaid the principal balance of the notes payable to related parties in full.

(9) Convertible notes payable – related party

On April 4, 2019, the Company issued two convertible notes payable to related parties in the amount of $200,000. These notes are unsecured, bear interest at 10% and mature on April 4, 2024. On or before the maturity date, the noteholders have the option to convert the full amount due under the convertible note agreements into common shares at a price of $0.01 per share, plus accrued unpaid interest. The note holders of the convertible promissory notes received the benefit of a deemed conversion price that was below the estimated fair value of the Company’s common stock at the time of issuance. The fair value of this beneficial conversion feature was estimated to be $200,000. A debt discount was recorded in the amount of $200,000 and amortized to interest expense using the effective interest method over the term of the convertible promissory note. During the twelve months ended December 31, 2020, $200,000 of the convertible notes payable converted into 22,868,588 shares of common stock, including accrued unpaid interest. At December 31, 2020, the convertible notes payable with related parties principal balance was repaid in full.

On April 9, 2019, the Company acquired a convertible note payable to a related party in the amount of $533,500. This note is unsecured, bears interest at 4% and matures on July 1, 2020. This shall be reduced by monthly payments of $10,000 beginning on May 1, 2019. At any time during the term of this convertible note, the Noteholder has the option to convert the outstanding amount due into shares of the Company’ common stock at 15% discount. This convertible note has a default rate of 12% per year. On April 9, 2019, $400,000 of this convertible note payable was converted into 2,500,000 shares of common stock (see note 12) and the Company recorded a $14,999 loss on conversion of the note. Principal repayments of $77,386 and $56,114 were made during the periods ended December 31, 2019 and 2020, respectively. During the twelve months ended December 31, 2020, the convertible note principal balance with related party was repaid in full.

F-29

On July 1, 2019, the Company issued two convertible notes payable to related parties in the amount of $20,000. This note is unsecured, bears interest at 10% and matures on July 1, 2024 or the date that the Company raises $250,000 or more from outside investors, whichever is sooner. On or before the maturity date, the Noteholder has the option to convert the full amount due under this convertible note into common shares at a price of $0.01 per share, plus accrued unpaid interest. The holder of the above convertible promissory note received the benefit of a deemed conversion price that was below the estimated fair value of the Company’s common stock at the time of issuance. The fair value of this beneficial conversion feature was estimated to be $20,000. A debt discount was recorded in the amount of $20,000 and amortized to interest expense using the effective interest method over the term of the convertible promissory note. During the twelve months ended December 31, 2020, $20,000 of the notes payable with related parties converted into 2,306,858 shares of common stock, including accrued unpaid interest. During the twelve months ended December 31, 2020, the convertible notes payable with related parties was repaid in full.

(10) SBA PPP Loan

On April 20, 2020, the Company received loan proceeds in the amount of $154,673 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after eight weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the eight-week period.

The unforgiven portion of the PPP loan is payable over two years at an interest rate of 1%, with a deferral of payments for the first six months. The Company intends to use the proceeds for purposes consistent with the PPP. While the Company currently believes that its use of the loan proceeds will meet the conditions for forgiveness of the loan, it cannot assure you that it will not take actions that could cause the Company to be ineligible for forgiveness of the loan, in whole or in part.

As of December 31, 2020, no repayments have been made.

(11) Shareholders/ Equity

Common stock

On April 5, 2019, 25,000,000 shares of common stock were issued to the two founders of the Company as founders shares.

On April 9, 2019, a note payable in the amount of $400,000 was converted to 2,500,000 shares of common stock and the Company recorded $14,999 as a loss on conversion (see Note 9).

On April 11, 2019, the Company entered into an employment agreement with a former owner of a business sold to the Company (see note 3). Total stock compensation of $76,083 and $57,063 was recognized as of December 31, 2020 and 2019, respectively, based on the fair value of shares at April 11, 2019.

During the periods ended December 31, 2020 and 2019, 4,577,043 and 2,590,364 shares of common stock were sold for cash proceeds of $1,550,000 and $430,000 respectively.

F-30

During the twelve months ended December 31, 2020 and 2019, the Company issued 500,000 and -0- shares of common stock to executives and other employees as a signing bonus, respectively. The Company recorded stock-based compensation expense of $500,000 and $-0- during the twelve months ended December 31, 2020 and 2019, respectively.

During the twelve months ended December 31, 2020 and 2019, the Company issued 2,645,498 and -0- shares of common stock for sponsorship and consulting services, respectively. The Company recorded stock-based compensation expense of $2,645,498 and $-0- during the twelve months ended December 31, 2020 and 2019, respectively.

In November 2020, the Company issued 25,409,544 shares of common stock as conversion at $0.01 per share of previously issued convertible notes with related parties, including accrued interest.

The Company issued 100,000 shares of common stock on December 2, 2020 to a lender for debt financing. The Company recorded a discount on this issuance of $100,000 during the twelve months ended December 31, 2020.

Stock Options

Pursuant to certain notes payable agreements and sponsorship agreements entered into during the periods ended December 31, 2020 and 2019, 333,506 and 224,000 stock options were granted, respectively (see note 8).

The following table represents option activity during the periods ended December 31, 2020 and 2019:

	Number of	Weighted Average	Weighted Average Remaining Contractual Term
	Options	Exercise Price	(years)
Vested and Exercisable at March 28, 2019	—	$—
Options granted	224,000	0.34	4.5
Vested and Exercisable at December 31, 2019	224,000	0.34	4.5
Options granted	333,506	0.53	4.5
Vested and Exercisable at December 31, 2020	557,506	$0.45	4.1

As of December 31, 2020, there was a total of 557,506 stock options outstanding, all vested, of which 280,000 were granted to founders in connection with promissory notes issued by the Company and 277,506 granted in connection with sponsorship agreements. The options are exercisable for five years from the dates of grant, which were from July 2019 to December 2020. The options all vested immediately upon grant and have exercise prices ranging from $0.17 to $0.60. The options with sponsors could terminate earlier than five years if certain conditions occur. The sponsors will continue to be granted a total of 30,834 options per month until the Company completes its IPO, after which the sponsors will be granted fully vested shares for a total of $18,500 per month based on the closing share price on the date of grant.

The fair value of the stock options was determined using the Black-Scholes option pricing model with the following assumptions: i) risk free interest rate of approximately 2%, ii) expected life of 5 years, iii) dividend yield of 0%, iv) expected volatility range of approximately 204%-228%.

The intrinsic value of options outstanding at December 31, 2020 and 2019 was approximately $307,000 and $0, respectively.

(12) Commitments and Contingencies

On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical areas in which the Company operates. While it is unknown how long these conditions will last and what the complete financial effect will be to the company, to date, the Company is experiencing declining revenues from certain customers.

Additionally, it is reasonably possible that estimates made in the financial statements have been, or will be, materially and adversely impacted in the near term as a result of these conditions, including expected collections on receivables.

F-31

On February 19, 2020, the Company entered into an employment agreement with the seller of an acquired company. The agreement called for an annual salary of $100,000 with monthly commissions of 5% of gross margins to be paid contingent on bringing in revenues of $200,000 per month as well as a performance bonus of $500,000 of the Company’s common stock contingent at least $400,000 in revenues per month for at least three months in a row. The agreement also called for a signing bonus of $750,000 worth of the Company’s common stock to be valued based on the valuation of an initial public offering. In November 2020, the employment agreement was amended to include an increase in annual salary to $130,000 per year. In the amended agreement, the Company also acknowledged that both the $750,000 signing bonus and $450,000 in performance bonus had been fully earned. With the executed amendment, the Company recorded an additional $450,000 in bonus payable and stock compensation expense during the twelve months ended December 31, 2020, for a total of $1,200,000 reflected as an accrued liability at year-end.

On June 25, 2020, the Company entered into a Severance and Release Agreement with a former consultant in which restricted stock will be issued to the consultant in the amount of $300,000 following the close of an initial public offering. As at December 31, 2020, $300,000 was recorded as an accrued liability and a loss on settlement.

Litigation

The Company is subject to litigation claims arising in the ordinary course of business. The Company believes that it has adequately accrued for legal matters in accordance with the requirements of GAAP. The Company records litigation accruals for legal matters which are both probable and estimable and for related legal costs as incurred. The Company does not reduce these liabilities for potential insurance or third-party recoveries. As of December 31, 2020 and 2019, the Company is not aware of any litigation, pending litigation, or other transactions that would require disclosure under GAAP.

Lease Commitment

The Company is renting office space on a month to month arrangement and the related lease commitment is not significant to the consolidated financial statements.

(13) Business Combinations

EzFill FL, LLC

On April 9, 2019, the Company entered into an Asset Purchase Agreement with EzFill FL, LLC. This acquisition was considered an acquisition of a business under ASC 805.

As per the terms of this agreement, the company acquired certain assets, including four vehicles and related delivery equipment, software/mobile application, the Company’s logo, website and customer lists.

The seller was to be paid $100k of which, $35k was paid on the acquisition date and $65k to be paid out in 6 equal installments over a 6 month period as well as 100,000 shares of Balance Labs, Inc. common stock held by the Company. These shares were valued at the market price on the date of acquisition of $1.01 per share.

Additionally, a $140k cash payment was made on date of acquisition to the prior management company, a $533,500 convertible note was issued to the Company’s fuel supplier (see note 9), and the Company assumed vehicle notes in the amount of $113,281 (See note 7).

A summary of the purchase price allocation at fair value is below:

Purchase Allocation
Vehicles and delivery equipment	$157,093
Customer list	459,657
Mobile app	252,423
Trade name	52,699
Goodwill	108,707
$1,030,579

F-32

The purchase price was paid as follows:

Cash	$175,000
Shares of Balance Labs	101,000
Acquisition payable	65,000
Assumed notes payable	647,579
Assumed accounts payable	42,000
$1,030,579

Neighborhood Fuel, Inc

On February 19, 2020, the Company entered into an Asset Purchase Agreement with Neighborhood Fuel, Inc. This acquisition was considered an acquisition of a business under ASC 805.

As per the agreement, the Company purchased certain mobile fueling assets from Neighborhood Fuel, Inc. and assumed certain vehicle financing obligations. The Company purchased the assets with shares of the Company’s common stock equal to a purchase price of $750,000, to be paid on the earlier of the completion of the Company’s IPO or March 1, 2022. If the IPO occurs first, the seller will receive aggregate consideration in shares equal to $750,000 at the IPO price. If no IPO occurs by March 1, 2022, then the seller will receive aggregate consideration in shares equal to $750,000 based on a valuation of $35,000,000. The valuation of this contingent purchase price was performed using a Monte Carlo simulation that is to be revalued each period until settled. The initial fair value of these shares was $700,000 using the Monte Carlo simulation. At December 31, 2020, the fair value of these shares was $750,000 using the Monte Carlo simulation. The difference of $50,000 was recognized in earnings as a loss on change of fair market value at December 31, 2020.

A summary of the purchase price allocation at fair value is below.

Purchase Allocation
Customer list	$395,416
Vehicles	198,087
Non-Compete	858
Mobile app	251,891
Trade name	50,559
Goodwill	1,276
$898,087

The purchase price was paid as follows:

Common stock issuable	$700,000
Vehicle obligations	198,087
$898,087

F-33

Transaction costs related to the acquisitions were not material.

The accompanying unaudited pro forma combined statements of operations present the accounts of EzFill Holdings, Inc. and Neighborhood Fuel for the period from March 28, 2019 (inception) to December 31, 2019 assuming the acquisition occurred on March 28, 2019 (inception).

December 31, 2019 Summary Statement of Operations	EzFill Holdings	Neighborhood Fuel	Combined

Revenue	$1,221,285	$1,788,149	$3,009,434

Net Loss	$(701,994)	$(292,785)	$(994,779)

Net Loss per common share – basic and diluted	$(0.02)		$(0.03)

Weighted average common shares – basic and diluted	29,803,362		29,803,362

The accompanying unaudited pro forma combined statements of operations present the accounts of EzFill Holdings, Inc. and Neighborhood Fuel for the year ended December 31, 2020 assuming the acquisition occurred on January 1, 2020.

December 31, 2020 Summary Statement of Operations	EzFill Holdings	Neighborhood Fuel	Combined

Revenue	$3,586,244	$23,689	$3,609,933

Net Loss	$(7,254,006)	$(13,047)	$(7,267,053)

Net Loss per common share – basic and diluted	$(0.19)		$(0.19)

Weighted average common shares – basic and diluted	38,194,632		38,194,632

(14) Income Taxes

The components of the deferred tax assets at December 31, 2020 and 2019 were as follows:

	2020	2019
Deferred tax assets:
Stock-based compensation	478,922	-
Amortization of debt discount	19,125	-
Loss on settlement and change in fair value	76,500	-
Change in fair value	12,750	-
Intangibles	79,029	19,794
Net operating loss	1,364,501	160,627
Total gross deferred tax asset	2,030,828	180,421
Deferred tax liabilities:
Depreciation	(3,622)	(1,811)
Less: Valuation allowances	(2,027,206)	(178,610)
Net deferred tax asset	$-	$-

The Company has recorded various deferred tax assets and liabilities as reflected above. In assessing the ability to realize the deferred tax assets, management considers, whether it is more likely than not, that some portion, or all of the deferred tax assets and liabilities will be realized. The ultimate realization is dependent on generating sufficient taxable income in future years. The valuation allowance is equal to 100% of the net deferred tax asset. Given recurring losses, the Company cannot conclude that it is more likely than not that such assets will be realized, therefore a full valuation allowance has been recorded.

F-34

The components of the income tax benefit and related valuation allowance for the years ended December 31, 2020 and 2019 are as follows:

	2020	2019

Current	$-	$-
Deferred	(1,848,596)	(178,610)
Valuation allowance	1,848,596	178,610
Total Tax Provision	$-	$-

A reconciliation of the provision for income taxes for the years ended December 31, 2020 and 2019 as compared to statutory rates is as follows:

	2020	2019

Provision at federal statutory rate of 21%	(1,523,341)	(147,419)
Permanent differences, net	1,176	399
State income tax benefit	(326,430)	(31,590)
Change in valuation allowance	1,848,596	178,610
Total income tax provision	-	-

Net operating loss carryforwards at December 31, 2020 totaled approximately $5.4 million for tax purposes, which will be available to offset future taxable income.

(15) Subsequent Events

The Company evaluates subsequent events that occur after the balance sheet date through the date the financial statements were issued.

On April 5, the Company raised $115,000 from the sale of 115,000 shares to an investor.

On April 7, 2021, the Company entered into a Technology License Agreement, under which the Company will license proprietary technology that will enable the expansion of the Company’s service into certain other markets. Under the terms of the license, the Company issued 1,000,000 shares of its common stock to the licensor upon signing. The Company also issued 1,250,000 shares to the licensor in May 2021 upon the filing of a patent application related to the licensed technology. The Company will issue up to 3,450,000 additional shares to the licensor upon the achievement of certain milestones. In addition, the Company has granted stock options for 2,000,000 shares at an exercise price of $1.00 per share that will become exercisable for three years after the end of the fiscal year in which certain sales levels are achieved using the licensed technology. The Company has the option for four years after the achievement of certain milestones to either acquire the technology or acquire the licensor for the purchase price of 4,000,000 of its common shares. Until the Company exercise one of these options, it will share with the licensor 50% of pre-revenue costs and 50% of the net revenue, as defined, from the use of the technology.

On April 16, 2021, the Company raised $1,166,000 from debt financing and issued 400,000 warrants to the note holder.

F-35

6,250,000 Shares of Common Stock

EzFill Holdings, Inc.

PROSPECTUS

ThinkEquity

September 14, 2021

Through and including October 9, 2021 (25 days after the commencement of this offering), all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.